SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

                                 _______________


Date of Report (Date of earliest event reported) August 1, 1994


                          A. P. GREEN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                          0-16452                        43-0899374
(State or other                    (Commission                    (IRS Employer
jurisdiction of                   File Number)                   Identification)
incorporation)


   Green Boulevard, Mexico, Missouri                                    65265
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (314) 473-3626

                                   Page 1 of 3

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Item 2.   Acquisition or Disposition of Assets.

          Effective August 1, 1994 (the "Closing"), the Registrant acquired substantially all of the assets and assumed most of the liabilities of the refractory operations of General Refractories Company and its affiliated companies (collectively referred to as "General"). These operations include nine plants in the United States, a plant near Toronto, Canada and a 49% equity interest in two Colombian refractories companies.

          In addition to the assumption of designated liabilities, the Registrant paid General at Closing the $23,450,000 purchase price in cash. The purchase price had been agreed upon by the Registrant and General after arm's length negotiations. The purchase price was funded by the borrowing of $25,000,000 from a group of institutional lenders on July 29, 1994. The notes are unsecured and have a fixed interest rate of 8.55% per annum, with semi-annual interest payments commencing January 29, 1995. Annual principal repayments will commence July 29, 1996 and continue, in accordance with amortization schedules attached to each note, through July 29, 2001.

          The acquisition adds General's basic and silica refractory product lines to the Registrant's existing refractory products and expands the Registrant's sales opportunities in the steel, non-ferrous and international markets. The Registrant intends to continue to manufacture General's existing products.

Item 7.   Financial Statements and Exhibits.

          (a) Financial Statements. No financial statements of the acquired business of General have been provided as the U.S. refractory operations of General have not been combined for financial reporting purposes for at least the three most recently completed fiscal years and are not capable of being audited for the most recently completed fiscal year. The Registrant has determined after analyzing the financial books and records of the refractory operations of General that there could be no assurance that such financial statements would accurately reflect the financial condition, results of operations, cash flows or changes in stockholder's equity for General's refractory operations.

          (b) Pro Forma Financial Information. The Registrant has determined that it cannot present accurate pro forma financial information reflecting the acquisition of General's refractory operations for the same reasons as set forth in Item 7(a) hereof.

          (c) Exhibits. The following exhibits have been filed as part of this report:

          2.1 Asset Acquisition Agreement dated July 11, 1994 by and among General Refractories Company and certain of its affiliates and the Registrant and certain of its affiliates.

          10.1 Note Purchase Agreement dated July 28, 1994 by and between the Registrant and certain of its subsidiaries and the purchasers of the Notes.

                                       -2-

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   A. P. Green Industries, Inc.
                                           Registrant



                                   By    /s/ Gary L. Roberts
                                             Gary L. Roberts

                                   Vice President, Chief Financial
                                     Officer and Treasurer


Date:  August 12, 1994

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                                                                     Exhibit 2.1

                           ASSET ACQUISITION AGREEMENT

          THIS ASSET ACQUISITION AGREEMENT (this "Agreement"), made as of this 11th day of July, 1994, by and among GENERAL ACQUISITION CORPORATION, a Delaware corporation ("U.S. Buyer"), 1086215 ONTARIO INC., an Ontario corporation ("Canadian Buyer" and, collectively with the U.S. Buyer, the "Buyers"), GENERAL REFRACTORIES COMPANY, a Pennsylvania corporation ("GRC"), GENERAL REFRACTORIES COMPANY OF OHIO, an Ohio corporation ("GRC-Ohio"), GENERAL REFRACTORIES CO. OF CANADA LTD., a Canadian corporation ("GRC-Canada"), MAPLETON DEVELOPMENT, INC., an Ohio corporation ("Mapleton"), GRE HOLDING, INC., a Delaware corporation ("GRE Holding"), and DYNAMIC PRODUCTS CORPORATION, a Pennsylvania corporation ("Dynamic") (GRC, GRC-Ohio, Mapleton, GRE Holding and Dynamic are sometimes herein referred to individually as a "U.S. Seller" and collectively as "U.S. Sellers" and, collectively with GRC-Canada, the "Sellers," and individually the "Seller").

                                    RECITALS

          WHEREAS, each of the Sellers owns assets or operates a refractories business (collectively, hereinafter referred to as the "Business"); and

          WHEREAS, Sellers desire to sell, assign, convey and transfer to U.S. Buyer and Canadian Buyer, and U.S. Buyer and Canadian Buyer desire to acquire, certain assets relating to the Business pursuant to the terms and conditions of this Agreement including certain stock holdings owned by GRE Holding in Empresa de Refractarios Colombianos S.A. ("Empresa") and Materiales Industriales S.A. ("Materiales" and collectively, the "Colombian Corporations"); and

          WHEREAS, each of the parties hereto desires to set forth certain representations, warranties, covenants and indemnity obligations, and to establish certain closing conditions, made to induce the others to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

          1.1 Description of Assets. At the Closing on the Closing Date (as each term is defined in Article 5 hereof), subject to the terms and conditions set forth in this Agreement, (i) each of U.S. Sellers shall sell to U.S. Buyer, and U.S. Buyer shall purchase from each of U.S. Sellers, and (ii) GRC-Canada shall sell to Canadian Buyer, and Canadian Buyer shall purchase from GRC-Canada, all of the following categories of assets and properties of such Seller as of the Closing Date, free and clear of all liens, mortgages, security interests and encumbrances except Permitted Encumbrances (as hereinafter defined), whether or not reflected on the books and records of such Seller, unless excluded pursuant to Section 1.2 below (collectively, the "Assets" and, with respect to the Assets to be purchased by U.S. Buyer, the "U.S. Assets" and, with respect to the Assets to be purchased by Canadian Buyer, the "Canadian Assets"):

               (a) All inventory of raw materials, work-in-process, finished goods, manufacturing supplies, and packaging supplies related to Sellers' respective Businesses;

               (b) All notes receivable and trade accounts receivable related to Sellers' respective Businesses (it being understood that amounts due from any related party of a Seller shall be eliminated by Sellers as of or prior to the Closing Date except for any intercompany balance between GRC and GRC-Canada and the payable to RGP Holding, Inc. described in Section 1.3 of this Agreement);

               (c) All prepaid expenses, deposits and rights to credits or refunds related to Sellers' respective Businesses (other than income tax refunds, prepaid taxes and prepaid insurance under policies not assumed by Buyers);
               (d) All real property and improvements owned by Sellers, all fixtures, machinery, equipment and conduits providing fire protection, security, heat, exhaust, ventilation, air conditioning, electricity, light, plumbing, gas, sewer and water at each of the locations of such real property; all privileges, rights, easements, hereditaments and appurtenances to such real property; and all of Sellers' right, title and interest in and to any streets, alleys and passages benefiting or appurtenant to such real property, including, without limitation, with respect to U.S. Sellers, the real property and improvements located at the addresses set forth on Schedule 1.1(d)(i) annexed hereto, and the real property in Middletown, Pennsylvania (the "Middletown Property"), that is currently owned by Dynamic and leased to GRC (but the ownership of which will be transferred to U.S. Buyer at Closing) and, with respect to GRC-Canada, the real property and improvements located at the addresses set forth on Schedule 1.1(d)(ii) annexed hereto (collectively, the "Real Property"); provided, however, that at the Closing, U.S. Buyer will lease to GRC or its designee (which shall be affiliated with GRC at the Closing Date and thereafter through the term of the lease) on a rent-free basis: (i) with respect to the Middletown Property, and for so long as U.S. Buyer or any of its affiliates utilizes such property, 15,000 square feet of contiguous and enclosed space and one office, such space to be used for the storage of minerals, machinery and equipment and as an office; (ii) with respect to the office building located in Pittsburgh, Pennsylvania, one office for the use of GRC for a period of five years from and after Closing; and (iii) with respect to the Real Property located in or near Troup, Texas, 5,000 square feet of contiguous and enclosed space and one office, such space to be used for the storage of minerals. Any services performed by U.S. Buyer or any of its affiliates at the request of and for GRC or its affiliates in connection with the use of the foregoing leased premises by GRC or its affiliates (for example, forklift use, in/out movement of pallets, etc.) shall be billed to GRC or its affiliated designee at competitive rates. GRC or its affiliated designee shall not in any way interfere with U.S. Buyer's use of the remainder of the premises, and Buyers shall permit full and free access and use of such leased premises by GRC and its affiliates. GRC or its affiliated designee understand that U.S. Buyer and its affiliates may vacate the premises at Troup, Texas at any time, at which time such rent-free tenancy shall terminate;

               (e) Subject to any required consents, Sellers' right, title and interest in and to all leases of real property used or usable by Sellers in their respective Businesses including, without limitation, with respect to U.S. Sellers, the leases of real property described on Schedule 1.1(e)(i) annexed hereto and with respect to GRC-Canada, the leases of real property described in
Schedule 1.1(e)(ii) annexed hereto, together with all deposits relating thereto (collectively, the "Real Property Leases");

               (f)  All  plant,  property  and  equipment  and   other  tangible
personal property used or usable by Sellers in their respective Businesses, including leasehold improvements, furniture, furnishings, machinery, vehicles, kilns, storage containers, tools, manufacturing supplies and office supplies, and all related spare parts and warranty rights relating thereto (collectively, "Fixed Assets");

               (g) Subject to any required consents, Sellers' right, title and interest in and to all leases of machinery, equipment, vehicles or other tangible personal property used or usable by Sellers in their respective Businesses including, without limitation, with respect to U.S. Sellers, the leases described on Schedule 1.1(g)(i) annexed hereto, and, with respect to GRC-Canada, the leases described in Schedule 1.1(g)(ii), together with all deposits relating thereto (collectively, the "Personal Property Leases");

               (h) Subject to any required consents, Sellers' right, title and interest in and to all written bids, sales orders, sales contracts, supply contracts and other contract rights of Sellers related to Sellers' respective Businesses except for any contract rights as are specifically identified as excluded on Schedule 1.1(h) and Schedule 13.22(a) annexed hereto (collectively, the "Contract Rights");

               (i) Sellers' right, title and interest in and to all service marks, trademarks, trade names, logos, patents, copyrights, license arrangements, discoveries and other know-how as more specifically described in
Schedule 1.1(i) annexed hereto (collectively, "Intellectual Property"), and all applications therefor, used or usable in Sellers' respective Businesses in the United States or in Canada, whether or not registered;

               (j) All designs, models, prototypes, plans, specifications, drawings and everything related thereto; all of Sellers' sales materials, catalogs and advertising materials; all records and files pertaining to Sellers' customers and suppliers, including without limitation customer and supplier lists, mailing lists, sales records, correspondence with customers, customer files and account histories, and records of purchases from and correspondence with suppliers; and all business records, financial records (other than those relating to income taxes and corporate and confidential records), computer software and other books and records, all as related to Sellers' respective Business; and

               (k) All of the shares of capital stock of Empresa and Materiales owned beneficially or of record by Sellers, such shares being all of the shares owned beneficially or of record by Sellers and constituting 49% of the outstanding shares of capital stock of Empresa and of Materiales, respectively as of the date of this Agreement, such shares to be sold to and purchased by U.S. Buyer.

          1.2 Excluded Assets. Notwithstanding the provisions of Section 1.1, Buyers shall not be entitled to purchase, nor shall Sellers be required to sell, any of the following assets (collectively, the "Excluded Assets"):

               (a) Income and franchise tax returns, information returns, reports, elections and work papers of any Seller, and any rights to income tax refunds and prepaid income taxes;

               (b) Any right and interest of any Seller in (i) any contract, agreement or commitment identified on Schedule 1.1(h) annexed hereto, and
(ii) this Agreement and any other agreements and instruments to be executed by such Seller in connection with the sale of its Assets and the other transactions contemplated by this Agreement;

               (c) Any and all of Sellers' insurance policies, including all rights to coverage, all proceeds and all prepaid insurance under such policies, except as set forth in Section 2.1(c) and Section 12.2(c) of this Agreement with respect to proceeds and except to the extent that insurance proceeds arising from and specifically related to Assumed Liabilities (as such term is defined in
Section 2.1 of this Agreement), other than Environmental Matters (as that term is defined in Section 3.12(d) hereof) that have been accrued or provided for in the April Balance Sheet (as that term is defined in Section 1.3 hereof) or that are disclosed in the environmental audits obtained by Buyers or that are otherwise disclosed to or known by Buyers on or before the Closing Date (the "Known Environmental Matters"), that are covered by Sellers' workers' compensation, general liability and automobile insurance policies, shall be paid by Sellers to Buyers immediately upon receipt of such proceeds less any copayments, deductibles, administrative and outside legal costs, retentions, loss limits, residual market loads, related taxes, state assessments and other payments to third parties incurred by Sellers in connection therewith;

               (d) Any right and interest of any Seller in the name "Grefco, Inc." and Sellers' respective corporate names, provided that Sellers (except GRE Holding and Dynamic) will grant to each of the Buyers an exclusive, perpetual license to use their corporate names for commercial purposes, and Sellers' will retain their corporate names solely for corporate purposes pursuant to the License Agreement in the form annexed hereto as Schedule 1.2(d);

               (e) The land, buildings, improvements, additions, appurtenances and systems located at 225 City Line Avenue, Bala Cynwyd, Pennsylvania and all right, title and interest of any Seller in and to any leases, subleases, deposits, pre-paid expenses and contracts relating thereto;

               (f) The computer hardware and software necessary for Sellers to conduct their nonrefractories business and described on Schedule 1.2(f) annexed hereto;

               (g) The corporate minute books, stock records and transfer ledger and corporate seal of each Seller and other books, records and documents relating to the corporate organization of each Seller or to the Excluded Assets or Retained Liabilities of each Seller (as such term is defined in Section 2.1(b) of this Agreement);

               (h) Those assets of Sellers (if any) which are specifically identified on Schedule 1.2(h). Sellers shall be entitled to retain copies of all documents, records and contracts which are part of the Assets sold to Buyer;

               (i) The receivable from McLouth Steel, as well as all receivables which have been fully reserved for or fully written off, such receivables being set forth on Schedule 1.2(i) annexed hereto as of April 30, 1994; and

               (j) All fully reserved or written off debits to accounts payable, such payables being set forth on Schedule 1.2(j) annexed hereto as of April 30, 1994.

          1.3 Purchase Price; Additional Payments at Closing. The aggregate consideration to be paid by Buyers to Sellers for the Assets (the "Purchase Price") shall be U.S. $23,450,000 to be paid at Closing by wire transfer of immediately available funds. The exact allocation of the Purchase Price between the U.S. Assets and the Canadian Assets shall be determined in the manner set forth in Section 1.4 to this Agreement. U.S. Buyer shall pay the portion of the Purchase Price allocated to the U.S. Assets and Canadian Buyer shall pay the portion of the Purchase Price allocated to the Canadian Assets. In addition, Buyers agree to reimburse Sellers at Closing in U.S. dollars by wire transfer of immediately available funds for the full amount of the payments made by Sellers prior to Closing for the purchase of the raw materials set forth on Schedule 1.3(a) annexed hereto. The $3,315,103 accrued on the combined balance sheet of U.S. Sellers as of April 30, 1994, which balance sheet along with the April 30, 1994 balance sheet of GRC-Canada are annexed hereto as Schedule 1.3(aa) (such balance sheets are collectively referred to herein as the "April Balance Sheet"), as due to RGP Holding, Inc. shall be payable by Buyers as follows:
$1,900,000 on October 1, 1994 and the balance on January 3, 1995.

          1.4 Purchase Price Allocation. Buyers and Sellers agree to use their best efforts to agree to allocate the Purchase Price between and among the U.S. Assets and the Canadian Assets prior to Closing. No Buyer or Seller shall take a position in any Return (as defined in Section 3.3(a)), or examination or other administrative or judicial proceeding relating to any Return, that is inconsistent with such allocation as may be agreed to by Buyers and Sellers.

                                    ARTICLE 2

                        ASSUMPTION OF CERTAIN LIABILITIES

          2.1  Assumed Liabilities.

               (a) At the Closing, and except as otherwise specifically provided in Section 2.1(b) hereof, (i) U.S. Buyer shall assume and agree to pay, discharge or perform, as applicable, all liabilities and obligations of U.S. Sellers in respect of the U.S. Assets and the Business, whether accrued, absolute, contingent or otherwise and (ii) Canadian Buyer shall assume and agree to pay, discharge or perform, as applicable, all liabilities and obligations of GRC-Canada in respect of the Canadian Assets and the Business, whether accrued, absolute, contingent or otherwise (the "Assumed Liabilities"). With respect to all Assumed Liabilities that are covered by Sellers' workers' compensation, general liability and automobile insurance policies as contemplated by Section 1.2(c) hereof, Buyers shall assume and be solely responsible for payment of all costs and expenses associated with the handling of claims thereunder, including, without limitation, costs of adjusters, legal fees, administrative costs, loss handling charges and related taxes.

               (b) Notwithstanding the provisions of Section 2.1(a), Buyers shall not assume or incur any liability or obligation under Section 2.1(a) or otherwise in respect of any of the liabilities or obligations described in clauses (1) - (6) below, and Sellers shall retain and do hereby agree to pay, discharge or perform such liabilities and obligations (the "Retained Liabilities"); provided, however, that U.S. Buyer shall assume all those liabilities and obligations of U.S. Sellers and Canadian Buyer shall assume all those liabilities and obligations of GRC-Canada, described below in clauses (4) through (6) which have been accrued or provided for in the April Balance Sheet, including, without limitation, any liabilities for Known Environmental Matters, but excluding those liabilities for Known Environmental Matters for fines and penalties, if any, assessed against Sellers for actions or inactions of Sellers prior to Closing by federal, state, provincial or local governmental authorities unless such fines or penalties result from Buyers' failure to take remedial action with respect to such Known Environmental Matters within a reasonable time after Closing ("Known Environmental Matters Fines and Penalties"):

               (1) any asbestos claims or asbestos liabilities relating to the production, sale or use of products manufactured, sold, used or distributed by Sellers prior to the Closing ("Asbestos Claims");

               (2) any federal, state, foreign, provincial or local income taxes of Sellers, or taxes payable by Sellers in connection with or as a result of closing the transactions under this Agreement;

               (3) any liabilities relating to: (A) Environmental Matters (as that term is defined in Section 3.12(d) hereof) that are not Known
     Environmental   Matters  or  (B)  Known  Environmental  Matters  Fines  and
     Penalties;

               (4) any liabilities or rights of Sellers under or pertaining to any lawsuits in which any Seller is a party;

               (5)  any  liabilities of Sellers relating to the Excluded Assets;
     and

               (6)  the  liabilities  and   obligations  of  Sellers,  if   any,
     identified on Schedule 2.1(b) annexed hereto.

               (c) Buyers agree to indemnify, defend and hold harmless Sellers from and against any and all claims, liabilities, damages, suits, actions and causes of action of whatsoever nature or character (the "Claims" herein) arising out of, connected with, or in any way related to all liabilities relating to Known Environmental Matters other than Known Environmental Matters Fines and Penalties. Sellers and Buyers have agreed to a reduction in the purchase price of $2,700,000 as a result of these Known Environmental Matters. Buyers' indemnification to Sellers set forth above is explicitly limited to the extent that Sellers have insurance coverage for any such Known Environmental Matters and that Sellers, in their sole discretion, determine to use such coverage for these Known Environmental Matters and that Sellers actually receive insurance coverage and proceeds therefor.

               Sellers may, at their sole discretion but without any obligation to do so, tender to one or more of their insurance carriers Claims that are presented to Sellers by Buyers or by any other party or governmental agency, and pursue, maintain or compromise any such claims for insurance coverage. Once the amount of insurance proceeds paid to satisfy all or any part of such Claims so tendered shall aggregate $1,000,000, Sellers must continue to tender all succeeding Claims until the aggregate amount of insurance proceeds paid to satisfy all or any part of such Claims equals $3,700,000, at which time Buyers will cease presenting any Claim or Claims to Sellers and will indemnify, defend and hold harmless Sellers from any and all Claims that were satisfied only in part or not at all by payment of insurance proceeds. Nothing herein contained shall be or be deemed to be a representation or warranty by Sellers that any Claims or Claims so tendered will be accepted for coverage or paid by any insurance carrier of Sellers.

               In the event Sellers determine to submit any such claims as provided above, it is agreed that:

               1. The first $2,700,000 of any net recoveries received of any insurance proceeds shall be paid to or retained by Sellers; and

               2. For insurance proceeds in excess of $2,700,000 of any net recoveries received and up to a total of $3,700,000 of any net recoveries received, such proceeds will be retained by or be paid to Buyers.

               All insurance proceeds that are received from Sellers' insurance carriers pursuant to tenders made by Sellers as herein provided shall be applied to pay, or in reimbursement of payment for, Claims for Known Environmental Matters.

               All obligations or payments that are incurred or made by Sellers for, as a result of, or in connection with the collection of insurance proceeds as provided herein, including, without limitation, fees and costs incurred in pursuing recovery of insurance policy proceeds, deductibles, self-insured retentions, retrospective premiums and all noncovered or uncollectible underlying limits requirements by reason of insurer insolvency or otherwise, shall be deducted from any recoveries.

               Buyers agree to provide Sellers with notice of all amounts spent with respect to the Known Environmental Matters, as well as all information, data, access to employees, and other related matters necessary for Sellers to substantiate and prosecute any claims for insurance coverage.

               Nothing herein contained, including, without limitation, Buyers' obligation to indemnify, defend and hold harmless Sellers with regard to Known Environmental Matters, shall be or deemed to be a waiver by Sellers of any right to insurance coverage under and pursuant to any insurance policy for any and all Claims that may be asserted against Sellers with respect to Known Environmental Matters.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each   Seller,  jointly  and  severally  with  each  other  Seller,  hereby represents and warrants to Buyers as follows as of the date of this Agreement:

          3.1  Status of Seller.

               (a) Corporate Existence and Status. Such Seller is a corporation duly incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of its jurisdiction of incorporation.

               (b)  Qualification.   Schedule 3.1(b) lists the  jurisdictions in
which such Seller is qualified to do business as a foreign or extra-provincial corporation. Such jurisdictions consist of all jurisdictions in which such qualification is necessary to avoid a material adverse effect on the Business of Sellers taken as a whole ("Material Adverse Effect").

               (c) Corporate Power. Such Seller has the corporate power to own and lease its properties and otherwise to conduct its business as currently conducted.

               (d) Ownership Interests. Except as reflected in Schedule 3.1(d), such Seller has no subsidiaries or any equity securities of, investment in or loans or advances to any business enterprise or person or any agreements or commitments for such (other than trade terms extended to customers in the ordinary course of business and travel advances to employees), and is not subject to any arrangement that could be treated as a partnership for federal income tax purposes to the extent any of the foregoing constitutes an Asset or Assumed Liability.

               (e)  Status Under Investment Canada Act.   Each of the Sellers is
a "NAFTA investor" for purposes of the Investment Canada Act.

               (f)  Authorization.   Subject in  each instance to  obtaining all
necessary consents and approvals as contemplated herein:

               (i) Such Seller has the right, power and authority to enter into this Agreement and each other agreement, instrument or other document required to be executed by such Seller hereunder (collectively, the "Other Agreements") and to consummate the sale of the Assets owned by it and the other transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and Other Agreements;

               (ii) The execution and delivery by such Seller of this Agreement and the Other Agreements to which it is a party, and the consummation by such Seller of the sale of the Assets owned by it and the other transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the Other Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of such Seller in compliance with all governing or applicable agreements, instruments or other documents (including its articles of incorporation and bylaws (as amended)) and applicable law; and

               (iii) This Agreement and the Other Agreements to which such Seller is a party constitute the valid and binding agreements of such Seller that are enforceable against such Seller in accordance with their respective terms.

               (g)  Absence of Violations or Conflicts.   Except as disclosed in
Schedule 3.1(g) and subject in each instance to obtaining all necessary consents and approvals as contemplated herein, the execution and delivery of this Agreement and the Other Agreements to which it is a party by such Seller and the consummation by such Seller of the sale of the Assets owned by it and the other transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements to which it is a party, do not and will not with the passage of time or giving of notice or both:

               (i)  constitute  a  violation  of,  be  in  conflict   with,
     constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other material adverse claim or interest other than Permitted Encumbrances (as such term is defined in Section 3.4(a) of this Agreement) upon any of the Assets under
     (A) any material contract, agreement, commitment, undertaking or understanding to which such Seller is a party or to which it or any of the Assets are subject or bound, (B) any judgment, decree or order of any governmental or regulatory authority to which such Seller or any of the Assets are subject or bound, (C) any applicable material law or regulation, or (D) any governing or applicable material agreements, instruments or other documents (including articles of incorporation and bylaws (as amended)); or

               (ii) create, or cause the acceleration of the maturity of, any Assumed Liabilities.

               (h)  No Governmental Consents Required.   Except as set  forth in
Schedule 3.1(h), no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on the part of such Seller is required in connection with its execution or delivery of this Agreement or the Other Agreements to which it is a party or the consummation of the sale of the Assets owned by it and the other transactions contemplated by, or other compliance with or performance under, this Agreement or such Other Agreements by such Seller.

          3.2  Financial Matters.

               (a) Financial Statements. The books and records of Sellers that have been used to derive the April Balance Sheet are complete and accurate in all material respects.

               (b) Absence of Undisclosed Liabilities. Except as disclosed in the April Balance Sheet or arising in the ordinary course of Seller's Business from May 1, 1994 through the Closing, and except for Retained Liabilities and other liabilities disclosed elsewhere in this Agreement or otherwise disclosed to Buyers prior to Closing, there are no other material liabilities or obligations which are part of the Assumed Liabilities.

               (c) Capital Leases. Schedule 3.2(c) lists (and designates) all lease agreements or other arrangements regarding the leasing of assets to such Seller which are (or should be) recorded on the April Balance Sheet as capital leases.

               (d) Absence of Certain Changes. Except as disclosed in the April Balance Sheet or arising in the ordinary course of Seller's business from May 1, 1994 through the Closing, there has not been any Material Adverse Effect on the Business, the Assets or the Assumed Liabilities and, without limiting the foregoing, there has not been:
               (i) any change in the assets, operations, liabilities, earnings, prospects, business or condition (financial or otherwise) of such Seller which has been or will be, individually or in the aggregate with other changes, materially adverse to the Business, taken as a whole;

               (ii) any increase in the compensation payable by such Seller to any director, officer, employee or agent of such Seller other than routine increases made in the ordinary course of business consistent with past practice, or any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or to the credit of any of such director, officer, employee or agent, or any employee welfare, pension, retirement or similar payment or arrangement made or agreed to by such Seller with respect to any such director, officer, employee or agent, other than pursuant to the existing plans disclosed on Schedule 3.9(a);

               (iii) any addition to, or modification of, any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, arrangement or practice described on
     Schedule 3.9(a), other than accruals made for fiscal year 1994 in accordance with the normal practices of such Seller and the extension of coverage to employees who became eligible after May 1, 1994;

               (iv) any sale, assignment or transfer (including without limitation any collateral assignment or the granting or permitting of any lien, encumbrance or other claim) of any of the Assets other than in the ordinary course of business or consistent with past practices;

               (v) any amendment, modification, waiver or cancellation of any debt owed to, or claim of, such Seller, or settlement by such Seller of any dispute involving any payment or other obligation due to or owed by such Seller to be made or performed after the Closing Date which constitutes an Asset or an Assumed Liability;

               (vi) any borrowing of money by such Seller (exclusive of draws on operating lines of credit in amounts not materially greater than such Seller's historical borrowing pattern), any increase in any existing indebtedness of such Seller, or the incurrence of any obligation or liability (whether absolute or contingent), other than current liabilities incurred in the ordinary course of such Seller's Business which constitutes an Assumed Liability;

               (vii)     any   payment  of  any  obligation   or  liability
     (whether absolute or contingent), other than current liabilities reflected in the April Balance Sheet and current liabilities incurred since April 30, 1994 in the ordinary course of such Seller's Business;

               (viii)    any capital  expenditure or  commitment to  make a
     capital  expenditure   (exclusive  of   expenditures   for  repair   or
     maintenance  of equipment  in  the  ordinary  course of  such  Seller's
     Business);

               (ix) any incurrence of any extraordinary loss or knowing waiver of any rights of substantial value by such Seller in connection with an aspect of its Business whether or not in the ordinary course of such Seller's Business;
               (x)  any  cancellation,  termination  or  amendment by  such
     Seller  of   any  material  contract,   agreement,  license   or  other
     instrument to which such Seller is a party or by which it is bound which constitutes an Asset or an Assumed Liability;

               (xi) any merger or consolidation of such Seller into or with any other corporation or enterprise, or any corporate action by such Seller toward or effecting such a merger or consolidation or a complete or partial liquidation or dissolution of such Seller or any material portion of its assets (other than as contemplated by this Agreement);

               (xii) any failure on the part of such Seller to operate its Business in the ordinary course so as to preserve its Business organization intact in all material respects, including the services of its key officers and professional staff and the goodwill of its suppliers, customers and others having business relations with such Seller; or

               (xiii) any agreement by or commitment of such Seller to do or permit any of the foregoing.

               (e) Value of Canadian Assets. Neither the value of the Canadian Assets nor the annual gross revenues from sales in or from Canada generated by the Canadian Assets, each as set out in the audited financial statements of GRC-Canada for the year ended April 30, 1994, is greater than Cdn $35 million and neither GRC-Canada nor any affiliate thereof has been a party to, or affected by, any transaction or event the consequences of which would be to increase such value of the Canadian Assets or such annual gross revenues to an amount greater than Cdn $35 million.

          3.3 Taxes. Notwithstanding anything in this Agreement to the contrary, this Section 3.3 shall not apply with regard to any Tax or Taxes (as such terms are defined in this Section 3.3) to the extent that from and after the Closing, the Assets are not subject to a lien for such Tax or Taxes, and Buyers or their affiliates are not liable for such Tax or Taxes.

               (a)  Definitions.  For purposes of this Agreement:

               (i)  The term "Code" shall mean the Internal Revenue Code of
     1986,  as amended.   All  citations to the  Code or to  the regulations
     promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

               (ii) The term "ITA" means Income Tax Act (Canada), as amended from time to time, and the term "ETA" means Part IX of the Excise Tax Act (Canada), as amended from time to time.

               (iii) The term "Returns" shall mean, collectively, all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of, any Taxes and the term "Return" means any one of the foregoing Returns.

               (iv) The term "Taxes"  shall mean (A) all net  income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial,  state,  provincial,  local  or  foreign  government;  and
     (B) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Return; and the term "Tax" shall mean any one of the foregoing Taxes. Notwithstanding the foregoing, however, when used with reference to a specified person (for example and without limitation, "Taxes of Seller"), the terms "Taxes" and "Tax" shall include only those amounts for which such person is, or could become, liable in whole or part (including, without limitation, any obligation in connection with a duty to collect, withhold, or pay over any Tax, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnify or pay the Tax obligations of another person).

               (b) Returns Filed and Taxes Paid. Except as otherwise set forth in Schedule 3.3 annexed hereto, (i) each Seller has duly filed or caused to be filed, on or before the due date thereof (determined without regard to any extensions), with the appropriate taxing authorities, all Returns that it is required to file; (ii) each such Return (including any amendment thereto) is true, correct, and complete in all material respects; (iii) all Taxes of such Seller due with respect to, or shown to be due on, each such Return (or amendment) or subsequent assessment with regard thereto, have been timely paid; and (iv) there is no valid basis for the assessment of any deficiency with regard to any such Return. No other Taxes of such Seller are due with respect to any taxable periods or portions of periods ending on or before the Closing Date. There are no liens, attachments, or similar encumbrances on any of the Assets with respect to any Taxes, other than liens for Taxes of such Seller that are not yet due and payable. Except as set forth in Schedule 3.3, there are no pending or, to the knowledge of Seller, threatened audits, investigations, claims, proposals or assessments for or relating to any Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that could result in any additional amount of Taxes. No extension of a statute of limitations relating to Taxes is in effect.

               (c) Miscellaneous. Except as otherwise set forth in Schedule 3.3, to the knowledge of Seller, none of the Assets (i) is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code; or (ii) directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code. Unless otherwise set forth in Schedule
3.3 and except for GRC-Canada, Seller is not a "foreign person" (as the quoted term is defined in section 1445(f)(3) of the Code). To the knowledge of Seller, the transactions contemplated by this Agreement are not subject to the tax withholding provisions of Code section 3406 or of any other comparable provision of law.

               (d)  GST Registration.   GRC-Canada is duly registered  under the
ETA, and its registration number under the ETA is R101981108.

               (e)  Residency Under ITA.   GRC-Canada is  not a non-resident  of
Canada for purposes of Section 116 of the ITA.

          3.4  Real and Personal Property.

               (a) Real and Personal Property. For purposes of this Agreement, "Property" or "Properties" collectively refers to those real properties owned or used by Seller and included with the Assets of such Seller. Schedule 1.1(d)(i) and (ii) annexed hereto lists all of the Properties. On the Closing Date:
(i) such Seller has good and marketable title to all of the Properties and Fixed Assets owned by it; and (ii) none of the Properties or Fixed Assets is subject to any lien, claim or other encumbrance whatsoever, except (A) liens for taxes not yet due and payable, (B) liens shown and described in the April Balance Sheet, and (C) (1) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen and the like, (2) easements, building restrictions, rights of way, reservations and such similar encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the use thereof in the Business of Sellers, and (3) liens, claims, encumbrances or other exceptions which are identified on the title insurance policies issued in accordance with the procedures set forth in Section 7.3 of this Agreement (collectively, "Permitted Encumbrances"). To the knowledge of Seller, no part of the Properties is "tax-exempt use property" under Section 168(h) of the Code.

               (b) Leases; Subleases. For purposes of this Agreement, "Lease" means any written or oral lease, sublease or rental agreement (and any related contract, agreement, commitment, arrangement, undertaking or understanding) included as part of the Assets and all amendments, modifications and supplements thereof and waivers and consents thereunder pursuant to which such Seller leases, subleases or rents any real or personal property, either as lessor, lessee, landlord or tenant. Schedule 3.4(b) annexed hereto lists all Leases, except those which (i) can be cancelled by such Seller upon 30 or fewer days' notice without penalty or the acceleration of rentals, (ii) do not grant an option to purchase the leased property, or (iii) involve an annual rental of $10,000 or less. Schedule 3.4(b) describes all oral Leases required to be disclosed in Schedule 3.4(b), and true and complete copies of all written Leases required to be disclosed shall be made available prior to the Closing to Buyers. With respect to each of the Leases: (A) neither such Seller nor, to the knowledge of Seller, any other party is in material default in connection with such Lease; (B) no act or event has occurred which, with notice or lapse of time or both, would constitute a material default under such Lease with respect to such Seller or, to the knowledge of Seller, any other party; (C) there is no basis for any claim of material default under such Lease with respect to such Seller or, to the knowledge of Seller, any other party; (D) such Seller has not given or received any notice of cancellation or termination in connection with such Lease; (E) such Lease is the valid and binding agreement of the parties which is in full force and effect and is enforceable in accordance with its terms, except with regard to the other party or parties to such Lease, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and general principles of equity;
(F) except as disclosed in Schedule 3.4(b) annexed hereto, such Leases will require consents of the other parties thereto in order to be assigned to Buyers hereunder; and (G) to the knowledge of Seller, such Lease is a "true" lease for federal income tax purposes.

               (c) Adequacy; Condition. Except as set forth in Schedule 3.4(c) annexed hereto and except as otherwise disclosed to Buyers prior to the Closing:
(i) such Seller has not received notice of violation (which has not been cured) of, and to the knowledge of Seller, such Seller is in compliance with, all applicable material building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits, health and safety codes or other requirements in respect of any of the Properties or any of the properties subject to a Lease (and such Seller's current use of such properties does not constitute a nonconforming use); and (ii) there are no outstanding requirements or recommendations by fire underwriters or rating boards, any insurance companies or holders of mortgages or other security interests that have been communicated to Sellers within the current year or the last three full calendar years requiring or recommending any repairs or work to be done with reference to any of the Properties or the properties subject to a Lease.

               (d) All Necessary Properties. The Properties and the Leases (together with the intangible properties disclosed, or not required to be disclosed, pursuant to Sections 3.5 and 3.6 of this Agreement) of such Seller constitute all of the properties which such Seller uses in connection with the operation of its Business as presently conducted.

               (e) Accounts Receivable. The net accounts receivable as reflected in the April Balance Sheet are valid and have arisen in the ordinary course of Seller's Business and are for goods sold or services rendered by Seller.

               (f)  Inventories.   The  inventories as  reflected  in the  April
Balance Sheet were acquired and have been maintained in the ordinary course of Seller's Business.

          3.5  Intellectual  Property; Patents;  Trademarks, Trade  Names.   All
Intellectual Property and all contracts, agreements, commitments and understandings relating to the use or license of technology, know-how or processes by such Seller that are known to Seller and included as part of the Assets (the "Intellectual Property Licenses") are listed in Schedule 1.1(i) annexed hereto. Except as disclosed in Schedule 3.5: (a) such Seller owns, or has the sole and exclusive right to use, all Intellectual Property, whether under Intellectual Property Licenses or otherwise, used in the ordinary conduct of its business; (b) the consummation of the sale of the Assets and the other transactions contemplated by this Agreement will not alter or impair any such rights; and (c) no Intellectual Property owned, licensed or used by such Seller, or Intellectual Property License of such Seller is the subject of a lawsuit or any other proceeding, nor, within the three most recently completed fiscal years of Sellers, has any party challenged or, to the knowledge of Seller, threatened to challenge such Seller's right to use such Intellectual Property or Intellectual Property License or application for any of the foregoing; and there is no basis for any such challenge.

          3.6  Loans and Contracts.

               (a)  Indebtedness.   Schedule 3.6(a) annexed  hereto sets  forth,
with respect to any of the following constituting an Asset or an Assumed

Liability, (i) a complete and accurate list or description of all instruments or other documents ("Debt Instruments") relating to any direct or indirect indebtedness for borrowed money of such Seller, as well as indebtedness by way of industrial development bonds, capital leases, lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by such Seller and (ii) a list of all loans of money to officers, employees or shareholders of such Seller (specifically excluding travel and similar advances in the ordinary course of such Seller's Business).

               (b) Other Contracts. Schedule 3.6(b) annexed hereto, with respect to any of the following constituting an Asset or an Assumed Liability, lists each contract, agreement, commitment, arrangement, undertaking or understanding of the type listed below (except where the same does not call for the payment or receipt by such Seller of cash or other property or services having a value in excess of $10,000) to which such Seller is a party or bound or to which it or its property is subject, whether written or oral ("Contract," but such list and the term "Contract" shall not include Leases, Intellectual Property Licenses, Debt Instruments, Insurance Policies and employee-related matters of Sellers disclosed elsewhere in this Agreement):

               (i) for the purchase or rental of materials, inventory and supplies by such Seller entered into in the ordinary course of such Seller's Business which individually exceed $10,000 and which are not reasonably expected to be fully performed within 30 days of their respective dates;

               (ii) for the purchase of services by such Seller entered into in the ordinary course of such Seller's Business which are not reasonably expected to be fully performed within 30 days of their respective dates;

               (iii) that were entered into in the ordinary course of such Seller's Business and involve, or are reasonably expected to involve, an amount in excess of $10,000 and which are not reasonably expected to be fully performed within 30 days of their respective dates;

               (iv) for matters not in the ordinary course of such Seller's Business;

               (v)  making  such Seller  liable,  by  guaranty,  suretyship agreement, indemnification agreement, contribution agreement or otherwise, upon or with respect to, or obligating it in any way to provide funds in respect of, or obligating it to guarantee, serve as surety for or assume, any debt, dividend or other liability or obligation of any person, corporation, association, partnership or other entity (except endorsements made in the ordinary course of such Seller's Business in connection with the deposit of items for collection);

               (vi) granting a power of attorney;

               (vii)     relating  to   participation  in   a  cooperative,
     partnership or joint venture;

               (viii)    imposing confidentiality requirements;

               (ix) restricting or limiting the freedom of such Seller to compete in any line of business;

               (x)  involving   any  hedge   arrangement   against  foreign
     currency fluctuations; and

               (xi) involving any letters of credit.

Schedule  3.6(b)  describes all  oral  Contracts  required  to be  disclosed  in
Schedule 3.6(b), and true and complete copies of all written Contracts (as amended) required to be disclosed in Schedule 3.6(b) will be made available prior to Closing to Buyer.

               (c) Insurance. All insurance policies of such Seller now in force (including comprehensive general liability, personal and professional liability, comprehensive general casualty and extended coverage, automobile, boiler and machinery, fire and lightning, marine, endowment, life, and worker's compensation) ("Insurance Policies"), to the extent available, have been disclosed to Buyers, and true and complete copies of such policies, to the extent available, will be provided or made available to Buyers prior to Closing.

               (d) Status. Except as disclosed on Schedule 3.6(d) annexed hereto or in the documents referred to therein, with respect to any of the following constituting an Asset or an Assumed Liability, within the three most recently completed fiscal years of Sellers: (i) such Seller has not assigned any material rights or obligations under (and is not otherwise restricted for any reason from enjoying the full benefits under) any Intellectual Property License, Debt Instrument or Contract; (ii) neither such Seller nor, to the knowledge of Seller, any other party is in material default in connection with any Intellectual Property License, Debt Instrument or Contract; (iii) no act or event has occurred which, with notice or lapse of time or both, would constitute a material default by Seller or, to the knowledge of Seller, by another party under any Intellectual Property License, Debt Instrument or Contract; (iv) there is no basis for any claim of material default by Seller or, to the knowledge of Seller, by another party under any Intellectual Property License, Debt Instrument or Contract; (v) such Seller has not received or given any notice of cancellation or termination in connection with any Intellectual Property License, Debt Instrument or Contract; (vi) each Intellectual Property License, Debt Instrument and Contract is the valid and binding agreement of the parties thereto which is in full force and effect and is enforceable in accordance with its terms except, with regard to the other party or parties to such instrument, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and general principles of equity;
(vii) no Intellectual Property License, Debt Instrument or Contract will be affected by, or require the consent of or payment to any other party to avoid an event of default, an event of termination or other adverse effect with respect to such Intellectual Property License, Debt Instrument or Contract (assuming that any required notice of default or termination has been given and any periods for cure have expired) by reason of the transactions contemplated by this Agreement except that each of the foregoing will require the consent of the other parties thereto to the assignment to Buyer, except as otherwise disclosed in Schedule 3.6(d); and (viii) such Seller has not received any communication proposing any termination, amendment or change to any Intellectual Property License, Debt Instrument or Contract.

          3.7 Officers and Directors; Employment Relationships. Sellers will make available to Buyers prior to Closing a true and complete list of the employees of such Seller as of April 30, 1994, except for the employees located in Sellers' Bala Cynwyd and Audubon, Pennsylvania offices, setting forth each employee's compensation, date of hire and whether or not contributions are made for him and/or whether he is otherwise entitled to benefits under the employee benefit plans, programs and arrangements described in Section 3.9. Except as will be disclosed on such list, such Seller has no obligations, contingent or otherwise: (i) under any employment contract, agreement, commitment, undertaking, understanding, plan, program, policy or arrangement; (ii) under any bonus, incentive or deferred compensation contract, agreement, commitment, undertaking, understanding, plan, program, policy or arrangement (including one for severance or other payments conditioned upon a change of control or sale of such Seller); (iii) under any pension, profit-sharing, stock purchase or any other such plan, program or arrangement; or (iv) under any arrangement that has resulted or could result in the payment of any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

          3.8  Canadian Employees.

               (a) All payments required to be made to or in respect of employees or former employees of GRC-Canada (or any predecessor thereof) as a result of any Canadian employment law, statute or as a matter of common law, have been made or have been accrued for on the April Balance Sheet as required by such act or common law. In addition, all payments required to be made in trust to the Director of Employment Standards appointed under the Employment Standards Act (Ontario) and in respect of termination and/or severance pay under the Employment Standards Act (Ontario) in respect of the employees of GRC-Canada have been made as required by such Act, except with respect to any such termination and/or severance pay for GRC-Canada's employees not hired by Canadian Buyer for which Canadian Buyer shall be responsible pursuant to Sections 13.21 and 13.23(d) hereof.

               (b) Except as set out on Schedule 3.8, (i) to the knowledge of Sellers, there are no appeals pending either before the Workers' Compensation Board or the Workers' Compensation Appeals Tribunal involving GRC-Canada; (ii) all levies, assessments and penalties made against GRC-Canada pursuant to the Workers' Compensation Act (Ontario) have been paid or settled by GRC-Canada;
(iii) GRC-Canada is currently in Rate 485, Group 85, Class 64, Account Number 1066714, Firm Number 066413E for workers' compensation purposes in the Province of Ontario; (iv) there has been no change in the rating assessment applicable to GRC-Canada or the Business under the Workers' Compensation Act (Ontario) during the past five years; and (v) to the knowledge of Sellers, GRC-Canada is not being audited by the Workers' Compensation Board of Ontario. Nothing herein obligates the Canadian Buyer to assume GRC-Canada's Workers' Compensation accident cost history, except as may be required by applicable Canadian law.

               (c) No notice has been received by Sellers regarding, and, to the knowledge of Sellers, there is not pending or threatened, any complaint or claim filed by any employee of GRC-Canada, and there are no outstanding orders, charges or claims against GRC-Canada, under any Canadian Employment Law Statute.

               (d) The term "Canadian Employment Law Statute" means the Ontario Labour Relations Act, the Ontario Human Rights Code, the Occupational Health and Safety Act (Ontario), the Pay Equity Act (Ontario), the Employment Standards Act (Ontario), the Pension Benefits Act (Ontario), the Workers' Compensation Act (Ontario), the Unemployment Insurance Act (Canada) and the Criminal Code (Canada).

          3.9  Employee and Fringe Benefit Plans.

               (a) U.S. Employee Plans. Except as set forth in Schedule 3.9(a) annexed hereto, such U.S. Seller does not maintain, is not required to maintain or contribute to and does not otherwise participate in (and has not within the last five years maintained, contributed to or otherwise participated in) either
(i) any employee pension benefit plan ("U.S. Pension/Profit Sharing Plan"), any employee welfare benefit plan ("U.S. Welfare Plan") or any multi-employer plan ("U.S. Multi-Employer Plan") (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including any pension, profit sharing, retirement or thrift plan, or (ii) any other compensation, welfare, fringe benefit or retirement plan, program, stock purchase or stock option plan, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, providing for benefits for or the welfare of any or all of the current or former employees or agents of such U.S. Seller or their beneficiaries or dependents (all of the foregoing in items
(i) and (ii) being referred to herein collectively as the "U.S. Employee Plans" and together with all Canadian Pension Plans and Canadian Employee Plans (as defined below) being referred to herein collectively as "Employee Plans" and individually as an "Employee Plan"). A copy of each written U.S. Pension/Profit Sharing Plan or U.S. Welfare Plan, as amended, the most recent Internal Revenue Service ("IRS") determination letter issued with respect to each U.S. Pension/Profit Sharing Plan, a copy of the latest actuarial valuation (if any) for each such U.S. Pension/Profit Sharing Plan, the most recent annual reports on the Form 5500 series, with each trust agreement and/or insurance contract or other funding arrangement, if any, with respect to each U.S. Employee Plan covering employees of such U.S. Seller, and the most recent summary plan description as defined under ERISA for each U.S. Pension/Profit Sharing Plan and U.S. Welfare Plan will be made available to Buyers prior to Closing.

               (b) GRC-Canada Employee Plans. Except as set forth in Schedule 3.9(b), GRC-Canada has no retirement, pension, bonus, stock purchase, profit
                                      -20-
sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation incentive or other compensation plan or arrangement or other employee benefit which is or has been in the last five years maintained, or otherwise contributed to or required to be maintained or contributed to, by GRC-Canada (or any predecessor thereof) relating to the Business or the Canadian Assets for the benefit of employees or former employees of GRC-Canada (or any predecessor thereof) (the "Canadian Employee Plans") and a true and complete copy of each of the Canadian Employee Plans (and any predecessor of such plans) has been furnished to Buyers, together with copies of all documents establishing or creating the Canadian Employee Plans, all amendments thereto, all trust agreements, insurance contracts, funding arrangements, subscription agreements and all reports, returns and filings in respect of the Canadian Employee Plans made or required to be made with any governmental or regulatory authority since January 1, 1990 will be made available to Buyers prior to Closing.

               (c) Qualifications. Each U.S. Employee Plan which is required to be qualified under section 401 or 501 of the Code in order to obtain full current deductibility of contributions for federal income tax purposes, is so qualified. Except as set forth in Schedule 3.9(c) annexed hereto, each Canadian Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by all laws, orders, rules, regulations and regulatory policies that are applicable to such Canadian Employee Plan, including, without limitation, the Income Tax Act (Canada) and the Pension Benefits Act (Ontario) and the regulations thereunder.

               (d) Accruals; Funding. The April Balance Sheet reflects, based upon the Final Reports on the Accounting for Pension Expense and Liabilities for the Fiscal Year Ended April 30, 1994 (prepared June 1994 by Godwins, Booke & Dickerson) the pension liabilities and assets for the U.S. Pension/Profit Sharing Plans, except those covering salaried employees. These Reports are based upon data as of January 1, 1994 and assets as of April 30, 1994. The April Balance Sheet reflects, for the Canadian Salaried Pension Plan and the Canadian Hourly Pension Plan, the pension liabilities and assets for such plans based upon the Report on the Actuarial Valuation of such plans for the fiscal year ended April 30, 1994, prepared by Robertson, Eadie, Olsen Associates, a copy of which report has been provided by Sellers to the Buyers.

               (e) Reporting and Disclosure. Except as disclosed or will be disclosed to Buyers prior to Closing, summary plan descriptions and all other reports, documents, statements and communications which are required to have been filed, published or disseminated under ERISA or other federal law and the rules and regulations promulgated by the United States Department of Labor under ERISA and the Treasury Department under the Code with respect to the U.S. Employee Plans have been filed, published or disseminated on a timely basis and, with respect to GRC-Canada and the Canadian Employee Plans, all reports, returns and similar documents (including applications for approval of contributions) with respect to any Canadian Employee Plan required to be filed with any government or regulatory authority or required to be distributed to any Canadian

Employee Plan participant have been duly and timely filed or distributed, as the case may be.

               (f)  Prohibited  Transactions;  Terminations;   Other  Reportable
Events. None of the U.S. Employee Plans, none of the trusts or arrangements created thereunder, and, to the knowledge of Seller, no trustee, custodian or administrator or any person or entity holding or controlling assets of any of the U.S. Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) in the current year or in the three most recent calendar years that has not otherwise been cured which could subject any of the U.S. Employee Plans, any trusts thereunder, any trustee, custodian or administrator thereof, or any person or entity holding or controlling assets of any of the U.S. Employee Plans or any person or entity dealing with them to any tax, penalty or other cost or liability of any kind. No termination, whether partial or complete, has occurred with respect to any U.S. Employee Plan disclosed (or required to be disclosed) in Schedule 3.9(a). No "reportable event" (as such term is defined in ERISA) has occurred with respect to any of the U.S. Employee Plans. To the knowledge of Sellers, there are no pending investigations by any governmental or regulatory authority involving or relating to any Canadian Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operations of the Canadian Employee Plans), suits or proceedings against any Canadian Employee Plan or against GRC-Canada asserting any rights or claims for benefits under any Canadian Employee Plan which could give rise to a material liability nor, to the knowledge of Seller, are there any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

               (g) Other. Except as disclosed or will be disclosed to Buyers prior to Closing, such Seller has fully complied with all of its obligations under each of the Employee Plans and any and all laws, rules, regulations, releases or orders applicable to the Employee Plans (including, with respect to the U.S. Employee Plans, all provisions of ERISA) in the current year and in the three most recent calendar years that has not otherwise been cured. No written notice has been received by such Seller since April 30, 1994 of any claim by any participant in the Employee Plans of any violation of such laws, and no such claims are pending or, to the knowledge of Seller, threatened.

               (h) Multi-Employer Plans. Except as disclosed on Schedule 3.9(h) annexed hereto, none of the U.S. Employee Plans are U.S. Multi-Employer Plans, and Seller has no liability, jointly or otherwise, for any withdrawal liability (potential, contingent or otherwise) under Title IV for a complete or partial withdrawal from any U.S. Multi-Employer Plan by any member of a controlled group of employers (as used in ERISA) of which such Seller is a member.

          3.10 Labor Relations. Except as described in Schedule 3.10 annexed hereto: (a) such Seller is (and since April 30, 1994 has been) in material compliance with all federal, state, provincial, local and other applicable law respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) there is (and since April 30, 1994 has been) no unfair labor practice, complaint, charge or other matter against or involving such Seller pending or, to the knowledge of Seller, threatened before any governmental authority; (c) there is no (and since April 30, 1994 has not been) labor strike, dispute, organizing effort, slow down, stoppage or other material labor difficulty pending, involving or threatened, against or affecting such Seller; (d) no representation question exists, or has existed since April 30, 1994 respecting the employees of such Seller; (e) no material grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending, and no claim therefor exists; and (f) there is (and since April 30, 1994 has been) no collective bargaining agreement which is binding on such Seller.

          3.11 Litigation  and  Other  Proceedings.    Except  as  disclosed  in
Schedule 3.11 with respect to any of the following constituting an Asset or an Assumed Liability, such Seller is not, and since April 30, 1994 has not been,
(i) engaged in, a party to, subject to or, to the knowledge of Seller, threatened with any claim, legal or equitable action, or other proceeding (whether as plaintiff, defendant or otherwise and regardless of the forum or the nature of the opposing party); (ii) to the knowledge of Seller, subject to any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other relief against such Seller which claim individually or collectively with such other unasserted claims if made would have a Material Adverse Effect; or (iii) a party to or subject to any judgment, order or decree against it or its assets. With respect to any matter required to be disclosed pursuant to this Section 3.11, there has been no reservation of rights by any insurance carrier, and no such reservation is, to the knowledge of Seller, threatened, concerning the coverage of such Seller.

          3.12 Compliance with Laws. Except as set forth in Schedule 3.12 annexed hereto and except as disclosed or will be disclosed to Buyer prior to Closing, to the extent any of the following would have a Material Adverse
Effect:

               (a) Generally. Such Seller is (and during the preceding five years has been) in compliance with all applicable law (including those involving antitrust, unfair competition, trade regulation, antipollution, environmental, employment, safety, health and food and drug matters). Without limiting the foregoing, such Seller has not at any time made any illegal payments for political contributions or any bribes or illegal kickback payments.

               (b) Charges or Violations. Such Seller is not (and during the preceding five years has not been) either charged with, in receipt of any notice or warning of, or, to the knowledge of Seller, under investigation with respect to, any failure or alleged failure to comply with any provision of any applicable law.

               (c) Permits. Without limiting the foregoing: (i) such Seller has all occupancy certificates and other licenses, permits and certificates ("Permits") required in connection with its ownership, possession, use, occupancy or operation of any of the Properties to the extent that any such properties constitute an Asset owned, leased or used by it; (ii) all of the Permits are in full force and effect; and (iii) such Seller is (and has been) in full compliance with the Permits.

               (d)  Environmental.

               (i) No person or party (including, but not limited to, any governmental or regulatory authority) has asserted any pending claim or, to the knowledge of Seller, has any basis for any action or proceeding against such Seller relating to any Environmental Matter (defined below). Such Seller has not received oral or written notice of, nor does such Seller have reason to believe there is, any existing or pending violation, citation, claim, order, direction, instruction or complaint relating to the Business of such Seller or any facility now or previously owned or operated by such Seller arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act (Clean Water Act), the Clean Air Act, the Powerplant and Industrial Fuel Use Act of 1978, the National Environmental Policy Act (Environmental Impact Statement), the Environmental Protection Act (Ontario), the Ontario Water Resources Act, the Gasoline Handling Act (Ontario), the Dangerous Goods Transportation Act (Ontario), the Canadian Environmental Protection Act and antipollution, waste control and disposal and environmental "cleanup" provisions of similar statutes of any governmental authority, and all regulations and standards enacted pursuant thereto and all permits and authorizations issued in connection therewith (collectively, "Environmental Matters").
               (ii) During the ownership of the subject Property by Seller and, to the knowledge of Seller, for all prior periods, no toxic or hazardous substances have been generated, transported, treated, stored, disposed of or released in, on or from or otherwise deposited in or on or allowed to emanate from any such facility (irrespective of whether such substances remain at the facility or were transferred to or otherwise disposed of off-site), including the surface waters and subsurface waters thereof, which may support a claim or cause of action under any federal, state, provincial, municipal or local environmental statutes, ordinances, regulations or guidelines. Sellers will disclose to Buyer prior to Closing the location, type and contents of all underground tanks at any facility now owned or operated by such Seller.

          3.13 Bank Accounts.   Schedule 3.13 lists all bank  accounts of Seller
relating to the collection of Seller's accounts receivable.

          3.14 Transactions  with Affiliates.   Except as disclosed  in Schedule
3.14 annexed hereto, with respect to any of the following constituting Assets or Assumed Liabilities, no shareholder, officer or director of such Seller, or, to the knowledge of Seller, any "affiliate" or "associate" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of any of the foregoing:

               (a)  has  been  a   party  to  any  lease,   sublease,  contract,
agreement, commitment, understanding or other arrangement of any kind whatsoever, involving any such person and such Seller which is not disclosed in
Schedule 3.14, or

               (b) owns directly or indirectly, in whole or in part, any property that such Seller uses or otherwise has rights in respect of, or

               (c) has any cause of action or other claim whatsoever against, or owes any amount to, such Seller other than (i) for compensation (including fringe benefits) to officers and employees disclosed pursuant to Section 3.7 and for reimbursement of ordinary and necessary expenses incurred in connection with employment by such Seller, (ii) for rights under the employee benefit plans disclosed pursuant to Section 3.9, and (iii) as otherwise disclosed pursuant to this Agreement.

          3.15 Commissions.   Except  as  disclosed  in  Schedule  3.15  annexed
hereto, no person, firm or corporation has asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement.

          3.16 Accuracy of Statements. No representation or warranty by such Seller in this Agreement or in any Exhibit, Schedule, certificate or other agreement, instrument or document furnished or to be furnished to Buyer pursuant to this Agreement or in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein not misleading which would result in a Material Adverse Effect.









                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Each Buyer, jointly and severally with the other Buyer, hereby represents and warrants to each Seller as follows:

          4.1  Status of Buyer.

               (a) Corporate Existence and Status. U.S. Buyer is a corporation duly incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of the State of Delaware. Canadian Buyer is a corporation duly incorporated, organized, entitled to conduct business and validly existing under the laws of the Province of Ontario. Each of the Buyers is a "NAFTA investor" for purposes of the Investment Canada Act.

               (b)  Authorization.

               (i)  Such Buyer has the right, power and authority  to enter into this  Agreement  and each  other  agreement,  instrument or  other document required to be executed by such Buyer hereunder (collectively, the "Other Agreements") and to consummate the purchase of the Assets and the other transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and the Other Agreements;

               (ii) The execution and delivery by such Buyer of this Agreement and the Other Agreements to which it is a party, and the consummation by such Buyer of the purchase of the Assets and the other transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the Other Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of such Buyer in compliance with governing or applicable agreements, instruments or other documents (including its articles of incorporation and bylaws (as amended)) and applicable law; and

               (iii) This Agreement and the Other Agreements to which it is a party constitute the valid and binding agreements of such Buyer that are enforceable against such Buyer in accordance with their respective terms.

               (c)  Absence of Violations  or Conflicts.  Except as disclosed in
Schedule 4.1(c) annexed hereto, the execution and delivery by such Buyer of this Agreement and the Other Agreements to which it is a party and the consummation by such Buyer of the purchase of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements to which it is a party, do not and will not with the passage of time or giving of notice or both, constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest upon any properties of such Buyer under (i) any contract, agreement, commitment, undertaking or understanding to which such Buyer is a party or to which it or any of its assets or properties are subject or bound, (ii) any judgment, decree or order of any governmental or regulatory authority to which such Buyer or any of its properties are subject or bound, (iii) to the knowledge of Buyer, any applicable law, or (iv) any governing or applicable agreements, instruments or other documents (including articles of incorporation and bylaws (as amended)).

               (d)  No  Governmental Consents Required.   Except as set forth in
Schedule 4.1(d) annexed hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority on the part of such Buyer is required in connection with its execution or delivery of this Agreement or the Other Agreements to which it is a party or the consummation of the purchase of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement or such Other Agreements by such Buyer.

          4.2 Commissions. No person, firm or corporation has asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement by reason of any act or omission of Buyers or any shareholder(s) thereof.


                                    ARTICLE 5

                            CLOSING AND CLOSING DATE

          5.1 Closing. The preclosing and closing (collectively, "Closing") of the sale of Assets and other transactions contemplated by this Agreement shall take place at the office of Schnader, Harrison, Segal & Lewis commencing at 9:00 a.m., local time, on August 1, 1994 or on such other date ("Closing Date") not later than August 31, 1994 or at such other place as Buyers and Sellers mutually shall agree.

          5.2 Conditions as to Closing. In addition to the satisfaction of the parties respective conditions to Closing as set forth in Articles 9 and 10 of this Agreement, the obligations of Buyers and Sellers to consummate the sale of the Assets, the assumption of the Assumed Liabilities and the other transactions contemplated by this Agreement shall be subject to Buyer and Sellers having reached agreement on the April Balance Sheet in accordance with Section 1.4(b) of this Agreement, and there shall not be any litigation or proceeding pending or threatened (including, without limitation, any litigation or proceeding arising under the antitrust, competition, trade or securities laws) to restrain or invalidate the sale and purchase of the Assets, the assumption of the Assumed Liabilities or the other transactions contemplated by this Agreement.

          5.3 Simultaneous Closing. All actions taken at the Closing shall be deemed to be performed simultaneously and the Closing shall not be deemed to have occurred until all required actions of the parties pursuant to this Agreement have been performed. The parties shall deliver such additional documents and take such additional actions as may reasonably be deemed necessary to complete the transactions contemplated by this Agreement.


                                    ARTICLE 6

                              COVENANTS OF SELLERS

          6.1  Conduct  of Business by  Sellers.   From the  date hereof  to the
Closing Date, except for transactions which are expressly approved in writing by Buyers, each Seller shall refrain from:

               (a) Subjecting any of its Assets, tangible or intangible, to any lien, encumbrance, security interest or other claim of any kind, exclusive of liens arising as a matter of law in the ordinary course of business as to which there is no known default and except for Permitted Encumbrances;
               (b) Except for sales in the ordinary course of business or consistent with past practices, selling, assigning, transferring or otherwise disposing of any of such Seller's Assets;

               (c) With respect to any of the following constituting an Asset or an Assumed Liability and except for the collective agreement relating to employees of GRC-Canada, modifying, amending, altering or terminating (whether by written or oral agreement, or any manner of action or inaction) any of the Debt Instruments, Leases, Intellectual Property Licenses, Employee Plans, Contracts or Insurance Policies, or entering into any such arrangement which is outside of the ordinary course of business or which involves the payment or receipt by any Seller of an amount in excess of $10,000; and/or

               (d)  Taking or  permitting any  other  action that,  if taken  or permitted immediately prior to the execution of this Agreement, would constitute a breach of or an exception to the representations and warranties in
Section 3.2(d) hereof.

          6.2 Affirmative Covenants Relating to Sellers. From the date hereof to the Closing Date, each Seller shall use reasonable best efforts to:

               (a) Maintain its property and liability insurance in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

               (b) Maintain, consistent with past practice, its properties in good repair, order and condition, reasonable wear and tear excepted, and use its best efforts to preserve its possession and control of all of its Assets;

               (c) Keep in faithful service its key officers and professional staff of such Seller to preserve the goodwill of those having business relations with such Seller;

               (d) Maintain the books, accounts and records of such Seller in a manner consistent with past practice;

               (e) Allow, at all reasonable times, Buyers' employees, attorneys, auditors, accountants and other authorized representatives, free and full access to the facilities, plants, properties, books, records, documents and correspondence of such Seller, in order that Buyers may have full opportunity to make such investigation as they may desire of the Business of such Seller;

               (f) Materially comply with all applicable law relating to such Seller or to the conduct of its Business, and conduct its Business in such a manner so that on the Closing Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date, except for changes permitted or contemplated by the terms of this Agreement;

               (g)  Provide  Buyers  with  (i) prompt  written   notice  of  any
Material Adverse Change and (ii) monthly financial statements of such Seller on a timely basis;

               (h)  Maintain  inventory   and  accounts   receivable  management
consistent with past practices;

               (i) Operate its Business only in the ordinary course so as to preserve its business organization intact, including the services of its present officers and the goodwill of its suppliers, customers and others having business relations with such Seller; and

               (j) Arrange for the payment of the loan from, and the release of the security interest on certain of the Assets that is currently held by, The Bank of Montreal in order to assure that such loan to GRC-Canada is paid at or prior to Closing and such security interest will be released promptly after Closing, without any liability added to such loan or substituted for such loan as a result of the payment of such loan by GRC-Canada or an affiliate thereof.

               (k)  Make  the  scheduled  payments  due  July 15,  1994  to  the following pension plans of GRC: The Aluminum, Brick and Glass Workers International Union Pension Plan (002) and The United Steelworkers of America A.F.L.-C.I.O. Retirement Pension Plan for Non-Salaried Employees (005).

          6.3 Obligations Concerning Employees. On or prior to the Closing Date, each Seller shall notify all of its employees that Assets of Seller are being sold to Buyer, that all employees to be hired by Buyer will be terminated from the employment of the Seller effective immediately prior to Closing, and that any decisions by Buyer regarding its hiring procedures or the hiring of Seller's employees will be communicated to the employees by the Buyer. On the Closing Date, each Seller shall issue to all of its employees payroll checks, dated as of the Closing Date, for all earned salary, wages, sick pay and other compensation and benefits other than vacation pay (net of usual withholdings) owed to such employees for their services rendered through the Closing Date. Each Seller shall comply with all provisions of federal, state or provincial law relating to the continuation of health insurance benefits for terminated employees.

          6.4 Roster of Employees. Within ten business days prior to the Closing Date, Seller shall deliver to Buyers a current roster of such Seller's employees, showing the salary or wage rate of each of such employees, the date of hire and accrued vacation pay, together with a summary of all benefit plans in which each of such employees participates. At or prior to Closing, all employment records for all employees of Sellers who will not remain employees of Sellers after the Closing will be transferred to Buyers.

          6.5 Certain Transactional Costs and Transfer and Property Taxes. Notwithstanding Section 8.1:

               (a) Buyers and Sellers shall each be responsible for paying one-half of all state, provincial and local sales, use, transfer, documentary, registration, stamp or other similar Tax imposed on the transfer of any Asset to Buyer pursuant to this Agreement, as well as any filing, recording, notarial and similar fees incurred with respect to such transfer; provided, however, that Sellers' portion of all transfer taxes with respect to the Canadian Assets shall not exceed U.S. $20,000.

               (b) If any Buyer or any Seller intends to treat the transfer of any Asset to either Buyer as exempt from any Tax imposed on transfers of similar property, such party shall furnish the other party with a certificate or other evidence reasonably satisfactory to the other party that such exemption is applicable; and

               (c) Any periodic real or personal property Tax imposed by a domestic state, provincial or local governmental unit on an Asset with respect to a taxable period that includes the Closing Date and which constitutes a lien on such Asset shall be apportioned on a per diem basis, and Buyers shall be responsible for paying that amount of such Tax so apportioned to the part of such taxable period that occurs after the Closing Date.

          6.6 Consents and Closing Conditions. Such Seller shall use its best efforts (a) to obtain such consents from third parties and to take other actions as may be required in order to fulfill the closing conditions which are within its control, and (b) to cause the representations and warranties of such Seller in Article 3 to be true and correct on and as of the Closing Date.

          6.7 Hart-Scott-Rodino Act Notification. U.S. Sellers have filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice (collectively, the "Antitrust Authorities") the Notification and Report Form required by The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulations promulgated pursuant thereto (the "HSR Act"), and otherwise shall comply with the requirements of the HSR Act applicable to it. U.S. Sellers shall furnish to U.S. Buyer such information as U.S. Buyer shall reasonably request in connection with its notification form.

          6.8  Real Property.

               (a) Condition of the Real Property. Sellers shall use reasonable best efforts to maintain the Real Property consistent with past practices to and including the Closing Date and, on such date, Sellers shall tender possession of the Real Property to Buyers in the same condition the Real Property was in as of the date of this Agreement. Immediately prior to Closing, Buyers shall have the right to conduct a "walk-through" inspection of the Real Property to verify that it is in the condition as required herein. In the event the Real Property is not in the condition the Real Property was in as of the date of this Agreement, Buyers shall have the right to deduct from the Purchase Price an amount necessary to place the Real Property in the condition as required herein.

               (b) Sellers' Deliveries. As soon as practicable after the date of this Agreement but not later than ten days prior to the Closing, Sellers shall make available to Buyers, correct and complete copies of the following (to the extent in Sellers' possession or otherwise available to Sellers without undue effort or expense): (i) all documentation relative to the zoning classification, special use permits and zoning or other land use restrictions imposed upon or in respect to the Real Property; (ii) certificates of occupancy and other governmental licenses and permits issued in respect to or required for the present use and occupancy of the Real Property; (iii) all as-built plans and specifications for the improvements to the Real Property, soil tests, engineering studies, environmental audits or reports, reports of insurance carriers, agreements, plats, plans, drawings, surveys, specifications, title insurance policies, and other like documents, instruments and items relating to the Real Property; (iv) all notifications received by Sellers asserting that the Real Property, or any portion thereof, does not comply with any law, rule, regulation, order, code, permit or other legal requirement; (v) all guarantees, warranties and service contracts in effect relative to the Real Property, or any part thereof, which shall, if possible, be assigned to U.S. Buyer or Canadian Buyer, as appropriate, at Closing; (vi) all management, service, maintenance, repair and/or equipment agreements or other contracts and all leases in any way relating to the Real Property or its operation or management, together with Sellers' identification of such contracts or leases which will survive Closing and which are not terminable upon 30 days notice; and (vii) all real estate tax bills and all utility and other operating expense bills relating to the operation of the Real Property for the two (2) years immediately preceding the date hereof.

          6.9 Bulk Transfer Compliance. Buyers and Sellers hereby waive compliance by Buyers and Sellers with the bulk sales law and any other similar laws in any applicable jurisdiction with respect to the transactions contemplated by this Agreement. Sellers agree to indemnify Buyers from, and hold them harmless against, any liabilities, damages, costs and expenses directly resulting from or arising out of the parties' decision to waive compliance with any of such laws with respect to the transactions contemplated by this Agreement.

          6.10 Election and Filing Under ETA. GRC-Canada covenants and agrees to elect jointly with Canadian Buyer under subsection 167(1) of the ETA, in prescribed form and within the prescribed time for purposes of the ETA, in respect of the sale and transfer of the Canadian Assets, and Canadian Buyer shall file such election in its return under the ETA within the time prescribed by the ETA.

          6.11 Elections Under ITA. GRC-Canada covenants and agrees to elect jointly with Canadian Buyer under Section 22 of the ITA, in respect of the accounts receivable sold by GRC-Canada to Canadian Buyer, and to designate in such an election an amount equal to the net book value of such accounts receivable on the books of GRC-Canada or such other amount determined jointly by Canadian Buyer and GRC-Canada.

          6.12 Retail  Sales Tax Certificate.   GRC-Canada shall  deliver to the
Canadian Buyer a certificate issued by the Minister of Revenue of Ontario under subsection 6(1) of the Retail Sales Tax Act (Ontario).


                                    ARTICLE 7

                               COVENANTS OF BUYERS

          7.1 Consents and Closing Conditions. Buyers shall use its best efforts (a) to obtain such consents from third parties and to take other actions as may be required in order to fulfill the closing conditions which are within its control, and (b) to cause the representations and warranties of Buyers in
Article 4 to be true and correct on and as of the Closing Date.

          7.2 HSR Act Notification. U.S. Buyer has filed with the Antitrust Authorities the Notification and Report Form required by the HSR Act, and otherwise shall comply with the requirements of the HSR Act applicable to it, including payment of the fee assessed against the acquiring person. U.S. Buyer shall furnish to Sellers and their counsel such information as their ultimate parent entity shall reasonably request in connection with its notification form.

          7.3  Title to Real Property.

               (a) General. Not later than five days prior to the Closing, Buyers may obtain a commitment for an owner's title insurance policy issued by a title company or companies of Buyers' choice (the "Title Company") for any or all locations of Real Property. If any such commitment discloses exceptions to title other than the Permitted Title Exceptions (as defined below), Buyers shall deliver notice thereof to Sellers given within five (5) days after receipt of the applicable commitment, and Sellers shall have until twenty (20) days after receipt of such notice to have such exceptions removed from such commitment and to provide evidence thereof to Buyers. If Sellers fail to have such exceptions removed from such commitment within such time period, Buyers may (a) terminate this Agreement upon the delivery of notice thereof to Sellers, or (b) elect to consummate the transactions contemplated hereby notwithstanding such exceptions with the further right to deduct from the Purchase Price the amount of any liens or encumbrances having a definite or ascertainable amount provided that in such event any amount so deducted will, at Sellers' direction, either be paid to satisfy the lien or be placed into an escrow account pending the ultimate satisfaction or removal of the lien. As used in this Agreement, the term "Permitted Title Exceptions" shall mean general real estate and other taxes and liabilities accrued for on the April Balance Sheet and such other matters of record title to the Real Property which do not or will not unreasonably impair the ownership, intended use or value of the Real Property for the Business. Buyers shall pay for any owner's title insurance policy premium and all other costs and expenses associated therewith.

               (b)  Title to GRC-Canada Real Property.

                    (i) Canadian Buyer shall be allowed 10 days following the execution of this Agreement to examine the title to the Real Property to be conveyed to Canadian Buyer (the "Canadian Property"). If within such time Canadian Buyer shall furnish to GRC-Canada or its Canadian legal counsel (Enfield, Hemmerick, Adair & Wood), in writing, any valid objection to or requisition on title other than Permitted Title Exceptions (hereinafter called an "Objection"), then Canadian Seller shall use its reasonable best efforts to remove or otherwise completely satisfy the same by the Closing Date.

                    (ii) At least 10 business days prior to the Closing Date, GRC-Canada shall provide to Canadian Buyer a response to any and all Objections, including any available curative matter or further information in regard to any Objection.

                    (iii) If the material to be provided to Canadian Buyer pursuant to Section 7.3(b)(ii) indicates that any Objection will not be removed or otherwise completely satisfied prior to the Closing Date, Canadian Buyer may: (i) waive such Objection; (ii) attempt to remove the Objection; (iii) terminate this Agreement upon the delivery of notice thereof to Sellers; or (iv) elect to consummate the transactions contemplated hereby notwithstanding such Objections with the further right to deduct from the Purchase Price the amount of any liens or encumbrances having a definite or ascertainable amount provided that in such event any amount so deducted will, at GRC-Canada's direction, either be paid to satisfy such lien or encumbrance or be placed into an escrow account pending the ultimate satisfaction or removal of same.

          7.4  Other  Matters.    Buyers  hereby  undertake  to  abide   by  the
obligations imposed on them pursuant to Sections 6.5, 6.9, 6.10 and 6.11 of this Agreement.


                                    ARTICLE 8

                                   TAX MATTERS

          8.1 Payment of Taxes. Each Seller shall timely pay, before the same shall become delinquent and before penalties accrue thereon, all Taxes (including any Taxes incurred in connection with the transactions contemplated by this Agreement, if and to the extent such Taxes are the responsibility of Sellers) (a) shown (or required to be shown) on any Return (or amendment thereto) filed (or required to be filed) by such Seller before, on or after the Closing Date, (b) that become due from or payable by such Seller before, on or after the Closing Date or (c) that GRC-Canada is required to withhold and remit. This Section 8.1 shall not apply with regard to any Tax to the extent that the Assets cannot be made subject to a lien for such Tax and Buyer (and its successors, assigns, or affiliates) cannot be made liable for such Tax and shall not apply to any Taxes accrued on the April Balance Sheet. Each party shall be responsible for filing Forms W-2 with respect to the 1994 taxable year in accordance with the "Standard Procedure" described in Rev. Proc. 84-77, 1984-2 C.B. 753. The responsibility for all other information returns shall be allocated similarly.

          8.2 Cooperation and Records Retention. From time to time, each Seller and Buyer shall provide, and shall cause their respective accountants and other representatives to provide, to each other on a timely basis, the information (including but not limited to all work papers and records relating to Seller's parent corporation(s)) that they or their accountants or other representatives have within their control and that may be reasonably necessary in connection with the preparation of any Return or the examination by any taxing authority or other administrative or judicial proceeding relating to any Return. Each Seller and Buyer shall retain or cause to be retained, until the applicable statutes of limitations (including any extensions and carryovers) have expired, copies of all Returns for all tax periods beginning before the Closing Date, together with supporting work schedules and other records or information that may be relevant to such Returns.

          8.3 Tax Elections. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting the Assets shall be made by any Seller or any parent corporation(s) after the date of this Agreement without the prior written consent of Buyer.


                                    ARTICLE 9

                          BUYERS' CONDITIONS TO CLOSING

          The respective obligations of Buyers to consummate the purchase of Assets, assumption of Assumed Liabilities and the other transactions contemplated by this Agreement shall be subject to the fulfillment to Buyers' reasonable satisfaction of each of the following conditions:

          9.1  Continued  Truth   of  Warranties.     The   representations  and
warranties of each Seller herein contained shall be true as of the Closing Date with the same force and effect as though made as of such date.

          9.2 Performance of Covenants. Each Seller shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          9.3 No Material Adverse Change. There shall have been no material adverse change to the properties, operations, liabilities, earnings, prospects, business or condition (financial or otherwise) of the Business, taken as a whole since April 30, 1994.

          9.4 Permits and Consents. The parties hereto shall have secured all appropriate orders, consents, approvals and clearances, in form and substance reasonably satisfactory to Buyers, by and from all third parties, including but not limited to governmental or regulatory authorities, whose order, consent and approval or clearance is required by contract or applicable law for the consummation of the sale of the Assets and the other transactions herein contemplated.

          9.5 Full Investigation. Buyers and their respective employees, attorneys, accountants and other agents shall have been permitted to conduct a full investigation of the books, records, assets, liabilities, operations, prospects, business and condition of Sellers, including attorneys' audit response letters and environmental assessments of Sellers' facilities and business if Buyers deem it appropriate to obtain the same, and Buyers shall be reasonably satisfied with the results thereof.

          9.6 Closing Documents. Each Seller shall have delivered all documents required to be delivered by it at Closing, as more specifically set forth in this Agreement, in each case in form and substance reasonably satisfactory to Buyers.

          9.7  HSR Act.   The waiting period  imposed by the HSR  Act (including
extensions thereof, if any) shall have expired or been terminated without any enforcement action being threatened by either of the Antitrust Authorities.



                                   ARTICLE 10

                         SELLERS' CONDITIONS TO CLOSING

          The respective obligations of Sellers to consummate the sale of the Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment to their reasonable satisfaction of the following conditions:

          10.1 Continued   Truth  of   Warranties.    The   representations  and
warranties of Buyers herein contained shall be true on and as of the Closing Date with the same force and effect as though made as of such date.

          10.2 Performance of Covenants. Buyers shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

          10.3 Permits and Consents. The parties hereto shall have secured all appropriate orders, consents, approvals and clearances, in form and substance reasonably satisfactory to Sellers, by and from all third parties, including but not limited to governmental and regulatory authorities, whose order, consent, approval or clearance is required by contract or applicable law for the consummation of the sale of the Assets and the other transactions herein contemplated.

          10.4 Closing Documents.   Buyers  shall have  delivered all  documents
required to be delivered by them at Closing, as more specifically set forth in this Agreement, in each case in form and substance satisfactory to Sellers.

          10.5 HSR Act.   The waiting period  imposed by the  HSR Act (including
extensions thereof, if any) shall have expired or been terminated without any enforcement action being threatened by either of the Antitrust Authorities.


                                   ARTICLE 11

                      DOCUMENTS TO BE DELIVERED AT CLOSING

          11.1 Documents  to be  Delivered by  Sellers.   At  the Closing,  each
Seller shall:

               (a) Execute and deliver to Buyers any and all instruments of sale, assignment and transfer and other documents reasonably requested by Buyers in order to effect the transfer of the Assets to U.S. Buyer and Canadian Buyer, as the case may be, to effect the assumption of the Assumed Liabilities by U.S. Buyer and Canadian Buyer, as the case may be, or otherwise to facilitate the transactions contemplated hereby, such instruments to include, but not be limited to:

               (i) special warranty deeds conveying to U. S. Buyer and Canadian Buyer, as the case may be, good and marketable title to all Real Property of such Seller;

               (ii) other  documents  and  certificates  relating  to   the
     transfer of Real Property, such as certificates of value, affidavits of non-foreign status, affidavits as to mechanics liens, and the like, including items reasonably requested by Buyers' title insurer;

               (iii)     assignments of patents, trademarks, copyrights and
     applications  therefor,  in  form   suitable  for  recording  with  any
     applicable registration authority, and all other Intellectual Property of such Seller;

               (iv) duly  endorsed   certificates  of   title  to  vehicles
     included within the Fixed Assets of such Seller, together with any appropriate affidavit with respect to the sale price thereof or the odometer reading of such vehicle;

               (v) assignment and assumption agreements with respect to the Contract Rights of such Seller to be acquired by U.S. Buyer and Canadian Buyer, as the case may be, hereunder, in form reasonably satisfactory to such Buyer, Seller and any third party whose consent is required to effectively assign such Contract Right to such Buyer;

               (vi) assumption  agreements   with  respect   to  any  other
     liabilities of such Seller falling within the definition of Assumed Liabilities in Section 2.1 of this Agreement;

               (vii) original share certificates evidencing all shares of capital stock of Empresa and Materiales owned by Sellers and purchased by U.S. Buyer, each duly endorsed for transfer in blank;

               (viii) a blanket bill of sale and assignment covering all other Assets of such Seller not identified above, conveying good and marketable title to such Assets to U.S. Buyer or Canadian Buyer, as the case may be, and containing "further assurances" language obligating such Seller to execute other appropriate instruments after the Closing in order to confirm such Buyer's title to and possession of such Seller's Assets;

               (ix) possession of the Real Property and all keys thereto;

          (b) Deliver to Buyers a certificate of such Seller's chief executive officer to the effect that Sellers' representations and warranties in Article 3 are true as of the Closing Date, and a certificate of incumbency and copies of the resolutions adopted by the Board of Directors and shareholder(s) of such Seller, authorizing the execution and delivery of this Agreement and the consummation of the sale of Assets and the other transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of such Seller;

          (c) Deliver to Buyers certificates of good standing or their equivalent, dated not earlier than May 5, 1994, attesting to the good standing of such Seller as a corporation under the laws of its state of incorporation and each other jurisdiction listed on Schedule 3.1(b);

          (d) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, or to the sale of Assets, deliver to Buyers upon request copies of all such consents or approvals as obtained by such Seller;

          (e) Deliver to Buyers a clearance certificate or other similar document(s) which may be required by any state or foreign taxing authority in order to relieve Buyers of any obligation to withhold any portion of the Purchase Price; and

          (f) Deliver to Buyers a Noncompetition Agreement in substantially the form attached as Schedule 11.1(f), duly executed by each of the Sellers, their respective parent corporations and Raymond G. Perelman;

          (g) Deliver to Buyers an opinion of Schnader, Harrison, Segal & Lewis, counsel for Sellers, as to such matters as are reasonably requested by Buyers and their counsel; and

          (h) Deliver to Buyers an opinion of Enfield, Hemmerick, Adair & Wood, Canadian counsel for Sellers, as to such matters of Canadian law as are reasonably requested by Buyers and their counsel.

     11.2 Documents to be Delivered by Buyers.  At the Closing, Buyers shall:

          (a) Execute and deliver to Sellers any and all documents identified in Section 11.1(a), if and to the extent appropriate that Buyers execute the same in order to effect the transactions contemplated hereby, including but not limited to the assignment and assumption agreements specified in
Section 11.1(a)(v)    and    the    assumption     agreements    specified    in
Section 11.1(a)(vi);

          (b) Deliver to Sellers certificates of Buyers' respective chief executive officer to the effect that Buyers' representations and warranties in
Article 4 are true as of the Closing Date, and a certificate of incumbency and copies of the resolutions adopted by the respective Boards of Directors of Buyers, authorizing the execution and delivery of this Agreement and the consummation of the purchase of Assets and the other transactions contemplated hereby, duly certified as of the Closing Date by the respective Secretaries or Assistant Secretaries of Buyers;

          (c) Deliver to Sellers a certificate of good standing or its equivalent, dated not more than ten days prior to the Closing Date, attesting to the good standing of U.S. Buyer (or a designee thereof) as a corporation under the laws of the State of Delaware and attesting to the existence of Canadian Buyer as a corporation under the Business Corporation Act (Ontario);

          (d) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, or to the sale of the Assets, Buyers shall deliver to Sellers upon request copies of all such consents or approvals as obtained by Buyers;

          (e) Deliver to Sellers (i) the articles of incorporation, as amended, of U.S. Buyer, certified by the Delaware Secretary of State as of a date not more than ten days prior to the Closing Date, and (ii) the bylaws, as amended, of U.S. Buyer, certified as of the Closing Date by a Secretary or an Assistant Secretary of U.S. Buyer;

          (f) Deliver to Sellers a copy of the articles and bylaws of Canadian Buyer, certified as of the Closing Date by an officer of Canadian Buyer;

          (g) Deliver to Sellers the payments required to be made on the Closing Date pursuant to Section 1.3 above;

          (h) Deliver to Sellers assignment and assumption agreements with respect to the assumption of the Assumed Liabilities by Buyers;

          (i) Deliver to Sellers an opinion of Thompson & Mitchell, counsel for Buyers, as to such matters as are reasonably requested by Sellers and their counsel; and

          (j) Deliver to Sellers an opinion of Davies, Ward & Beck, Canadian counsel for Buyers, as to such matters of Canadian law as are reasonably requested by Sellers and their counsel.


                                   ARTICLE 12

                                 INDEMNIFICATION

     12.1 General Indemnification.

          (a) By Seller. Subject to the provisions of this Article 12, by execution of this Agreement, Sellers, jointly and severally, agree to indemnify Buyers and their respective successors and assigns and hold them harmless against and in respect of:

               (i)  any  and all loss,  liability, cost, expense  or damage
     (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty, or covenant by any Seller made or contained in this Agreement or in any Exhibit, Schedule, certificate or other document executed and delivered to Buyer pursuant to this Agreement or the transactions contemplated herein;

               (ii) any  and all loss,  liability, cost, expense  or damage relating to past, present or future violations of any environmental laws, regulatory guidelines, policies and the like which violations arise from or relate to any of Seller's operations prior to the Closing, except any liabilities directly arising out of Known Environmental Matters;

               (iii) any Seller's obligations with respect to any employees, except to the extent of Buyer's undertakings in this Agreement with respect to the employees;

               (iv) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from all other liabilities and obligations directly or indirectly arising from or relating to acts or failures to act by such Seller prior to the Closing, except only the Assumed Liabilities; and

               (v) any and all costs, expenses and all other actual damages incurred by Buyer in remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing its right of indemnification hereunder, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees, and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in Damages (as defined herein).

               (b) By Buyers. Subject to the provisions of this Article 12, by execution of this Agreement, Buyers, jointly and severally, agree to indemnify Sellers and their respective successors and assigns and hold them harmless against and in respect of:

               (i)  any  and all loss,  liability, cost, expense  or damage
     (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty, or covenant by Buyers made or contained in this Agreement or in any Exhibit, Schedule, certificate or document executed and delivered to Sellers by or on behalf of Buyers under or pursuant to this Agreement or the transactions contemplated herein;

               (ii) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from all other liabilities and obligations directly or indirectly arising from or relating to (1) acts or failures to act by the Buyers subsequent to the Closing, including Buyer's possession, use and operation of the Assets and the Business after Closing, and (2) all of the Assumed Liabilities; and

               (iii) any and all costs, expenses and all other actual damages incurred by Sellers in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing their right of indemnification hereunder, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees, and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted would have resulted in Damages (as defined herein).

               (c) Damages. Any and all of the items set forth in Sections 12.1(a) and 12.1(b) for which a party is entitled to be indemnified hereunder are called "Damages."

          12.2 Notice of, and Procedures for, Collecting Indemnification.

               (a)  Initial  Claim Notice.   When  a  party becomes  aware of  a
situation which may result in Damages for which it would be entitled to be indemnified hereunder, such party (the "Indemnitee") shall submit a written notice (the "Initial Claim Notice") to the other party from which indemnification may be forthcoming pursuant to Section 12.1 (the "Indemnitor") to such effect with reasonable promptness after it first becomes aware of such matter and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the Indemnitee shall provide the Indemnitor with a supplemental Initial Claim Notice not later than ten (10) days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. In addition, each  Initial Claim  Notice  shall name,  when  known, the  person  or persons making the assertions which are the basis for such claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor of any of its obligations under this Agreement except to the extent that actual monetary prejudice to the Indemnitor can be demonstrated.

               (b) Rights of Indemnitor. If, prior to the expiration of 30 days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that Indemnitee shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer Period, acknowledged in writing (i) liability therefor, and
(ii) its election to assume full responsibility for the settlement, compromise, litigation and payment of such claim.

               (c) Final Claims Statement. At such time as Damages for which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such Damages in reasonable detail on an itemized basis. Indemnitee shall supplement the Final Claims Statement with such supporting proof of loss (e.g. vouchers, cancelled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnitor may reasonably request in writing within 30 days after receipt of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by Indemnitor to Indemnitee and Indemnitee shall have the right to immediate payment of proceeds from insurance policies paid to Indemnitor in connection with the claim for which the indemnification right arose.

               (d)  Survival  of Indemnification.  Any other provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and in any certificates delivered pursuant to this Agreement shall survive for a period of one (1) year after the Closing Date for purposes of this Article 12, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date, provided, however, that the one-year limitations period in this Section shall not apply to any of Sellers' representations and warranties (and any claims for indemnification therefor) relating to Asbestos Claims, Taxes and Environmental Matters. Buyers and Sellers shall only be entitled to indemnification under this Article 12 for breaches of representations and warranties if a written notice describing the claim for which indemnification is sought is signed by the President or any Vice President of Buyer or Sellers, as the case may be, and is submitted to Sellers or Buyers, as the case may be, not later than one year following the Closing Date, except in the case of such Asbestos Claims, Taxes and Environmental Matters. Except for claims for indemnification based upon Asbestos Claims, Taxes and Environmental Matters, any claim for indemnification pursuant to this Article 12 for breaches of representations and warranties not made prior to the expiration of such one-year period shall be extinguished, and all representations and warranties with respect to which no claim is made prior to the expiration of such one-year period shall expire and be of no further force and effect.

               (e) Actual Knowledge Limitation. Notwithstanding anything in this Agreement to the contrary, Buyers may not assert a claim for indemnification under this Article 12 with respect to a breach of a specific representation or warranty made by Sellers if Buyers had actual knowledge of the existence of such breach at the time of Closing, and Sellers may not assert a claim for indemnification under this Article 12 with respect to a specific breach of a representation or warranty made by Buyers if Sellers had actual knowledge of such breach at the time of Closing.

               (f) Minimum Dollar Limitation. The parties hereto agree that no violations or breaches under any one or more of the representations and warranties of Sellers or Buyers set forth in this Agreement shall support a claim for Damages unless and until Damages attributable to all violations and breaches exceed on a cumulative and aggregate basis the sum of $150,000 and that in such event Sellers and Buyers shall only be obligated to indemnify a party entitled to indemnification under this Article 12 for cumulative and aggregate Damages that exceed $150,000, provided, however, that such limitation in this Section shall not apply to any of Sellers' representations and warranties (and any claims for indemnification therefor) relating to Asbestos Claims, Taxes and Environmental Matters, and Buyers shall be entitled to indemnification hereunder from Sellers only to the maximum aggregate extent of $7.5 million, provided, however, that such limitation in this Section shall not apply to any of Sellers' representations and warranties (and any claims for indemnification therefor) relating to Asbestos Claims, Taxes and Environmental Matters, and Sellers shall be entitled to indemnification hereunder from Buyers only to the maximum aggregate extent of $7.5 million.

               (g) Impact of Insurance Proceeds. The gross amount which an Indemnitor is liable to, for, or on behalf of the Indemnitee pursuant to this Section (the "Indemnifiable Loss") shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnitee related to the Indemnifiable Loss, and shall be further reduced to take account of any tax benefit to the Indemnifee arising from the Indemnifiable Loss. If an Indemnitee shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds or tax benefits in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnitor the amount of such insurance proceeds and tax benefits or, if less, the amount of such indemnity payment. For purposes of this Section, tax benefits arising from an Indemnifiable Loss shall be determined after taking into account the tax detriment, if any, arising from the receipt of insurance proceeds or indemnification payments by or on behalf of the Indemnitee and the tax benefit, if any, to the Indemnitee arising from any payments to the Indemnitor.

               (h)  Dispute  Resolution.   All disputes  under  this Article  12
shall be settled by arbitration in Pittsburgh, Pennsylvania, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section. The arbitrator shall be selected by the joint agreement of Buyers and Sellers, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be paid one-half by Sellers and one-half by Buyers; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the expenses of the arbitrator against the party raising such unreasonable claim, defense or objections.

          To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this Section shall prevent the parties from settling any dispute by mutual agreement at any time.


                                   ARTICLE 13

                                  MISCELLANEOUS

          13.1 Notices. Any notices or other communications required or permitted hereunder (including, by way of illustration and not limitation, any notice permitted or required under Article 12 hereof) to any party hereto shall be sufficiently given when delivered in person, or when sent by certified or registered mail, postage prepaid, or one business day after dispatch of such notice with an overnight delivery service, or when telecopied if an answer back is received by the sender, in each case addressed as follows:

          In the case of either Buyer, care of:

          A.P. Green Industries, Inc.

          Green Boulevard
          Mexico, Missouri 65265
          Attn: Paul F. Hummer
          Telecopy: 314/473-3331

          With a copy to:

          A.P. Green Industries, Inc.
          Green Boulevard
          Mexico, Missouri 65265
          Attn: Michael B. Cooney, Esq.
          Telecopy: 314/473-3331

          and a copy to:

          Thompson & Mitchell
          One Mercantile Center
          Suite 3400
          St. Louis, Missouri  63101
          Attn:  Robert M. LaRose, Esq.
          Telecopy: 314/342-1717

          In the case of any Seller:

          General Refractories Company
          225 City Line Avenue
          Bala Cynwyd, PA  19004
          Attn:  Raymond G. Perelman
          Telecopy:  215/660-8817

          With a copy to:

          General Refractories Company
          225 City Line Avenue
          Bala Cynwyd, PA  19004
          Attn:  Barry L. Katz, Esq.
          Telecopy:  215/660-8817

          With a copy to:

          Schnader, Harrison, Segal & Lewis
          Suite 3600
          1600 Market Street
          Philadelphia, PA  19103
          Attn:  Thomas J. McLean, Esq.
          Telecopy:  215/751-2205

or such substituted address or attention as any party shall have given notice to the others in writing in the manner set forth in this Section 13.1.

          13.2 Amendment. This Agreement may be amended or modified in whole or in part only by an agreement in writing executed by all parties hereto and making specific reference to this Agreement.

          13.3 Counterparts.   This  Agreement may  be executed  in one  or more
counterparts, all of which taken together shall constitute one instrument.

          13.4 Binding on Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns in accordance with the terms hereof; and in the event any party hereto is dissolved or liquidated after the Closing Date, the obligations of such party shall automatically become the obligations of the person(s) to whom are distributed the assets and properties of such party in accordance with applicable corporate law. Sellers may not assign their interest under this Agreement without the prior written consent of Buyers. Buyers shall have the right to designate any one or more existing or hereafter formed subsidiaries or affiliates of Buyers to purchase the Assets and assume the Assumed Liabilities of any Seller, provided (a) such designation shall not relieve such Buyers of their obligations hereunder, and
(b) with respect to the Assets and Assumed Liabilities acquired and assumed by such designee, such designee shall constitute a "Buyer" thereof for all purposes of this Agreement, including without limitation Article 12 hereof. Otherwise, Buyers shall have no right to assign their interests under this Agreement without the prior written consent of Sellers.

          13.5 Severability. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.

          13.6 Waivers. The parties may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement, and (d) waive or modify performance of any of the obligations of any of the parties hereto; provided, that no such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent insistence upon such strict compliance other than with respect to the matter so waived or modified.

          13.7 Publicity. Any public announcements concerning the transaction contemplated by this Agreement shall be jointly planned and simultaneously released by Buyers and Sellers, and none of them shall act in this regard without the prior written approval of the others, which approval shall not be unreasonably withheld.

          13.8 Headings. The headings in the sections and subsections of this Agreement and in the Schedules are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

          13.9 List of  Schedules.   As mentioned in  this Agreement,  there are
attached hereto or delivered herewith, the following Schedules:


                                    SCHEDULES

Schedule
  No.                    Schedule Caption

 1.1(d)(i)               Addresses of U.S. Real Property
 1.1(d)(ii)              Addresses of Canadian Real Property
 1.1(e)(i)               Leased U.S. Real Property
 1.1(e)(ii)              Leased Canadian Real Property
 1.1(g)(i)               Leased U.S. Personal Property
 1.1(g)(ii)              Leased Canadian Personal Property
 1.1(h)                  Contract Rights
 1.1(i)                  Intellectual Property
 1.2(d)                  License Agreement
 1.2(f)                  Excluded Computer Hardware, Software
 1.2(h)                  Other Excluded Assets
 1.2(i)                  Excluded Receivables
 1.2(j)                  Excluded Payables
 1.3(a)                  Reimbursable Raw Material Purchase Payments
 1.3(aa)                 April Balance Sheet
 2.1(b)                  Other Retained Liabilities
 3.1(b)                  Foreign Qualifications
 3.1(d)                  Ownership Interests
 3.1(g)                  Violations or Conflicts

 3.1(h)                  Government Consents
 3.2(c)                  Capital Leases
 3.3                     Tax Matters
Schedule
   No.                   Schedule Caption

 3.4(b)                  Leases
 3.4(c)                  Condition of Assets
 3.6(a)                  Debt Instruments
 3.6(b)                  Contracts
 3.6(d)                  Status
 3.8                     Canadian Workers' Compensation Claims
 3.9(a)                  U.S. Employee Plans
 3.9(b)                  Canadian Employee Plans
 3.9(c)                  Canadian Employee Plan Compliance
 3.9(h)                  U.S. Multiemployer Plans
 3.10                    Labor Relations
 3.11                    Litigation
 3.12                    Compliance With Laws and Environmental Matters
 3.13                    Bank Accounts
 3.14                    Transactions with Affiliates
 3.15                    Commissions
 4.1(c)                  Violations or Conflicts
 4.1(d)                  Government Consents
11.1(f)                  Non-Competition Agreement
13.22(a)                 Excluded Collective Bargaining Agreements
13.24                    Letters of Credit
 13.27                   Drilling and Blasting Agreement

Each of the foregoing Schedules is incorporated herein by this reference and expressly made a part hereof.

          13.10 Expenses. Except to the extent otherwise provided in this Agreement, each of Sellers and Buyers shall bear their own expenses incurred in connection with this Agreement and the transactions herein contemplated, including, but not limited to, legal and accounting fees and expenses.

          13.11 Confidentiality. Prior to the Closing Date (and if the Closing does not occur, for a period of five years from the date hereof), Buyers and Sellers (and their respective employees, agents, auditors, attorneys and other authorized representatives) shall not, without prior written consent of the party divulging information under this Agreement (the "Divulging Party"), communicate or divulge to any person or entity or use for their benefit any information (other than information otherwise available or which becomes public other than as a result of their action) concerning the Divulging Party's financial condition or business, or concerning any marketing information, equipment, methods, research, clients, contracts, suppliers, customers or other data of or relating to the Divulging Party or other confidential matters possessed, owned or used by such Divulging Party that may be communicated to, acquired by or learned by them. All correspondence, records, files, tax returns, financial statements and other data relating to such Divulging Party which shall come into the possession of Buyers or Sellers, as the case may be, shall remain the sole property of such Divulging Party pending the consummation of the transactions contemplated hereby. If the transactions contemplated hereby are not consummated for any reason, then Buyers and Sellers, as the case may be, shall return all of the foregoing material to the Divulging Party, together with any and all copies thereof made. The terms of the Confidentiality Agreement dated January 28, 1994 are incorporated herein by reference and shall specifically survive the execution of this Agreement.

          13.12 Survival. Subject to the provisions of Section 12.2(d) of this Agreement, all of the terms, covenants, warranties, representations, conditions, indemnity obligations and other provisions of this Agreement shall survive and continue to remain in full force and effect after the Closing.

          13.13     Entire Agreement; Law  Governing.   Except as  set forth  in
Section 13.11 hereof, all prior negotiations and agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Exhibit or Schedule delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Delaware, determined without reference to conflicts of law principles.

          13.14 No Third-Party Rights. This Agreement is not intended and shall not be construed to create any rights in any persons other than Buyers and Sellers, and no person shall assert any rights as third-party beneficiary hereunder.
          13.15 Independent Investigation. Buyers represent that they have performed their own independent investigation of the Business, the Assets and the Assumed Liabilities, and Buyers acknowledge that they and their representatives have been permitted full and complete access to the books and records, facilities, equipment, returns, contracts, policies and other information pertaining to the Business, the Assets and the Assumed Liabilities which they and their representatives have desired or requested to see or review, and that they and their representatives have had a full opportunity to meet with representatives of Sellers to discuss the Business, the Assets and the Assumed Liabilities. Buyers represent that they or their representatives have the knowledge and ability to have conducted a full and complete investigation of the Business, the Assets and the Assumed Liabilities and to fully evaluate the same.

          13.16 Sellers' Representations and Warranties. Each of the representations and warranties of Sellers made in this Agreement is hereby qualified by reference to the possible adverse effects on the Business and on the Sellers' relationships with customers, suppliers, employees, creditors and others which may result from the disclosure to employees, customers, suppliers and creditors, and the Closing, of the transactions contemplated by this Agreement. A disclosure in any particular representation, warranty, schedule or exhibit hereunder will constitute disclosure under each other representation, warranty, schedule or exhibit pertaining to similar or overlapping matters.

          13.17 Records of Sellers. Following Closing, Sellers agree to permit Buyers and their representatives to inspect the books and records of Sellers and to make copies of the same insofar as they relate to the Assets or the Assumed Liabilities during regular business hours and at no expense to Sellers in order for Buyers and such representatives to obtain information relevant to Buyers' tax returns, third party claims or litigation involving Buyer, or as otherwise reasonably required for the conduct of Buyers' business. Sellers agree to maintain such books and records insofar as they relate to the Assets or Assumed Liabilities for a period of not less than seven years after the Closing Date.

          13.18 Records of Buyer. Prior to and following Closing, Buyers agree to permit Sellers and their representatives to inspect the books and records of Buyers included in the Assets and Assumed Liabilities and to make copies of the same during regular business hours and at no expense to Buyer in order for Sellers and such representatives to obtain information relevant to Sellers' tax returns, third party claims or litigation involving Sellers, or as otherwise reasonably required for the conduct of Sellers' Businesses. Buyers agree to maintain such books and records insofar as they relate to the Assets and the Assumed Liabilities for a period of not less than seven years after the Closing Date. Buyers agree to cooperate fully with Sellers and their representatives in any and all claim and litigation matters including, without limitation, certain litigation by GRC against Adience Inc. in the Court of Common Pleas in Allegheny County, Pennsylvania, and by GRC against Wehr
Corporation in the Supreme Court of Canada, and to make their employees (including former employees of Sellers hired by Buyers) available for testimony and counsel regarding claim and litigation matters including, without limitation, all asbestos matters.

          13.19     Termination.

               (a) This Agreement may be terminated prior to Closing as follows:

               (i) at the election of Buyers in the circumstances contemplated in Section 7.3;

               (ii) at the election of Buyers if any one or more of the conditions set forth in Article 9 to their obligation to proceed with the Closing has not be fulfilled on or before the Closing Date;

               (iii) at the election of Sellers if any one or more of the conditions set forth in Article 10 to their obligation to proceed with Closing has not been fulfilled on or before the Closing Date;

               (iv) at the election of Buyers or Sellers if any legal proceeding is commenced or threatened by any governmental or regulatory authority or other person (other than Buyers or Sellers) directed against the consummation of the Closing and either Buyers or Sellers, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof, taking into account the potential expense and delay likely to be involved;

               (v) at any time on or prior to the Closing Date, by mutual written consent of Buyers and Sellers; or

               (vi) at the election of Buyers or Sellers, if Closing has not occurred on or prior to August 31, 1994.

If this Agreement so terminates, it shall become null and void and have no further force and effect, except as provided in Section 13.19(b), and except for
Section 13.11 which shall survive termination.

               (b) If this Agreement is validly terminated pursuant to Sections 13.19(a)(i), (iv), (v) or (vi), and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, and neither party shall have any claim or liability to the other party for any damages, costs or expenses paid or incurred in connection with this Agreement or the transactions contemplated hereby. If this Agreement is validly terminated pursuant to Sections 13.19(a)(ii) or (iii), and the transactions contemplated hereby are not consummated as described above, then this Agreement shall become void and of no further force and effect, and the terminating party shall have a claim for liquidated damages against the other party in an aggregate amount not to exceed the reasonable costs and expenses actually paid or incurred to third parties to the date of termination in connection with the transactions contemplated hereby; provided, however, that if such termination results from a failure of any condition set forth in Sections 9.4, 9.7, 10.3 or 10.5, then neither party shall have any claim or liability to the other party for any damages, costs or expenses paid or incurred in connection with this Agreement or the transactions contemplated hereby, and provided further that if Buyers terminate pursuant to Section 13.19(a)(ii) as a result of Seller's failure to comply with Sections 9.1, 9.2, 9.3 and 9.6 of this Agreement due to reasons within Sellers' reasonable control and Sellers enter into a definitive agreement to sell the Business, either in the form of a sale of assets or stock or a merger of other acquisition transactions within six months of such termination, the liquidated damages payable by Sellers to Buyers shall be the greater of $1,000,000 or twice Buyer's reasonable out-of-pocket expenses actually paid to third parties or incurred to the date of termination of this Agreement in connection with the transactions contemplated hereby. This Agreement may not be terminated by either party except as provided in this
Section 13.19. Neither party shall have any liability to the other party in respect of a valid termination of this Agreement except to the extent set forth in this Section 13.19, and the parties hereby expressly waive any other legal or equitable rights, remedies or causes of action.

          13.20 Casualty Loss. Notwithstanding anything herein to the contrary, Buyer shall not have the right to terminate this Agreement and there shall be no adjustment in the Purchase Price if any Assets located at the Sellers' plant locations in Warren, Ohio, Hitchins, Kentucky, Troup, Texas or Rockdale, Illinois and as reflected in the April Balance Sheet are lost, damaged or destroyed from May 1, 1994 to the Closing Date, provided, however, that, if the Closing occurs, Buyers shall be entitled to receive any insurance proceeds paid with respect to such loss, damage or destruction, and Buyers shall be responsible for any deductible or co-pay amount with respect thereto. For all other lost, damaged or destroyed Assets, Buyers shall have the right to terminate this Agreement to the extent such loss, damage or destruction of Assets constitutes a Material Adverse Change.

          13.21 Employees. To the extent Buyers do not hire any employee of Sellers except those salaried employees located in Sellers' Bala Cynwyd and Audubon, Pennsylvania offices, Buyers shall indemnify and hold harmless Sellers on account of any claims of such employee or applicable U.S. or Canadian governmental authorities for termination and/or severance benefits, wrongful discharge and other claims arising from the termination of the employment of such employees, whether under United States or Canadian law. In addition, Buyers shall be responsible for, and shall indemnify and hold Sellers harmless from, any and all claims, other than those specifically provided for elsewhere in this Agreement, by any employee who accepts Buyers' bona fide offer of employment, arising out of or relating to events taking place after the date of their employment by Buyers, whether arising under United States or Canadian law, provided that the Buyers shall not assume liability for claims made in respect of any person who was not employed by Sellers as of the date of Closing unless such claims or potential claims directly result from the transactions contemplated by this Agreement or have been disclosed by Sellers and accrued for in the April Balance Sheet. Buyers shall provide health insurance coverage for all employees hired by Buyers beginning on the date of their employment by Buyers, consistent with the coverage provided by Buyers or their affiliates to current employees.

          13.22     Collective Bargaining Agreements.

               (a) U.S. Agreements. U.S. Buyer shall not adopt the collective bargaining agreements of U.S. Sellers that are set forth on Schedule 13.22(a) annexed hereto. U.S. Buyer shall adopt, effective on the Closing Date, the collective bargaining agreement and U.S. Employee Plans listed below, evidenced by delivery to Sellers of certified copies of U.S. Buyer's Board of Directors action and plan documents or amendments in form satisfactory to Sellers:


          Labor Agreement by and between General Refractories Company and International Brotherhood of Teamsters, Chauffeurs, Warehousemen, and Helpers of America, A.F.L.-C.I.O., Local Union Number 294 (Troy, New York warehouse)

          General Refractories Company - The Aluminum, Brick and Glass Workers International Union Pension Plan (002)

          General  Refractories Company  - The  United  Steelworkers of  America
          A.F.L.-C.I.O.-C.L.C.   Retirement   Pension  Plan   for   Non-Salaried
          Employees (005)

          General Refractories Company Hourly Employees Pension Plan (015)

          General Refractories Company and GR Amtec Systems Group Insurance Plans for non-salaried employees (505, 507, 509, 512, 513 and 515).

               (b) Effective on the Closing Date, Canadian Buyer shall (i) accept and be bound by the terms of the collective agreement between GRC-Canada and The United Steelworkers of America, Local 14857 (the "Canadian Union") as a successor employer under such collective agreement and (ii) assume all obligations and liabilities of GRC-Canada under the pension agreement between GRC-Canada and the Canadian Union; with respect to clause (ii) above, GRC-Canada shall transfer and assign to Canadian Buyer, and Canadian Buyer shall assume, all rights, assets and/or funding agreements relating to such pension agreement and the pension plan maintained pursuant thereto.

          13.23     Employee Benefits.

               (a) Salaried Employees Pension Plan. Effective on the Closing Date, Canadian Buyer shall adopt all obligations and liabilities of GRC-Canada under the retirement pension plan for salaried employees of GRC-Canada, and GRC-Canada shall transfer and assign to Canadian Buyer all rights, assets and/or funding agreements relating to such pension plan.

               (b) 401(k) Plan. The portion of the General Refractories Company Tax-Sheltered Savings Plan (the "U.S. Sellers' Savings Plan") relating to employees and former employees of U.S. Sellers and the Business, except those employees located in Sellers' Bala Cynwyd and Audubon, Pennsylvania offices, shall be spun off as a separate plan (the "U.S. Buyer's Savings Plan") which shall be adopted by and maintained by U.S. Buyer. Promptly after the Closing, U.S. Buyer shall enter into a funding agreement with respect to the U.S. Buyer Savings Plan, and shall furnish to U.S. Sellers certified copies of such agreement and of U.S. Buyer Savings Plan and asset transfer instructions. U.S. Sellers shall cause the assets credited to the U.S. Sellers' Saving Plan accounts of employees and former employees of U.S. Sellers and the Business to be transferred in kind and/or in cash to the funding agent for the U.S. Buyer's Savings Plan. U.S. Buyer agrees to submit on a timely basis to the Internal
Revenue Service an application for determination with respect to the tax-qualified status of the U.S. Buyer Savings Plan.

               (c) Health Benefit Plan. The General Refractories Company Group Insurance Plan for Salaried Employees shall retain any liability for (i) all claims submitted by employees to Massachusetts Mutual Insurance Company prior to the Closing Date, (ii) all continuation coverage under part 6 of Title I of ERISA for employees of the Business and Sellers who are not employed by Buyers ("COBRA Coverage") and (iii) the terminal liability under the plan, consisting of liability with respect to all claims submitted by employees of the Business and Sellers arising prior to Closing Date, and (iv) all coverage for employees or former employees of the Business and Sellers who are retired or permanently disabled on the Closing Date (on behalf of themselves and their dependents), whether relating to treatment before or after the Closing Date, in accordance with the terms of the plan and shall cause the plan to pay such benefits in accordance with its terms. Buyers shall assume no liability therefor. Buyers shall assume under Buyers' health plan only the liability with respect to claims from and after the Closing Date submitted by employees of Sellers and the Business who are employed by Buyers.

               (d) Severance Pay. Buyers shall be responsible for any termination and/or severance payment to which each employee of Sellers is entitled under Sellers' severance pay policies or under applicable United States or Canadian law pursuant to Section 13.21 of this Agreement, except with respect to those employees of Sellers located in the Bala Cynwyd and Audubon, Pennsylvania offices, provided that the Buyers shall not assume liability for claims made in respect of any person who was not employed by Sellers as of the Closing Date unless such claims or potential claims directly result from the transactions contemplated by this Agreement or have been disclosed by Sellers and accrued for in the April Balance Sheet.

               (e) Assumed Plans. From and after the Closing Date, Buyers shall have full responsibility for operation of the plans adopted pursuant to Sections 13.22 and 13.23, including making all contributions accrued as of and after the Closing Date, and all reporting and disclosure requirements that come due after 1993 whether relating to periods before 1994 or after 1993. In addition, with respect to all of Sellers' collective bargaining agreements which are not adopted by Buyers as identified on Schedule 13.22(a) hereto, Buyers shall indemnify, defend and hold Sellers harmless from and against any and all claims, damages, losses, liabilities, costs and expenses including, without limitation, legal and other expenses, that Sellers or their affiliates may suffer, sustain, incur or become subject to arising out of or with respect to the determination of Buyers not to adopt any such collective bargaining agreement, and Buyers shall assume in the first instance the defense of and all related legal costs and expenses of any such claims that may be made against Sellers and their affiliates.

               (f) Vacation Pay. Buyers shall be responsible for and shall indemnify and hold Seller harmless for all pay for vacation time earned before the Closing Date but taken on or after the Closing Date by employees of the Business and Sellers employed by Buyers.

               (g) Cooperation. Sellers and Buyers agree to cooperate in good faith in taking such action, or causing such action to be taken, including fulfilling all legal and regulatory obligations of the parties and their respective affiliates, to give effect to the foregoing provisions of this Section.

          13.24 Letters of Credit and Promissory Notes. At the Closing, Buyers shall, with respect to all letters of credit and related promissory notes and other obligations listed on Schedule 13.24 hereto which relate to the Assets or the Assumed Liabilities to be acquired by such Buyers together with other similar letters of credit and related promissory notes and obligations as may be incurred by Sellers in the ordinary course of business to the Closing Date in connection with such Assets or such Assumed Liabilities, substitute its own letters of credit and related promissory notes and other obligations therefor and obtain at such time consent of the holder thereof to the release of Sellers from any obligations with respect thereto; provided, however, that if any of such obligations are required by law to be continued after the Closing Date and the obligee thereof will not permit such Buyers to substitute its own obligations therefor, or such Buyers are unable to obtain the consent of a holder thereof as set forth above, then such Buyers shall indemnify, defend and hold Sellers harmless from and against any and all claims, damages, losses, liabilities, costs and expenses, including, without limitation, legal and other expenses, that Sellers or their affiliates may suffer, sustain, incur or become subject to with respect to such continuing obligations; and provided further, that if Sellers receive any bills or invoices for payments due with respect to any such letters of credit and related promissory notes or other obligations, including, without limitation, with respect to workers' compensation matters, and regardless of whether such Buyers shall have posted their own letters of credit, promissory notes or other obligations therefor, Sellers shall submit the same to such Buyers, and such Buyers agree to pay such bills and invoices upon receipt.

          13.25 No Tax Representations. Sellers and Buyers agree that no representation or warranty has been made by them as to the tax consequences of the transactions contemplated by this Agreement or the results of the allocation of the amount of, or the consideration comprising, the Purchase Price, that each is engaging separate counsel with respect to such tax consequences, and that each is assuming its own respective income tax liability, if any, arising out of this Agreement or the consummation of the transactions contemplated hereunder.

          13.26 Investigation Claims. Buyers shall indemnify, defend and hold Sellers harmless from and against any and all claims, damages, losses, liabilities, costs and expenses including, without limitation, legal and other expenses that Sellers or their affiliates may suffer, sustain, incur or become subject to arising out of or with respect to any injuries sustained or claimed to have been sustained by any of Buyers' or their respective affiliates' employees, representatives, agents or retained third parties, during the course or as a result of Buyers' or their respective affiliates' investigation of Sellers and the Business, Assets and Assumed Liabilities.

          13.27 Drilling and Blasting Services. After the Closing, Buyers agree to provide drilling and blasting services to Sellers pursuant to the terms and conditions of the Drilling and Blasting Agreement annexed hereto as Schedule 13.27.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

                       BUYERS:

                       GENERAL ACQUISITION CORPORATION


                       By:           /s/ Paul F. Hummer
                           Chairman and Chief Executive Officer


                       1086215 ONTARIO INC.


                       By:           /s/ Paul F. Hummer
                           Chairman and Chief Executive Officer

                                   JOINDER BY
                           A.P. GREEN INDUSTRIES, INC.

     The undersigned, A.P. Green Industries, Inc., a Delaware corporation ("Green"), as an inducement to the execution and delivery of the foregoing Asset Acquisition Agreement (the "Agreement") by General Refractories Company, General Refractories Company of Ohio, General Refractories Co. of Canada Ltd., Mapleton Development, Inc. Dynamic Products Corporation and GRE Holding, Inc. ("Sellers"), and intending to be legally bound hereby, hereby represents, warrants and covenants as follows (and, for purposes hereof, all terms used herein with initial capital letters and defined in the Agreement shall have the definitions contained in the Agreement):

     1. Green is a corporation duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which, by reason of the nature of the business conducted by it or the character or location of the properties owned or leased by it, the failure to so qualify would have a material adverse effect on the business or assets of Green.

     2. The execution and delivery of this Joinder by Green and the performance by Green of the obligations set forth in this Joinder have been duly and validly authorized by all necessary corporate action. Green has the right, power and authority to enter into and perform this Joinder, and this Joinder constitutes the valid and legally binding obligation of Green, enforceable against Green in accordance with its terms.

     3. The execution, delivery and performance of this Joinder by Green will not contravene any provision of Green's articles of incorporation or by-laws and will not result in a breach of, or constitute a default under, any agreement or other document to which Green is a party or by which Green is bound, or any decree, order or rule of any court or governmental agency or any provision of applicable law which is binding on Green.

     4. Except as may be specified in the Agreement, no consent by, approval or authorization of or filing, registration or qualification with any federal, state or local authority, or any corporation, person or other entity (including any party to any contract or agreement with Green) is required for the execution, delivery or performance of this Joinder by Green or in connection with the performance of Green's obligations hereunder.

     5. Prior to the completion of the Closing under the Agreement, Green hereby unconditionally guarantees the obligations of its affiliates, General Acquisition Corporation and 1086215 Ontario Inc. ("Buyers"), as buyers under the Agreement. Upon completion of the Closing, and the performance by Buyers of their obligations required to be performed under the Agreement on or before the Closing Date, this Paragraph 5 and the obligations of Green under this Paragraph 5 and this Joinder shall terminate and be of no further force and effect.

     Intending to be legally bound hereby, the undersigned has duly executed and delivered this Joinder this 11th day of July, 1994.

                    A.P. GREEN INDUSTRIES, INC.



                    By:     /s/ Paul F. Hummer
                    Title:  Chairman of the Board, President
                              and Chief Executive Officer

                       SELLERS:

                       GENERAL REFRACTORIES COMPANY


                       By:  /s/ Raymond G. Perelman
                                  Chairman


                       GENERAL REFRACTORIES COMPANY OF OHIO


                       By:  /s/ Raymond G. Perelman
                                  Chairman



                       GENERAL REFRACTORIES CO. OF CANADA LTD.


                       By:  /s/ Raymond G. Perelman
                                  Chairman



                       MAPLETON DEVELOPMENT, INC.

                       By:  /s/ Raymond G. Perelman
                                  Chairman



                       GRE HOLDING INC.


                       By:  /s/ Raymond G. Perelman
                                  Chairman



                       DYNAMIC PRODUCTS CORPORATION


                       By:  /s/ Raymond G. Perelman
                                  Chairman

                                                                    Exhibit 10.1

                             NOTE PURCHASE AGREEMENT


          THIS NOTE PURCHASE AGREEMENT is made as of July 29, 1994 among A.P. GREEN INDUSTRIES, INC., a Delaware corporation (the "Company"), APG Lime Corp., a Delaware corporation ("Lime Corp"), A.P. Green Refractories (Canada), Ltd., a corporation existing under the laws of Canada ("Canada Refractories"), A.P. Green Refractories Limited (United Kingdom), a corporation organized under the laws of the United Kingdom ("U.K. Refractories"), Detrick Refractory Fibers, Inc., a Mississippi corporation ("Detrick"), General Acquisition Corporation, a Delaware corporation ("Acquisition Corp.") and 1086215 Ontario Inc., a corporation organized under the laws of the province of Ontario, Canada ("Ontario Inc."), (as to Lime Corp., Canada Refractories, U.K. Refractories, Detrick, Acquisition Corp. and Ontario Inc., the "Guarantors") and the purchasers set forth in Schedule I (the "Purchasers"). In consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree:

          Section 1.  Notes; Payments.

          1.1 Issuance. The Company will authorize the issuance and sale of $25,000,000 in aggregate principal amount of its senior unsecured notes (the "Notes") due as provided in Section 1.2(a). The Notes shall bear interest at the rate of 8.55% per annum; provided, however, that if the initial rating on the Notes from the National Association of Insurance Commissioners ("NAIC") is below "2", the Notes shall bear interest through July 29, 1996, at 9.55%; and, provided further, regardless of the initial NAIC rating on the Notes, at any time after the issuance of the Notes that the NAIC rating on the Notes is below "2", the Notes shall bear interest at 9.55%. Interest on the Notes shall be payable semi-annually as provided in Section 1.2(a). The Notes shall be in the form of Exhibit 1.1. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on any overdue principal (including any overdue prepayment of principal); on the Make-Whole Premium, if any; to the extent permitted by applicable law, on any unpaid and overdue interest; and on other Obligations shall be paid at the rate per annum 2% above the otherwise applicable rate.

          1.2   Payments; Prepayments.

                (a) Regular Payments. Commencing on July 29, 1996 the Company shall make annual payments of principal with respect to the Notes in accordance with the amortization schedule attached to each Note. The Company shall make its final payment of principal with respect to the Notes on July 29, 2001. Commencing on January 29, 1995, the Company shall make semiannual payments, in arrears, of all accrued interest on January 29 and July 29 of each year. All payments and prepayments of principal, interest and Make-Whole Premium, if any, shall be made in immediately available funds on the date specified therefor (or, if such day is not a Business Day, on the succeeding Business Day), before 12:00 noon, New York time, and to the account of each Noteholder, respectively, as set forth in Schedule I, or such other account as each Noteholder may designate in writing from time to time. The Company shall give each Noteholder contemporaneous notice of each payment made to such Noteholder, such notice to be made to the address indicated on Schedule I, or such other address as each Noteholder may designate in writing from time to time. All such payments shall be made, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes measured by the overall net income of any Noteholder).

                (b) Optional Prepayments. On any interest payment date, the Company may prepay, in full or in part, the Notes; provided, that such prepayment is accompanied by payment of all accrued interest to the date of prepayment and a Make-Whole Premium, if any, determined as of the date of the prepayment; and provided further, that in no event shall such prepayment be less than the principal being prepaid plus all accrued interest to the date of prepayment. Prepayments with respect to fewer than all holders are not permitted. Partial prepayments shall be made pro rata to all holders of Notes. The Company shall give notice to each Noteholder at least 30 days, but not more than 60 days, prior to the intended prepayment date. Such notice shall specify the prepayment date, and, as to each Note being prepaid, the outstanding principal amount thereof, the accrued interest thereon (through the scheduled prepayment date) and an estimate of the applicable Make-Whole Premium due in respect of such prepayment. Such notice shall contain such data and detailed calculations as are necessary to confirm the computation of the estimated Make-Whole Premium set forth therein. The amount of the Make-Whole Premium actually paid shall be adjusted from the foregoing estimate based on the most recent information available as of the day prior to the date of prepayment as required by Section 11.39. On the day prior to the date of prepayment, the Company shall give to each Noteholder notice of the actual amount of Make-Whole Premium. Such notice shall contain such data and detailed calculations as are necessary to confirm the computation of the actual Make-Whole Premium contained therein. Any partial prepayments under this Agreement applied to the Notes shall reduce in inverse order of maturity all remaining scheduled payments of principal, pro rata to all holders of Notes to which such prepayment applied.

                (c) Note Purchases. The Company will not, and will not permit any Subsidiary or Affiliate to, acquire, directly or indirectly by purchase or prepayment or otherwise, any of the outstanding Notes, except in accordance with the terms of this Agreement and the Notes.

                (d) Contingent Prepayments Upon Change of Control. In the event of the occurrence of a Change of Control, the Company shall give prompt written notice thereof to each Noteholder by registered mail and shall confirm such notice by prompt telephonic advice, which notice shall contain a written, irrevocable offer by the Company to prepay, on a date specified in such notice (which date shall be not less than 30 days and not more than 60 days after the date of such notice), the Notes held by such Noteholder in full (and not in part). Upon the acceptance of such offer by such Noteholder mailed to the Company at least 10 days prior to the date of prepayment specified in the Company's offer, such prepayment shall be made at the principal amount of the Notes so prepaid, plus accrued and unpaid interest on the Notes, plus a Make-Whole Premium. Any offer by the Company to prepay the Notes pursuant to this Section 1.2(d) shall be accompanied by an Officers' Certificate certifying that the conditions of this
          Section 1.2(d) have been fulfilled and specifying the particulars of such fulfillment. If the Noteholders shall accept such offer, the principal amount of such Notes shall become due and payable on the date specified in such offer. In the event that there shall have been a partial prepayment of the Notes under this Section 1.2(d) the Company shall promptly give notice to the Noteholders accompanied by an Officer's Certificate setting forth the principal amount of each of the Notes that was prepaid and specifying how each such amount was determined, and if some but not all of the Notes were prepaid, setting forth the reduced amount of each required prepayment thereafter becoming due with respect to the Notes under Section 1.2(a).

          1.3 Registration. The Company shall maintain at its principal office a register with respect to ownership and transfers of the Notes. The Company may in good faith rely on the register for the purpose of making payments on the Notes and for all other purposes related to actions taken and notices given in respect of the Notes. For purposes of this Agreement, the

Person in whose name a Note is registered shall be deemed the "holder" of the Note and a Noteholder hereunder.

          1.4 Transfer or Exchange. Upon written request of the holder of any Note and the surrender of such Note for transfer or exchange, the Company shall, without charge: (a) issue a new Note or Notes in respect thereof, in such denominations as may be requested by the holder to equal the unpaid principal balance of the Note surrendered, and made payable to the holder, its nominee(s) or the transferee, as requested by the holder, provided that the holder may not request a new Note in a denomination less than $500,000 or, if the outstanding principal of such Note is less than $500,000, in a denomination less than the outstanding principal amount of such Note; and (b) register such new Note(s) in the name of the party to whom it is made payable. Any transferee shall by its acceptance of a Note make for the benefit of the Company the representations set forth in Sections 2.2(a) and (b) hereof and, furthermore, a representation that the transfer will not require the Notes or any portion thereof to be registered under the '33 Act. New Notes shall be of like tenor to the Notes surrendered therefor and shall be dated the date to which interest was last paid, or if no interest has been paid, July 29, 1994, so that there is no loss of interest with respect thereto. Upon the request of any Noteholder, the Company shall, without charge, provide such data as may be reasonably necessary to enable such Noteholder, upon a transfer of any Note, to comply with Rule 144A (or similar safe harbor provision) of the Securities and Exchange Commission. Such data shall be provided within 15 days after request by the Noteholder.

          1.5 Replacement. In the case of the loss, theft, or destruction of any Note, the holder thereof shall be entitled, without charge, to a replacement Note by delivering to the Company the affidavit of a responsible officer of the holder, testifying that the Note has been lost, stolen or destroyed, as applicable, and an unsecured indemnity agreement with respect to the lost, stolen or destroyed Note. In the case of the mutilation of any Note, the holder thereof shall be entitled, without charge, to a replacement Note by delivering to the Company such mutilated Note along with a written request for replacement. Replacement Notes shall be issued in the amount of the unpaid principal balance of the original Notes, shall be of like tenor to the original Notes and shall be dated the date to which interest was last paid, or if no interest has been paid, July 29, 1994, so that there is no loss of interest with respect thereto.

          1.6 Payments. All payments due under the Notes or on any of the other Obligations shall be made without tender of the Notes in immediately available funds by federal wire transfer in lawful money of the United States before 12:00 noon, New York time, on the due date therefor to the account of the respective holder as set forth on the attached Schedule I or at such other account as the holder may designate in writing from time to time.

          Section 2.  Sale and Purchase of Notes.

          2.1 Agreement. The Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Notes in the principal amount set forth in Schedule I with respect to such Purchaser. The purchase price for the Notes shall be 100% of the principal amount thereof.

          2.2   Purchasers' Representations.   Each Purchaser hereby  represents
and warrants, as to itself, that:

                (a) Purchase for Investment. The Purchaser is purchasing the Notes for its own account or for one or more separate accounts maintained by it, in each case for investment and not with a view to distributing or selling any of the Notes; provided, that disposition of the Notes shall at all times be within the control of the Purchaser.

                (b)   Source  of  Funds.   As  to  such  Purchaser, one  of  the
          following applies:

                      (i) no part of its purchase of Notes hereunder will be made out of any trust fund held by it in which any employee benefit plan has any interest or, if such Purchaser is an insurance company, will be made out of the assets of any separate account maintained by it in which any employee benefit plan has any interest, unless the funds used by such Purchaser to purchase such Notes are assets of a governmental plan; or

                      (ii) if any part of the purchase by such Purchaser of such Notes hereunder may be made out of any such trust fund or separate account, either (1) such separate account is a "guaranteed contract separate account" subject to the exception contained in 29 C.F.R. 2510.3-101, or (2) such trust fund is and will remain (for so long as it holds such Notes) entitled to the exemptions provided by Prohibited Transaction Class Exemption 91-38 issued by the United States Department of Labor or such separate account is entitled to the exemptions provided by Prohibited Transaction Class Exemption 90-1 issued by the United States Department of Labor, and such Purchaser has identified to the Company in writing each employee benefit plan which has any greater than 10% interest in such fund or separate account; or
                (3) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which it has delivered to the Company; or

                      (iii) it is a  "qualified professional  asset manager"  or
                "QPAM" (within the meaning of Part V of prohibited Transaction Class Exemption 84-14 (the "QPAM Exemption")), all of such funds constitute assets of an "investment fund" (within the meaning of
                Part V of the QPAM Exemption) managed by it, no employee benefit plan's assets which are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM
                Exemption) of such employer or by the same employee organization, exceed 20% of the total client assets managed by it, the conditions of Part I(g) of the QPAM Exemption are satisfied, and it has disclosed to the Issuer the names of all employee benefit plans whose assets are included in such investment fund.

          As used in the preceding Sections 2.2(a) and 2.2(b), the terms "separate account", "employee benefit plan" and "governmental plan" shall have the meanings assigned to them in ERISA.

                (c)   Fees.   The  Purchaser has  not dealt  with any  broker or
          finder besides Bear, Stearns & Co. Inc. in respect of the transaction contemplated hereby.

          Section 3. Closing. The sale and purchase of the Notes contemplated by Section 2 shall be consummated at a closing (the "Closing") to occur at 11:00 a.m. (Central Daylight time) on July 29, 1994, or such later date as may be mutually agreed by the parties. The Closing shall take place at the offices of Thompson & Mitchell in St. Louis, Missouri. At the Closing, the Company shall deliver to each Purchaser the Notes to be purchased by such Purchaser. Such Notes shall be delivered to each Purchaser in the form of a single note (or such greater number of Notes as the Purchaser may request) to be purchased by the Purchaser, shall be dated as of the date of the Closing, and shall be made payable to and registered in the name of that Purchaser or its nominee(s) as required by the Purchaser. Upon tender of delivery of the Notes, and satisfaction of the conditions precedent set forth in Section 4, each Purchaser shall pay to the Company, in immediately available funds, the purchase price for the Notes sold to such Purchaser. Failure of the Company to tender delivery of the Notes or failure of the respective person or persons to satisfy any condition precedent in Section 4 shall, at the option of the Purchasers or any of them, relieve the Purchasers of all further obligations hereunder or operate as a waiver of the Purchasers' rights hereunder. In such event, the Purchasers shall also have all other rights and remedies available at law or in equity.

          Section 4.  Conditions Precedent.   The obligations of the  Purchasers
to purchase the Notes are subject to satisfaction of the following conditions precedent:

          4.1   Opinions.

                (a) Counsel to the Company and Guarantors. Each Purchaser shall have received from Thompson & Mitchell, outside counsel to the Company and Guarantors, a favorable opinion addressed to the
          Purchasers, covering all matters reasonably requested by the Purchasers or their counsel, including, without limitation, the due and valid authorization, execution and delivery of the Operative Documents of the Company and the Guarantors, that such Operative Documents constitute the legal, valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their respective terms, and certain other matters set forth in Section 5. Such opinion shall be satisfactory in form and substance to the Purchasers and their counsel, and shall be substantially in the form of Exhibit 4.1(a).

                (b) Special Counsel to the Purchasers. Each Purchaser shall have received from Dixon & Dixon Ltd., L.L.P., special counsel to the Purchasers, a favorable opinion addressed to the Purchasers, covering all matters requested by the Purchasers. Such opinion shall be satisfactory in form and substance to the Purchasers.

          4.2   Certificates.

                (a) Corporate Certificates. Each of the Purchasers shall have received:

                      (i) a certificate dated as of the Closing Date of the Secretary of the Company and each Guarantor as to a copy of the resolutions of the Board of Directors of the Company or Guarantor authorizing the execution, delivery and performance of its Operative Documents, a copy of its charter documents, the absence of any amendment thereto, the incumbency and signatures of the officers of the Company and Guarantor signing, and the satisfaction of all requisite corporate approvals for the consummation of the transactions contemplated by this Agreement;

                      (ii) a certificate dated within 30 days of the Closing Date from the Secretary of State of the State of Delaware as to the certificate of incorporation of the Company and its good standing under the laws of such state;

                      (iii) a  certificate dated within  30 days of  the Closing
                Date from the Secretary of State of the states of Missouri, Alabama, Arkansas, Louisiana, Ohio, Oklahoma, and Texas as to the good standing and qualification to do business in such state of the Company; and

                      (iv) certificates dated within 30 days of the Closing Date from the Secretaries of State of the states of organization and qualification of each of the Subsidiaries as to the certificate of organization or qualification to do business, as applicable, of the Subsidiary and its good standing under the laws of such jurisdiction.

                (b) Closing Certificate. Each of the Purchasers shall have received a certificate from the chief financial officer or treasurer of the Company and each Guarantor certifying that as of the Closing Date, and after giving effect to the issuance and the application of proceeds of the Notes, all representations and warranties of the Company or such Guarantor contained in its Operative Documents are true and correct, and that no Event of Default or Potential Event of Default exists under this Agreement. Such certificate shall also certify that since December 31, 1993 there has been no Material Adverse Change.

          4.3 Approvals. Any and all requisite consents, approvals, authorizations and orders of, or qualifications with, any courts, regulatory authorities, or other governmental bodies that are required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

          4.4 Fees. The Company shall have paid the statements rendered at Closing for all fees and expenses of Dixon & Dixon Ltd., L.L.P., special counsel to the Purchasers, in respect of negotiating and preparing this Agreement and the documents contemplated hereby, rendering the opinion set forth in Section 4.1(b), and in respect of otherwise advising the Purchasers as to the transactions contemplated by this Agreement, and the fees and expenses of Environmental Risk, Ltd.

          4.5 Operative Documents. The Operative Documents shall have been duly authorized, executed and delivered and shall be in full force and effect. Each Purchaser's obligation to purchase its Note(s) is further subject to the condition that contemporaneously with such Purchaser's purchase, the Company shall issue and sell, and each other Purchaser shall purchase, the Notes identified to such other Purchasers on Schedule I.

          4.6 Legal Investment. As of the Closing Date, each Purchaser shall have determined that its purchase of the Notes shall be permitted by the laws and regulations of the jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment.

          4.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Purchasers and their counsel and the Purchasers shall have received such counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

          4.8 Bank Financing. The Company shall have in place unsecured Bank Financing on terms and subject to documentation satisfactory to the Purchasers in all respects and all conditions precedent to the initial advance thereunder shall have been fulfilled.

          4.9 UCC Search, Termination Statements. UCC searches as to the Company in Delaware and Missouri shall require shall have been delivered to special counsel to the Purchasers. UCC termination statements with respect to any Liens (including, without limitation, Liens relating to any prior financings) other than Permitted Liens shall have been tendered for filing or shall be in the possession of counsel to the Company, who shall have made an undertaking to file the same promptly after Closing.

          4.10 Other Materials. The Purchasers shall have received such other documents, certificates and information with respect to the matters contemplated by this Agreement as they shall have reasonably requested.

          4.11 Private Placement Number. The Purchasers shall have received a private placement number for the Notes from Standard & Poor's Corporation.

          4.12 Ratings. The Company shall have delivered to each of the Purchasers evidence of ratings on the Notes (a) from Duff & Phelps, Inc. of "BBB-" and (b) from the National Association of Insurance Commissioners ("NAIC") provided that the rating from NAIC may be delivered within 60 days after the Closing.

          4.13  Guarantees.    Each  Subsidiary  shall  have  delivered  to  the
Purchasers its Note Guarantee.

          4.14  Environmental Analysis.   The Purchasers shall have  received an
environmental analysis, satisfactory as to scope and conclusions of Environmental Risk, Limited as to environmental risks of the Company and its Subsidiaries.

          Section 5.  Representations and Warranties.   Each of the  Company and
the Guarantors hereby makes the following representations and warranties as it relates to such entity:

          5.1 Corporate Existence. It is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of its organization as shown on Section 5.1 of Schedule III and is duly qualified and in good standing in the states and other jurisdictions identified in Section 5.1 of Schedule III and in every other state or other jurisdiction in which it is doing business or engaging in activities which in each case require qualification in such state or other jurisdiction, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, and it has full power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business. As of the Closing Date, the Company has no Subsidiaries other than as identified in Section 5.1 of Schedule III. Each Subsidiary (and in the event that the Company subsequently forms or acquires any additional Subsidiary or Subsidiaries to the extent permitted by this Agreement, each such additional Subsidiary) is (and will be) a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation, is (and will be) duly qualified and in good standing in every other state or other jurisdiction in which it is doing business or engaging in activities which require qualification in such state or other jurisdiction, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, and has (or will have) full power and authority to own and operate its properties and to carry on its business. The Company has good title to the shares of stock it owns in each Subsidiary, free and clear of any Liens, and such stock is fully paid and non-assessable.

          5.2 Corporate Authority. It has full corporate power, authority and legal right to execute, deliver and perform the Operative Documents to which it is a party, and all other instruments and agreements contemplated hereby and thereby, and to perform its obligations hereunder and thereunder and such actions have been duly authorized by all necessary corporate action. No notice to or consent, approval, vote or other authorization of its shareholders is required in connection with its Operative Documents or the transactions contemplated hereby or thereby.

          5.3 No Default. The execution, delivery and performance of its Operative Documents will not result in the imposition of a Lien on any of its property or that of its Subsidiaries and are not in conflict with or a default under (a) any provision of applicable law, rule or regulation or any order, judgment or decree of any court or other governmental agency or instrumentality or its certificate of incorporation or by-laws or (b) the provisions of any indenture, contract, instrument or agreement to which it is a party or by which it or its Subsidiaries or any of their property may be bound.

          5.4 Validity of Agreements. Its Operative Documents have been duly authorized, executed and delivered, and its Operative Documents constitute its legal, valid and binding agreements, enforceable against it in accordance with their respective terms (except to the extent that enforcement thereof may be limited by any applicable bankruptcy, reorganization, moratorium or similar laws now or hereafter in effect, or by principles of equity).

          5.5 Litigation. Except as set forth in Section 5.5 of Schedule III, it is not a party to, nor subject to, any pending lawsuit, administrative proceeding, arbitration, labor dispute, or governmental inspection or investigation, which could have a material adverse effect upon the transactions contemplated hereby or could result in a Material Adverse Change, nor is it aware of any threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental inspection or investigation to which it or any of its Subsidiaries may become a party or subject, which, if instituted or adversely determined as to any such entity, could have a material adverse effect upon the transactions contemplated hereby or could result in a Material Adverse Change. Neither it, its Subsidiaries, nor any of their officers or directors have been temporarily or permanently enjoined or barred by any court, tribunal, governmental or administrative agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with the businesses in which it or its Subsidiaries is engaged. Neither it nor any of its Subsidiaries is in default under any material order, license, demand, writ, injunction or decree of any court, tribunal, governmental or administrative agency or self-regulatory body. There is no continuing order, judgment or decree of any court, tribunal, governmental or administrative agency or self-regulatory body enjoining it or its Subsidiaries from taking or requiring them to take any action of any kind or to which any such entity or any of their businesses, properties or assets are subject or by which they are bound. It is not aware of any state of facts, circumstances, or contemplated events that are likely to give rise to any material lawsuit, administrative proceeding, arbitration, labor dispute, or governmental inspection or investigation involving it or any of its Subsidiaries.

          5.6 Compliance with Laws; Consents. Neither it nor any of its Subsidiaries is in violation of any laws, regulations, ordinances, rules, orders or judicial or governmental decrees in any respect which has or could have any material adverse effect whatsoever upon the validity or enforceability of or its ability to perform any of the terms of the Operative Documents or which is or could result in a Material Adverse Change. No consent, approval, authorization or giving of notice to, registration with, order of or qualification or filing with any court, regulatory authority or other governmental body, or the taking of any other action in respect of the transactions contemplated by the Operative Documents is required by or on behalf of its or any of its Subsidiaries, except such consents, approvals, authorizations, notices, registrations, orders, qualifications, filings, or other actions as have been effected, given or obtained.

          5.7 Defaults Under Other Documents. Neither it nor any of its Subsidiaries is in default or in violation (nor has any event occurred which, with notice or lapse of time or both, would constitute a default or violation) under (i) any agreement or instrument to which they may be a party or under which they or any of their properties may be bound and the result of which could have a material adverse effect upon the transactions contemplated hereby or could result in a Material Adverse Change, or (ii) any charter document. Upon the issuance of the Notes there is no condition or event in effect which would constitute an Event of Default or Potential Event of Default hereunder.

          5.8 Judgments. There are no outstanding or unpaid judgments which could have a Material Adverse Effect.

          5.9   Disclosure.     The  Financial   Statements  were   prepared  in
accordance with GAAP and fairly and accurately present the consolidated financial condition of the Company and its Subsidiaries as of the dates reflected therein, and the results of their operations and cash flows for the periods then ended, in accordance with GAAP. The Financial Statements, the Private Placement Memorandum and the other written material furnished to the Purchasers by the Company prior to Closing and identified on Schedule II do not, as of their respective dates, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. There has been no Material Adverse Change since December 31, 1993 except as may be reflected in the Financial Statements, the Private Placement Memorandum or the other written material furnished to the Purchasers by the Company.

          5.10 Securities Laws. The Company has not, nor has any Person acting or purporting to act on behalf of it, directly or indirectly, offered the Notes for sale to, or solicited any offer to buy the Notes from, or otherwise negotiated in respect thereof with, any Person other than the Purchasers and not more than 68 other institutional investors, or done (or omitted to do) any other act, nor will it do any act, so as to bring the issuance or sale of the Notes within the registration requirements of the '33 Act, and the Company has complied with or is exempt from the registration provisions of all state securities or "blue sky" laws applicable to the issuance or sale of the Notes.

          5.11 Title to Property; Leases. It and its Subsidiaries have good, indefeasible and marketable title to their assets and properties reflected in the Financial Statements (excluding leased or licensed property and excluding assets sold in the ordinary course of business of it and its Subsidiaries after the respective dates of such Financial Statements) and none of such assets or properties (including their interests in leased and licensed property) are subject to Liens except Permitted Liens. It and its Subsidiaries enjoy and are entitled to quiet, peaceful and undisturbed possession of all their leased property and all leases with respect to such property are valid, subsisting and in full force and effect.

          5.12 Debt. It Company and its Subsidiaries are not obligated with respect to any Debt other than as set forth in Section 5.12(a) of Schedule III. It and its Subsidiaries are not subject to any material contingent liabilities other than as set forth in Section 5.12(b) of Schedule III.

          5.13 Zoning. It and its Subsidiaries are in material compliance with all zoning, land use, subdivision, fire and building code, historic preservation and similar statutes, regulations, ordinances and rules that are material to the possession, use and operation of their property.

          5.14 OSHA. It and its Subsidiaries are in compliance with the Occupational Safety and Health Act of 1970, as amended, and all rules and regulations thereunder, and with all similar federal and state statutes, rules and regulations, and there are no investigations or citations outstanding against it or its Subsidiaries thereunder, except in each case where the failure to comply or the investigation or citation would not have a Material Adverse Effect or materially impair its performance of its Obligations.

          5.15  Environmental Matters.

                (a)   Except as set forth in Section 5.15(a) of Schedule III, it and its Subsidiaries have obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on their business as now being conducted, except where failure to obtain such permits, licenses or authorizations would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 5.15(a) of
          Schedule III, each of such permits, licenses and authorizations is in good standing and it and its Subsidiaries are in substantial compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply individually or in the aggregate therewith would not have a Material Adverse Effect.

                (b)   In addition,  except as set  forth in  Section 5.15(b)  of
          Schedule III:

                      (i) no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been served, no penalty has been assessed and no investigation or review is pending or, to its knowledge, threatened by any governmental or other entity with respect to any alleged failure by it or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of its business or that of any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by it or any of its Subsidiaries, except as to such matters which have been fully resolved and any claims related thereto have been fully paid;

                      (ii)  neither   it  nor  any  of  its  Subsidiaries  is  a
                treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act or under any comparable state or local statute; and, to its knowledge,

                            (1)   no  polychlorinated   biphenyls  (PCB's)   are
                      present at any property owned or leased by it or any of its Subsidiaries;

                            (2) no asbestos or asbestos-containing materials are present at any property owned or leased by it or any of its Subsidiaries, which, under any applicable Environmental Laws, would require encapsulation, removal, an operations and maintenance program, or other remedial action;

                            (3) there are no underground storage tanks or surface impoundments for Hazardous Materials (excluding, for purposes of this Section 5.15(b)(ii)(3), petroleum and petroleum products), active or abandoned, at any property owned or leased by it or any of its Subsidiaries; and

                            (4) during the time it and its Subsidiaries have owned, leased or operated their respective properties, no Hazardous Materials have been Released, in a reportable quantity under statutes, ordinances, rules, regulations or orders in effect at the time of Release which established such quantity, at, on or under any property now or previously owned by it or any of its Subsidiaries;

                      (iii) to   its  knowledge,  neither  it  nor  any  of  its
                Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List under CERCLA, or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to environmental claims against it or any of its Subsidiaries; and

                      (iv) no Liens have been filed under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by it or any of its Subsidiaries, and to its knowledge, no government actions have been taken or are in process that could subject any of such properties to such Liens and neither it nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

          5.16 ERISA. It, its Subsidiaries and their Related Persons have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code (except for the adoption of certain amendments for which the remedial amendment period under Section 401(b) of the Code has not expired), and have not incurred any material liability to the Pension Benefit Guaranty Corporation or any Plan (including any Multiemployer Plan), other than an obligation to fund or make contributions to any such Plan in accordance with its terms and in the ordinary course of business. The execution and delivery of its Operative Documents and the sale of the Notes to the Purchasers will not involve any transaction subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed under Section 4975 of the Code. The foregoing representation is made in reliance on the Purchasers' representations in Section 2.2(b). If the name of any employee benefit plan has been disclosed to the Company pursuant to Section 2.2(b)(ii), the Company is not a party in interest with respect to any such plan and securities of the Company are not employer securities with respect to any such plan. With respect to each employee benefit plan identified in writing to the Company in accordance with Subsection 2.2(b)(iii), neither the Company nor any "affiliate" thereof (as defined in section V(c) of Prohibited Transaction Class Exemption 84-14 (the "QPAM" Exemption")) has at this time, and has not exercised at any time within the preceding year, the authority to appoint or terminate the "QPAM" (as defined in the QPAM Exemption) identified in accordance with Section 2.2(b)(iii) as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with such QPAM on behalf of any such plan and the Company is not an "affiliate" (as defined in Section V(c) of the QPAM Exemption) of such QPAM. The Company has delivered to the Purchasers a list of all employee benefit plans (other than welfare plans) with respect to which it is a party in interest and with respect to which its securities are employer securities. As used in this section the terms "employee benefit plan," "welfare plan," "party in interest" and "employer securities" have the meanings assigned to them in ERISA.

          5.17 Material Contracts. There is no pending or threatened breach or declaration of default under any material management agreement, consulting agreement or any other agreement between it or its Subsidiaries and their respective shareholders, directors, officers or other Persons exercising significant control or policy-making authority over or within it or its Subsidiaries and all other material contracts which individually or in the aggregate would have a Material Adverse Effect.

          5.18 Employment Liabilities; Labor Relations. It and its Subsidiaries have complied in all material respects with all federal, state and local statutes, regulations, ordinances, rules and orders respecting employment, employment practices, terms and conditions of employment, wages and hours, and benefits. It and its Subsidiaries have withheld all amounts required by law to be withheld from their employees' wages and salaries and are not liable for any arrears of wages or any taxes, interest or penalties for failure to comply with the foregoing. The Company has fully and accurately disclosed to the Purchasers the status of all negotiations pertaining to all collective bargaining agreements to which it or its Subsidiaries are a party. There are no material controversies pending nor is the Company aware of any threatened controversy between the Company or its Subsidiaries and any of their respective employees. Neither the Company nor any of its Subsidiaries is a party to any labor dispute and there are no strikes or walkouts pending, nor is the Company aware of any threatened dispute, strike or walkout, with respect to any labor contract to which the Company or any Subsidiary is a party.

          5.19 Intellectual Property. It and its Subsidiaries own or have the right to use, without payment to any third party, all Intellectual Property material to the operation of their business. Except as disclosed in Section
5.19 of Schedule III, to the best of its knowledge, there are no Liens encumbering the Intellectual Property and no such Intellectual Property owned or used by it or its Subsidiaries infringes the patent, copyright, trademark, trade secret or other proprietary rights of any third party and it is not aware of any such claim of infringement by any third party. Except as disclosed in Section
5.19 of Schedule III, to the best of its knowledge, no third party has materially infringed or threatened to infringe the patent, copyright, trademark, trade secret and other proprietary rights of it or its Subsidiaries in their Intellectual Property.

          5.20 Company Status. Neither it nor any of its Subsidiaries is: (a) an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) a "public utility" within the meaning of the Federal Power Act, as amended.

          5.21  Product  Liability.   Except  as disclosed  in  Section 5.21  of
Schedule III, to the best of its knowledge, neither it nor any of its Subsidiaries is subject to any material liability, regardless of whether arising in contract, tort or otherwise, including strict liability, related to or arising from any product or the packaging therefor produced, sold or distributed by it or any Subsidiary.

          5.22  Insurance.   It  has in  full force  and effect  insurance which
complies with the provisions of Section 6.7 hereof.

          The  Company  makes  the   following  additional  representations  and
warranties:

          5.23 Margin Stock. The Company will issue the Notes in the ordinary course of its business and use the proceeds thereof solely for the purposes set forth in Section 6.12. No part of the proceeds of the Notes will be used to purchase or carry any Margin Stock or any Margin Security, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or Margin Security. No part of the proceeds of the Notes will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

          5.24 Regulations of Federal Reserve System. The Company and its Subsidiaries are not engaged in the business of extending or obtaining credit for the purchase or carrying of any Margin Stock nor do they own any Margin Security. No action will otherwise be taken or permitted by the Company which would result in violation of Regulations G, T, U or X or any similar regulation of the Board of Governors of the Federal Reserve System of the United States or a violation of Section 7 of the '34 Act, in each case as at the time in effect.

          5.25 Pari Passu Ranking. Except to the extent noted in Section 5.25 of Schedule III, the Company's payment obligations on the Notes rank at least pari passu with the Company's payment obligations in respect of all other Debt set forth in Sections 5.12(a) and 5.12(b) of Schedule III.

          5.26 Transaction Regulations. The Company is not subject to regulation under any statute or regulation that limits the amount of borrowing of money by the Company or the amount of the Notes that may be issued hereunder. The issuance and sale of the Notes and the Company's use of the proceeds thereof as contemplated by this Agreement will not violate the Foreign Assets Control Regulations, Transaction Control Regulations, Cuban Assets Control Regulations, Foreign Funds Control Regulations, Iranian Assets Control Regulations, Nicaraguan Trade Control Regulations, South African Transactions Regulations, Libyan Sanctions Regulations, Soviet Gold Coin Regulations, Iranian Transactions Regulations, Panamanian Transactions Regulations, Kuwaiti Assets Control Regulations, Iraqi Sanctions Regulations, Haitian Transactions Regulations, Federal Republic of Yugoslavia (Serbia and Montenegro) Sanctions Regulations or the UNITA (Angola) Sanctions Regulations of the United States Treasury Department or any similar regulation or executive order.

          5.27 Taxes. The Company and its Subsidiaries have made timely filings of all tax returns which are required to be filed, have paid all Taxes that are due and payable (other than those being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP have been established), and have made adequate accruals, reserves and provisions for the payment of all current Taxes in accordance with GAAP. All Tax liabilities of the Company have been finally determined by the Internal Revenue Service and other applicable taxing authorities and satisfied, or the time for audit has expired, for all fiscal periods through December 31, 1987.

          Section 6.  General  Affirmative  Covenants.     The  Company   hereby
covenants with the Noteholders:

          6.1   Financial Data.  The Company shall deliver to the Noteholders:

                (a) within 60 days after the end of each of the first three Fiscal Quarters in the Company's Fiscal Year, copies of the unaudited consolidated financial statements (balance sheet, statement of income, and statement of cash flows) for the Company and its Subsidiaries for such period and for the corresponding period of the prior Fiscal Year, which statements of income and cash flows shall also set forth figures for the period from the beginning of the current Fiscal Year to the end of such quarter;

                (b) within 60 days after the end of each of the first three Fiscal Quarters in the Company's Fiscal Year, a certificate of the chief financial officer or treasurer of the Company to the effect that the financial statements provided pursuant to clause (a) above fairly and accurately present the consolidated financial condition of the Company and its Subsidiaries as of the date indicated and the results of its operations and its cash flows for the periods indicated, subject to normal changes resulting from year-end audit adjustments, and were prepared in accordance with GAAP, that such officer has reviewed and understands the terms of this Agreement, that the Company is in compliance with its covenants of this Agreement and that no Event of Default or Potential Event of Default exists hereunder, such certificate to contain in reasonable detail such calculations as are necessary to confirm the Company's compliance with Section 7.2,
          Section  7.3, Section  7.6, Section  7.10, Sections  8.1 through  8.4,
          Section 11.51 and Section 11.52 and to contain the listing of all Subsidiaries;

                (c) within 120 days after the end of the Company's Fiscal Year, copies of the unaudited consolidating and the audited consolidated financial statements (balance sheet, statement of income, and statement of cash flows) for the Company and its Subsidiaries for such Fiscal Year and the prior Fiscal Year, together with an unqualified opinion by KPMG Peat Marwick or other independent accountants of nationally recognized standing, which opinion shall state that the financial statements fairly present the financial position of the Company and its Subsidiaries as of the date indicated and the results of their operations and their cash flows for the periods indicated, all in accordance with GAAP, and that the audit by such accountants in connection with such financial statements was made in accordance with generally accepted auditing standards;

                (d) within 120 days after the end of the Company's Fiscal Year, a certificate from the chief financial officer or treasurer of the Company to the effect that the financial statements provided pursuant to clause (c) above fairly and accurately present the consolidated financial condition of the Company and its Subsidiaries as of the date indicated and the results of its operations and its cash flows for the periods indicated, and were prepared in accordance with GAAP, that such officer has reviewed and understands the terms of this Agreement, that the Company is in compliance with its covenants in this Agreement and that no Event of Default or Potential Event of Default exists hereunder, such certificate to contain in reasonable detail such calculations as are necessary to confirm the Company's compliance with Section 7.2, Section 7.3, Section 7.6, Section 7.10, Sections 8.1 through 8.4, Section 11.51 and Section 11.52 and to contain the listing of all Subsidiaries; a certificate of the independent accountants that audited the financial statements referenced in clause (c) above that, in the course of their examination necessary to their certification of the foregoing, they have obtained no knowledge of any Event of Default or Potential Event of Default, or if, in the opinion of such accountants, any Event of Default or Potential Event of Default shall exist, stating the nature and status thereof; and within 15 days after receipt by the Company's audit committee but in no event later than 60 days after receipt by the Company, a copy of the auditor's letters to management, if any, in connection with the audit referenced in clause (c);

                (e) immediately following the completion by its independent auditors of any interim or special audit of the Company, a copy of any opinion furnished to the Company by such auditors and a copy of the auditor's letters to management, if any, in connection with any such audit; and

                (f)   from  time  to   time,  such  other  information   as  the
          Noteholders may reasonably request.

          6.2   Inspection  of Properties  and Books.   The  Company shall,  and
shall cause its Subsidiaries to, recognize and honor the right of any Noteholder, upon reasonable notice and at its own expense, to visit and inspect any of the properties of, to examine and to take extracts from the books, accounts and records of, and to discuss the affairs, finances or accounts of, the Company and its Subsidiaries and to be advised as to the same by the officers and senior management of the Company and the independent public accountants for the Company who are hereby expressly authorized and directed to undertake such actions, at such times, in such detail and through such agents and representatives as such Noteholder may reasonably desire.

          6.3 Payments. The Company and each Guarantor shall pay all its monetary Obligations when due and before they become delinquent, except such Obligations which are being contested in good faith and with respect to which adequate reserves have been established.

          6.4   Notices.    The  Company  and  the  Guarantors  shall  give  the
Noteholders:

                (a)   immediate  notice of such entity's obtaining knowledge of:
          (i) the occurrence of any Event of Default or Potential Event of Default hereunder; (ii) any occurrence constituting an event of default or any occurrence which with notice or the passage of time or both may constitute an event of default under the Bank Financing Documents; (iii) the occurrence of a reportable event (as such term is defined in Section 4043 of ERISA) or a prohibited transaction (as such term is defined in Section 4975 of the Code) in connection with any Plan relating to such entity or any Related Person, or any other claim or occurrence constituting a breach of Section 7.1 or which with notice or passage of time or both may constitute an Event of Default under Section 9.6; (iv) the commencement of, or any threatened lawsuit, proceeding, arbitration, labor dispute or governmental claim, inspection or investigation involving it or any Subsidiary, which, if adversely determined as to such entity, could have a Material Adverse Effect; (v) the accrual of any material unpaid assessments for Taxes against the Company or any Subsidiary or the assets, property or revenue of any of them, if in excess of adequate reserves therefor;
          (vi) any environmental investigation by any governmental authority to quantify levels of Hazardous Materials located on premises which have at any time been owned, leased or occupied by the Company or any of its Subsidiaries; (vii) a threat that the Company or any Subsidiary may be named, or the naming of such entity, as a potentially responsible party for contamination of real property or ground water (including past and present waste disposal sites) with Hazardous Materials; (viii) any reports required to be given to the Bank in accordance with the Bank Financing Documents; and (ix) any change in or discharge of the independent accountants used by the Company;

                (b) prompt notice of: (i) knowledge that the opinion of the Company's independent accountants with respect to the Company's annual financial statements will not be unqualified; (ii) the acquisition of any Subsidiary; (iii) knowledge of the accrual of or occurrence of any event giving rise to any material contingent liability of the Company or any Subsidiary or which does or which with notice or the passage of time or both would constitute an event of default under any other material document, instrument or agreement to which the Company or any of its Subsidiaries is a party or by which they or their property may be bound; and (iv) knowledge of any Material Adverse Change which results in any of the representations and warranties in Sections 5.1 through 5.27 becoming untrue or incorrect at any time;

                (c) 60 days' prior written notice of any material change in general business operations and prompt written notice of any Change of Control or intended Change of Control of the Company or any Subsidiary; and

                (d)   such   other  notices  as  may  be  specifically  required
          elsewhere in this Agreement, at the times there specified.

          6.5 Corporate Matters. The Company shall provide the Noteholders with notice of changes in its Fiscal Year and with copies of all notices (including, without limitation, notices of annual and special meetings), waivers of notice, proxies, consents, reports and other documents, instruments, agreements and materials, filed with the SEC or any notices from or correspondence with the SEC any other governmental authority in respect of matters which, if resolved against the Company, a Subsidiary, or their respect officers or directors, would have a Material Adverse Effect. All such materials shall be provided to the Noteholders contemporaneously with the effective date of any change in the Company's Fiscal Year and, as to SEC and other governmental filings, by the due date of their filing with, or promptly upon receipt from, the SEC or other governmental authority.

          6.6 Accounting. The Company shall, and shall cause its Subsidiaries to, keep true books of record and accounts in which full and correct entries will be made of all their business and financial transactions, and shall reflect in their financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

          6.7 Maintenance of Property. The Company shall, and shall cause its Subsidiaries to, maintain their property in good condition, repair and working order, and make all necessary renewals, replacements, additions, betterments and improvements thereto and shall maintain insurance with financially sound and reputable insurers having at least an "A-" rating with A.M. Best on their property and business (including, without limitation, property and casualty, liability, business interruption, leasehold and data processing insurance), consistent with sound business practice and as is customary in the case of corporations or entities of established reputation in the same or a similar business and similarly situated.

          6.8 Corporate Existence. The Company shall, and shall cause its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, good standing and permits and licenses in their respective states of incorporation and their good standing and qualification to do business in all states in which they are doing business or engaging in activities which require qualification; provided, however, that the Company and its Subsidiaries may enter into consolidations and mergers permitted by Section 7.2 and may engage in liquidations of Subsidiaries where all of the assets of the liquidated Subsidiary are transferred to the Company or another wholly-owned Subsidiary.

          6.9 Intellectual Property. The Company shall, and shall cause its Subsidiaries to, in accordance with the standards of ordinary business practices in its industry, maintain the right to use, refrain from transfer, disposition or encumbrance of, protect against and prosecute material third party infringements of, and defend against material third party claims challenging their rights and interests in, their Intellectual Property to the extent that failure to comply with this Section 6.9 would create a Material Adverse Change.

          6.10 Taxes. The Company shall, and shall cause its Subsidiaries to, pay all Taxes imposed upon them before any penalties or interest accrue thereon; provided, however, that no such Taxes need be paid for so long as they are being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP have been established.

          6.11 Governmental Regulations. The Company shall, and shall cause its Subsidiaries to, comply with all laws, regulations, ordinances, rules, orders and judicial or governmental decrees, the violation of which could have any material adverse effect whatsoever on the validity or enforceability of any of its Operative Documents or which could have a Material Adverse Effect.

          6.12  Use  of Proceeds.   Proceeds of the  Notes shall be  used by the
Company for the purpose of acquiring through Acquisitions Corp. and Ontario Inc. certain assets of General Refractories Company and its Affiliates.

          6.13 Expenses. The Company shall, regardless of whether Closing occurs, pay and indemnify the Noteholders for all reasonable costs and expenses incurred by the Noteholders in connection with this Agreement, the Operative Documents and the transactions contemplated hereby and thereby, including, without limitation:

                (a) out-of-pocket costs and expenses incurred in connection with preparing, negotiating and reproducing this Agreement and the Operative Documents, along with all opinions and certificates referenced herein and the specific fees set forth in Section 4.4;

                (b) costs and expenses including, without limitation, out-of-pocket costs incurred in connection with any Company-requested amendments hereto or to the Operative Documents (whether or not entered into), or in connection with any waiver or consent requested by the Company (whether or not granted);

                (c) costs and expenses, including, without limitation, out-of-pocket costs incurred in connection with or as a result of any Potential Event of Default or Event of Default hereunder or in connection with any enforcement by any Noteholder of its rights hereunder or under any Operative Document; and

                (d) documentary, stamp, or similar taxes (including interest and penalties, if any) payable in respect of this Agreement or any Note, regardless of when assessed.

Except as otherwise provided herein, any such costs and expenses shall be due and payable within ten days after the due date thereof. In addition, the Company shall pay all fees of Bear, Stearns & Co. Inc. and any other broker's or finder's fees in respect of the transaction contemplated hereby.

          6.14 Bank Financing Amendments. The Company shall give the Noteholders a substantially contemporaneous notice and a copy of any amendment to or waiver of the terms of the Bank Financing Documents actually made or granted.

          6.15 Payment of Claims. The Company shall, and shall cause its Subsidiaries to, pay claims of carriers, warehousemen, workmen and materialmen and judgment liens prior to such time as nonpayment thereof (a) could result in a Lien on or loss of the use of property employed by the Company or any one or more of its Subsidiaries in the conduct of such entity's business (other than those being diligently contested in good faith by appropriate procedures and with respect to which adequate reserves in accordance with GAAP have been established) or (b) could result in a Material Adverse Change.

          Section 7.  General Negative Covenants.

          7.1   ERISA.   The Company shall not, and shall  not permit any of its
Subsidiaries or any Related Person to:

                (a) (i) engage in any transaction in connection with which the Company, any Subsidiary or any Related Person could be subject to either section 502(i) of ERISA or a tax imposed by section 4975 of the Code, (ii) fail to make full payment when due of all amounts which would be deductible by the Company, the Subsidiary or any Related Person and which, under the provisions of any Plan, applicable law or applicable collective bargaining agreement, the Company, the Subsidiary or any Related Person is required to pay as contributions thereto, or (iii) permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan, if, in the case of any of sub- division (i), (ii) or (iii) above, such penalty or tax, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a Material Adverse Effect;

                (b) permit the amount of unfunded current liabilities (within the meaning of section 302(d)(8)(A) of ERISA) under all Plans maintained at such time by the Company, its Subsidiaries or any of its Related Persons to exceed $15 million on a consolidated basis; provided, however, that at all times the Company and its Subsidiaries shall be in compliance with law; or

                (c) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA which is due and unpaid with respect to all Multiemployer Plans incurred by the Company, its Subsidiaries or any Related Person to exceed $5 million.

          7.2 Merger and Consolidation. The Company shall not, and shall not permit any of its Subsidiaries to, consolidate with or merge into any other entity or permit any other entity to consolidate with or merge into it. Notwithstanding the foregoing, any Subsidiary may merge into the Company or into another wholly-owned Subsidiary. Furthermore, notwithstanding the foregoing, the Company may enter into such a consolidation or merger transaction with a company if no Event of Default or Potential Event of Default has occurred and is continuing and if, immediately after the consummation of such transaction, no Event of Default or Potential Event of Default would exist hereunder and the successor entity could, without the occurrence of an Event of Default hereunder, incur at least $1 of additional Funded Debt; provided, however, that (a) the surviving corporation in such transaction is a solvent corporation organized under the laws of a state of the United States of America, with its principal place of business in the United States, and doing business primarily in the United States and/or Canada; and (b) the surviving corporation assumes all of the Company's Obligations.

          7.3 Sales or Other Dispositions of Assets. Except as expressly provided in Section 7.4, during any Fiscal Year the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its assets (including, without limitation, the stock, other voting securities of or evidence of indebtedness from any Subsidiary) other than in the ordinary course of business unless the aggregate book value of assets sold, leased or otherwise disposed of in such Fiscal Year by the Company and its Subsidiaries (a) does not exceed 10% of the Consolidated Total Tangible Assets of the Company and its Subsidiaries as of the end of the Fiscal Year most recently ended; and, (b) such sale of assets together with prior sales of assets from and after the date of this Agreement does not, on a cumulative basis exceed 25% of Consolidated Total Tangible Assets. The foregoing shall not prohibit sales of assets the proceeds of which are used within one year to acquire productive assets used in the ordinary course of business of the Company or Subsidiary and having at least substantially comparable value; or (ii) assets by any Subsidiary to the Company or to any other wholly-owned Subsidiary. Notwithstanding the foregoing, the Company and any Subsidiary shall not sell, lease, transfer or otherwise dispose of assets if immediately before and after such event an Event of Default or Potential Event of Default exists. In no event shall the Company sell stock of a Subsidiary if the remaining stock held by the Company shall be less than 51% of the outstanding stock of such Subsidiary.

          7.4 Additional Stock. The Company shall not: (i) permit any of its Subsidiaries to issue any additional shares of capital stock, voting or non-voting, any warrants, options or other rights to acquire capital stock, or any securities convertible into capital stock, except to the Company or to another wholly-owned Subsidiary; or (ii) sell, transfer or otherwise dispose of any capital stock, voting or non-voting, warrants, options or other rights to acquire capital stock, or any securities convertible into capital stock, of any Subsidiary except to another wholly-owned Subsidiary.

          7.5 Other Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any other agreements which violate the terms and conditions of this Agreement or which, after giving effect thereto or upon the performance of any covenant contained therein, would constitute an Event of Default or a Potential Event of Default, or which would restrict the ability of one or more Subsidiaries to pay dividends to the Company.

          7.6 Negative Pledge. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, permit or suffer to exist with respect to any of the assets or property of the Company (including, without limitation, its stock in and evidences of debt from Subsidiaries) or any Subsidiary, or any income, revenue, or profits therefrom, all whether now owned or possessed or hereafter acquired, any Lien, assignment, hypothecation, charge, adverse claim or other encumbrance thereon, excepting only Permitted Liens (whether or not the Company complies with the last sentence of this Section 7.6). Except as permitted by Section 7.3 and 7.4, the Company shall not transfer or convey any of the assets or property of the Company (including, without limitation, its stock in Subsidiaries) nor permit the transfer or conveyance of the assets or property of any Subsidiary, or any income, revenue, or profits therefrom, all whether now owned or possessed or hereafter acquired, for the purpose, or with the effect, of subjecting the same to payment of any Debt or other obligation in priority of payment over its general creditors. The Company shall not, and shall not permit any of its Subsidiaries to, suffer to exist any Debt or obligation which may, by law, if unpaid or in the event of bankruptcy or insolvency, or otherwise, be given priority in payment over its general creditors; nor shall the Company or any Subsidiary make any agreement or arrangement to subordinate the payment of the Notes to any other Debt. Without limiting the generality of the foregoing, if the Company or any of its Subsidiaries shall create, incur, assume, permit or suffer to exist any Lien (other than Permitted Liens) upon any of its or their property or assets, the Company shall make or cause to be made effective provision for the Notes to be secured equally and ratably with any Debt secured by such Lien, so long as such other Debt shall be so secured; provided, however, that, except as provided in
Section 8.1, such Lien shall constitute a breach of this Section 7.6 regardless of the Company's compliance with this last sentence.

          7.7 Additional Subsidiaries. Prior to the acquisition of any additional Subsidiary, the Company shall provide to each Noteholder a certificate from the chief financial officer or treasurer of the Company certifying that as of, and immediately after, the acquisition of such Subsidiary, the representations and warranties contained in Section 5 are and will be true and correct as to such Subsidiary and no Event of Default or Potential Event of Default exists or, upon such acquisition, will exist. Simultaneously with such acquisition, the new Subsidiary shall execute and deliver to the Noteholders an acknowledgment that it is a "Guarantor" for purposes of this Agreement and the Note Guarantee, such acknowledgment to be substantially in the form attached to Exhibit 11.44 to this Agreement.

          7.8 Affiliate Transactions. The Company shall not, and shall not permit any Subsidiary to enter into any transaction with any Affiliate, their shareholders, the Affiliates of their shareholders, or the executive officers or directors of any of the foregoing entities unless the same shall be conducted in the ordinary course of business on an arms' length basis for fair value in accordance with reasonable commercial standards and on terms no less favorable than those available to third parties generally.

          7.9 Business Practices. The Company shall not, and shall not permit its Subsidiaries to, conduct any line of business which is not related to their business as conducted on the Closing Date and described in the Private Placement Memorandum, or if such lines of business result in a substantial change, taken as a whole, in the general nature of the business of the Company and its Subsidiaries in effect on the Closing Date.

          7.10  Restricted Payments.    The Company  shall  not, and  shall  not
permit any of its Subsidiaries to, make any Restricted Payments if:

                (a) the cumulative amount of such Restricted Payments made after July 29, 1994 would exceed the sum of (i) $1,000,000; and (ii) 50% of Consolidated Net Income (or minus 100% in the case of a deficit) computed on a cumulative basis from July 29, 1994; and (iii) net proceeds of the issuance or sale of common stock of the Company after July 29, 1994; or

                (b) at the time of or as a result of, such Restricted Payment, any Event of Default would exist; or

                (c) after giving effect to such Restricted Payment, the Company would not be permitted under the terms of Section 8.2 to incur at least $1.00 of additional Total Debt.

Notwithstanding the foregoing, any Subsidiary may make a Restricted Payment to the Company at any time.

          7.11 Investments, Guaranties. The Company shall not, and shall not permit any of its Subsidiaries to:

                (a) directly or indirectly make or own any Investment other than

                      (i)   Permitted Investments in any Person, and

                      (ii)  additional  Investments  of  the   Company  and  its
                Subsidiaries in an aggregate amount not to exceed 15% of Consolidated Tangible Net Worth; or

                (b) create or become or be liable with respect to any Guarantee except

                      (i) Guarantees outstanding on the date hereof as set forth in Section 7.11 of Schedule III and

                      (ii) subject to compliance with Section 8.2, the Company may become and remain liable with respect to unsecured Guaranties of Debt of any Subsidiary and any other obligation of any Subsidiary incurred in the ordinary course of its business; provided the maximum dollar amount of the Debt or other obligation being guaranteed is readily ascertainable by the terms of such obligation or the instrument or agreement evidencing such Guarantee specifically limits the dollar amount of the maximum liability of the Guarantor thereunder.

          Section 8.  Financial Covenants.   The  Company hereby covenants  with
the Noteholders:

          8.1   Minimum  Tangible Net  Worth.   At  no  time shall  Consolidated
Tangible Net Worth be less than the amounts shown below:

                           Through
     On or After         December 31         Minimum TNW
     July 29, 1994          1994           $ 90.4 million
  January  1, 1995          1995           $ 94.4 million
  January  1, 1996          1996           $ 96.4 million
  January  1, 1997          1997           $ 98.4 million
  January  1, 1998          1998           $100.4 million
  January  1, 1999          1999           $102.4 million
  January  1, 2000          2000           $104.4 million
  January  1, 2001          2001           $106.4 million


          The Company hereby agrees that in the event it shall at any time fail to maintain the Consolidated Tangible Net Worth set forth above, it will execute and deliver to the Noteholders a security agreement, financing statements and such other documents as the Noteholders may in good faith require in order to grant and perfect a security interest in favor of the Noteholders in assets of the Company acceptable to the Noteholders in their sole discretion to secure all Obligations of the Company. Such security interest shall be pro rata and pari passu with any security interest granted by the Company or its Subsidiaries under the Bank Financing Documents.

          Upon compliance with foregoing obligation to grant and perfect a security interest in its assets, the Company shall be deemed to have cured an Event of Default consisting solely of its failure to maintain its Consolidated

Tangible Net Worth as required by this Section 8.1 so long as the Company's Consolidated Tangible Net Worth is not more than $3 million less than that required at such time, as set forth above.

          8.2 Total Debt. At no time shall Total Debt of the Company and its Subsidiaries at the end of any Fiscal Quarter exceed 40% of the Total Capitalization of the Company and its Subsidiaries.

          8.3   Current  Debt.    The Company's  ratio  of  Consolidated Current
Assets to Consolidated Current Liabilities shall not be less than 1.75 to 1.

          8.4 Fixed Charge Coverage. As of the end of each Fiscal Quarter, the Company and its Subsidiaries shall have Consolidated Income Available for Fixed Charges of not less than 2.5 times Fixed Charges, computed on a rolling four Fiscal Quarter basis.


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                                      -30-

          Section 9.  Events  of  Default.    The  following  occurrences  shall
constitute Events of Default:

          9.1 Payments. The Company (i) fails to pay when due any scheduled principal payment or any optional prepayment after giving notice thereof, or any Make-Whole Premium; or (ii) fails to pay any payment of interest on the Notes, and such failure to make the interest payment is not cured within five business days of the scheduled payment date.

          9.2   Other Obligations.    The Company  fails to  pay any  Obligation
(other than those set forth in Section 9.1) within 30 days after the same become due.

          9.3   Other Debt.  Any one or more of the following events occur:

                (i) the Company and/or any Subsidiary fails to pay when due or within any applicable grace or cure period Debt of the Company or a Subsidiary with an outstanding principal amount of $1,000,000 or more in the aggregate, regardless of the amount of the payment in default; or

                (ii) the Company or any Subsidiary defaults in the performance of any other term, provision or agreement under which the Debt described in clause (i) above was created or governed, the effect of which is to permit, with the giving of notice or lapse of time, or both, the holder of such Debt to cause such Debt to become due prior to its stated maturity, unless such default is waived in writing by the holder of such Debt; provided, however, that any default described in this clause (ii) shall not become an Event of Default hereunder until 30 days after its occurrence during which period such default has not been waived in writing by the holder of such Debt; or

                (iii) any of such Debt shall be validly declared to be due and payable or required to be prepaid prior to the stated maturity thereof.

          9.4 Undischarged Final Judgments. Final judgment or judgments for the payment of money (which are not covered by insurance), assessments or levies for the payment of taxes, or writs or warrants of attachment, is or are outstanding against the Company or any Subsidiary in an aggregate amount in excess of $1,000,000, and any such judgment, assessment, levy, writ or warrant of attachment (a) has been outstanding for more than 30 days from the date of its entry and (b) has not been discharged, paid, bonded against, released, vacated, reversed, stayed (and discharged within 30 days after expiration of any stay), or appealed and a funded (but not necessarily segregated) reserve established therefor if not otherwise bonded against.

          9.5 False Representations. Any representation or warranty made by the Company or any Subsidiary in this Agreement or in any certificate or report delivered pursuant hereto is false or misleading in any material respect when made.

          9.6   Negative and Financial Covenants.  The Company or any Subsidiary
(a) fails to comply with any covenant set forth in Sections 7.2, 7.3, 7.4, 7.5, 7.6, 7.9, 7.10, 7.11 and Section 8.4 or fails to provide an NAIC rating of at least "3" within the time permitted by Section 4.12 above, for all of which obligations no cure shall be permitted; or (b) fails to comply with any covenant set forth in any other sections of Section 7 and such failure is not cured within 30 business days of the event or condition constituting such failure; or
(c) fails to comply with any covenant set forth in Section 8.1, 8.2 and 8.3 and such failure is not cured within 10 Business Days of the event or condition constituting such failure.

          9.7 Affirmative Covenants. The Company (whether as to itself or any Subsidiary) fails to comply with any covenant set forth in Section 6 or any other covenant or agreement set forth herein (other than the covenants set forth in Section 7 and Section 8) and such failure continues for more than 30 days after the occurrence thereof.

          9.8   Involuntary Bankruptcy Proceedings.

                (a) A receiver, liquidator or trustee of the Company or any Significant Subsidiary or any of their property (whether real or personal, tangible or intangible), is appointed by court order and such order is not discharged within 60 days; or

                (b)   An  order  for   relief  is  entered  in   any  bankruptcy
          proceeding in which the Company or any Significant Subsidiary is a "debtor" within the meaning of the Bankruptcy Code; or

                (c) A petition is filed against the Company or any Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing.

          9.9 Voluntary Petitions. The Company or any Significant Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition under any such law.

          9.10 Assignments for Benefit of Creditors. The Company or any Significant Subsidiary (a) makes an assignment for the benefit of its creditors, or (b) is generally not paying its debts as they become due, or (c) has announced that it will not pay its debts as they become due, or (d) consents to the appointment of a receiver, trustee or liquidator of the Company or any Significant Subsidiary or of all or any part of their property.

          Section 10. Remedies.

          10.1 Acceleration. Upon the occurrence of an Event of Default under Sections 9.8, 9.9 or 9.10, all outstanding principal and accrued interest on the Notes shall become automatically and immediately due and payable. Upon the occurrence of any Event of Default under Section 9.1, any Noteholder may as to its own Note(s), or Noteholders owning 51% in aggregate principal amount of the aggregate outstanding Notes may, as to all the Notes outstanding, upon written notice, declare all outstanding principal, Make-Whole Premium, if any, and accrued interest on such Notes to be immediately due and payable. Upon the occurrence of any Event of Default other than under Sections 9.1, 9.8, 9.9 or
9.10 any Noteholders holding at least 51% in principal amount of the aggregate outstanding Notes, upon written notice, may declare all outstanding principal, Make-Whole Premium, if any, and interest on all outstanding Notes to be immediately due and payable. In any of the above events, no presentment, protest, demand or notice other than that expressly provided above shall be necessary, all of which are hereby waived by the Company. Upon any acceleration of the Notes pursuant to this Section 10, there shall be added to the amount due thereunder: (a) all costs and expenses due in accordance with Section 6.13; and
(b) a Make-Whole Premium determined as of the date of acceleration in accordance with Section 1.2(b) (considering the acceleration as a prepayment). Noteholders holding 51% or more in principal amount of the aggregate outstanding Notes may, in their sole and absolute discretion, rescind and annul any declaration of acceleration hereunder, other than a declaration of acceleration based on an Event of Default under Section 9.1, if: (a) the Company has made all payments of principal, interest, Make-Whole Premiums, if any, and expenses then due (other than as are due solely by reason of declaration of such acceleration);
(b) any and all other Events of Default have been cured to the satisfaction of or waived by the Noteholders; and (c) no judgment or decree has been entered for the payment of amounts due pursuant to this Agreement or the Notes.

          10.2 Other Remedies. In addition to the rights set forth in Section 10.1, upon the occurrence of an Event of Default the Noteholders shall have all other rights and remedies available at law and in equity, including, without limitation, for specific performance, for injunctive relief restraining violation hereof, and in aid of the exercise of any right or power granted herein.

          10.3 Remedies in General. No course of dealing between the Noteholders and the Company, its Subsidiaries, or the Guarantors shall operate as a waiver of any of the Noteholders' rights hereunder or under any Note or Guarantee. No delay or omission on the part of the Noteholders in exercising any rights hereunder or under the Notes or the Guarantees shall operate as a waiver of such right or any other right hereunder or as an acquiescence in any Event of Default or other event or course of conduct by the Company, its Subsidiaries or the Guarantors. No waiver or consent shall be binding or effective unless in writing and signed by the requisite number of Noteholders. No waiver on any one occasion or with respect to any one matter shall be construed as a waiver of any right or remedy as to any future occasion or any other matter. No single or partial exercise of any right or remedy hereunder, or the exercise of any other right or remedy by the Noteholders, shall preclude the exercise of any rights or remedies, hereunder or otherwise, by the Noteholders. All rights and remedies herein and in any other Operative Document shall be cumulative and may be exercised separately or concurrently. The Noteholders may exercise their rights under this Section 10 either collectively or individually in accordance with the terms of this Agreement.

          Section 11. Definitions.   The following terms shall have the meanings
set forth below.

          11.1 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

          11.2 Affiliate. As applied to any Person, "Affiliate" shall mean any Person, other than a Subsidiary, directly or indirectly controlling or controlled by or under common control with such Person, including, without limitation, any officer or director of such Person and any Person beneficially owning or holding 5% or more of any class of voting securities, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and provided further that no institutional Noteholder shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of ownership of the Notes or other securities issued in exchange for the Notes or by reason of having the benefits of any agreements or covenants of the Company contained in this Agreement.

          11.3  Agreement.   "Agreement" shall mean this Note Purchase Agreement
dated as of July 29, 1994 by and among the Purchasers, the Company and the Guarantors.

          11.4 Agreement References. All references in this Agreement to Sections are to sections of this Agreement unless otherwise indicated. Unless otherwise indicated, all references in this Agreement to Exhibits or Schedules are to Exhibits and Schedules attached to this Agreement. All such Exhibits and Schedules shall be deemed incorporated herein by this reference.

          11.5 Bank Financing. "Bank Financing" shall mean the $15 million unsecured financing extended to the Company by Commerce Bank of St. Louis (together with any participants in such facility, the "Banks") and any similar or replacement credit facilities. "Bank Financing Documents" shall mean the Loan Agreement dated as of December 14, 1989, by and among the Company and the Banks, as amended by the First Amendment to Loan Agreement dated as of May 1, 1991, Second Amendment to Loan Agreement dated April 27, 1992, Third Amendment to Loan Agreement dated as of December 1, 1992, Fourth Amendment to Loan Agreement dated as of May 1, 1993, Fifth Amendment to Loan Agreement dated as of April 15, 1994, and as further amended from time to time, and any documents evidencing any similar or replacement credit facilities.

          11.6 Bankruptcy Code. "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. 101 et seq. as amended from time to time.

          11.7 Business Day. "Business Day" shall mean as to any Note any week day other than a day on which banks are authorized to be closed or insurance companies are generally closed in the city in which payments under such Note are to be made.

          11.8 Capital Lease. "Capital Lease" shall mean as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to the balance sheet of such Person.

          11.9 Capital Lease Obligation. "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear as a liability on a balance sheet of such lessee in respect of such Capital Lease.

          11.10 CERCLA.   "CERCLA"  shall mean  the Comprehensive  Environmental
Response, Compensation and Liability Act of 1980, as amended from time to time.

          11.11 Change  in   Control.    "Change  in  Control"  shall  mean  the
acquisition by any Person or a group of related Persons of more than 50% of the Voting Stock of the Company.

          11.12 Closing. "Closing" shall mean the consummation of the sale and purchase of the Notes pursuant to this Agreement, as further referenced in
Section 3.

          11.13 Closing  Date.   "Closing Date"  shall  mean the  date on  which
Closing occurs.

          11.14 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          11.15 Company.   "Company" shall mean  A.P. GREEN INDUSTRIES,  INC., a
Delaware corporation.

          11.16 Consolidated Income Available for Fixed Charges. "Consolidated Income Available for Fixed Charges" of the Company and its Subsidiaries for any period shall mean the sum of Consolidated Net Earnings for such period plus income tax expense, as defined according to GAAP, plus Fixed Charges, plus amortization expense related to goodwill, deferred charges and other intangible assets.

          11.17 Consolidated Net Earnings. "Consolidated Net Earnings" shall mean with reference to any period and as to any Person, the net income (or deficit) of such Person and its Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes), amortization of debt discount and other deferred charges, contingency reserves, depreciation, depletion and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of any subsidiaries; provided, that there shall be excluded:

                (a) (i) the undistributed income (or net loss) of any entity which is not a Subsidiary, and (ii) the net income (or net loss) of any Subsidiary accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or a Subsidiary of such Person;

                (b) any aggregate net gain or net loss reflected during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities) other than in the ordinary course of business;

                (c) any extraordinary, unusual or non-recurring gains or losses.

          11.18 Consolidated Tangible Net Worth. "Consolidated Tangible Net Worth" shall mean with reference to any period and as to any Person the sum of the stockholder's equity and non-redeemable preferred stock, less goodwill and other intangible assets, of such Person and its Subsidiaries as set forth in the consolidated financial statements of such Person.

          11.19 Consolidated Total Tangible Assets. "Consolidated Total Tangible Assets" shall mean with reference to any period and as to any Person, the total assets, less goodwill, of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          11.20 Consolidated Current Assets. "Consolidated Current Assets" shall mean with reference to any period and as to any Person, the current assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the current portion of the projected insurance recovery on asbestos claims.

          11.21 Consolidated   Current  Liabilities.     "Consolidated   Current
Liabilities" shall mean with reference to any period and as to any Person, current liabilities of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP less the current portion of the projected insurance recovery on asbestos claims for such period.

          11.22 Debt. "Debt" as applied to any Person, shall mean, without duplication, the sum of (a) all indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed, (b) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee, (d) Capital Lease Obligations and (e) all recourse obligations of such Person, whether absolute or contingent, matured or unmatured, including, without limitation any Guarantee, related to asset securitization programs established by such Person to which such Person has sold any of its assets. In determining the Debt of any Person there shall be included all indebtedness of such Person of the character referred to in clauses (a) through (e) deemed to be extinguished under GAAP but for which such Person remains legally liable.

          11.23 Environmental Laws. "Environmental Laws" shall mean all applicable federal, state, and local statutes, regulations, ordinances, rules and orders as in effect from time to time pertaining to the environment (land, air, and water), pollution, asbestos, waste disposal, and the handling, use, storage or disposal of hazardous or toxic substances, whether on-site or off-site, including without limitation CERCLA, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Safe Drinking Water Act, the Occupational Safety and Health Act and all applicable state statutes, as amended from time to time.

          11.24 ERISA.   "ERISA"  shall  mean  the  Employee  Retirement  Income
Security Act of 1974, as amended from time to time.

          11.25 Event of Default. "Event of Default" shall mean the occurrence of an event described in Section 9.

          11.26 Financial Statements. "Financial Statements" shall mean the audited financial statements (balance sheet, statement of income, statement of cash flows) of the Company and its Subsidiaries on a consolidated basis for the Fiscal Year ended December 31, 1993, the Company's Form 10-K for the year ended December 31, 1993, the Company's Quarterly Financial Report and Form 10-Q for the period ended March 31, 1994, and the Company's Proxy Statement for the annual meeting held May 12, 1994, all as provided to the Purchasers.

          11.27 Fiscal Quarter.   "Fiscal  Quarter" shall  mean any  three-month
fiscal period of the Company treated as a fiscal quarter by the Company.

          11.28 Fiscal Year. "Fiscal Year" shall mean the annual fiscal period of the Company.

          11.29 Fixed Charges. "Fixed Charges" shall mean, with reference to any period, the sum of the following for the Company and its Subsidiaries on a consolidated basis, after eliminating all intercompany items in accordance with
GAAP:

                (a) Interest Expense properly charged or chargeable to income during such period in accordance with GAAP; and

                (b) all Operating Lease Rentals properly charged or chargeable to income during such period in accordance with GAAP.

          11.30 Funded Debt. "Funded Debt" shall mean, at any date of determination, all Debt of any Person and its Subsidiaries which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the Person to a date more than one year (including an option of the Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from the date of the creation thereof; provided, that Funded Debt under this Section 11.30 shall include, at any date of determination, any portion of such Funded Debt outstanding on such date which matures on demand or within one year from such date (whether by sinking fund, other required prepayment or final payment at maturity) and which is not directly or indirectly renewable, extendible or refundable, at the option of such Person to a date more than one year from such date.

          11.31 GAAP. "GAAP" shall mean generally accepted accounting principles as set forth from time to time in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such opinions and other entities as shall be approved by a significant segment of the accounting profession, consistently applied.

          11.32 Guarantee. "Guarantee" shall mean as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be deemed to be the maximum amount for which such Person may be liable as guarantor, upon the occurrence of any contingency or otherwise, under or by virtue of its Guarantee.

          11.33 Guarantor.   "Guarantor" shall  mean either  Lime Corp.,  Canada
Refractories, U.K. Refractories, Detrick, Acquisition Corp. or Ontario Inc. and "Guarantors" shall mean all these entities.

          11.34 Hazardous Materials. "Hazardous Materials" shall mean, at any time, (a) any "hazardous substance" as defined in 101(14) of CERCLA or applicable sections of any of the Environmental Laws at such time; (b) any "hazardous waste", "infectious waste", "hazardous product", "Hazardous Material", "pollutants" or "contaminants" as defined in applicable sections of any of the Environmental Laws at such time; and (c) any additional substances, materials or products which at such time are classified or considered to be hazardous or toxic or otherwise regulated under any of the Environmental Laws.

          11.35 Intellectual Property. "Intellectual Property" shall mean any trade secret, patent, patent application, copyright, trademark, service mark, brand, brandmark, brand name, trade name, label, and every other proprietary invention, process, design, plant, work of authorship and work protectable under titles 35 or 17 of the United States Code.

          11.36 Interest Expense.   "Interest Expense" shall mean  cash interest
expense (including both capitalized and non-capitalized interest) and the interest component of Capital Leases.

          11.37 Investment.  "Investment"  shall mean as applied  to any Person,
(a) any direct or indirect purchase or other acquisition by such Person of stock or other securities of or any partnership interest in any other Person; (b) any direct or indirect capital contribution by such Person to any other Person; (c) any loan or advance by such Person to any other Person, including all debt and accounts receivable from such other Person which are not current assets or which did not arise from sales to such other Person in the ordinary course of business; (d) any direct or indirect purchase or other acquisition by such Person of any assets other than assets used in the ordinary course of business; and (e) any liability or obligation of such Person to make any such purchase, acquisition, loan, advance or capital contribution.

          11.38 Liens. "Liens" shall mean as to any Person, any interest in property securing an obligation owed to, or a claim by, any other Person including, without limitation, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement. For the purposes of this Agreement, a Person shall be deemed to be the owner of any assets which it has placed in trust for the benefit of the holders of Debt of such Person and such trust shall be deemed to be a Lien if such Debt is deemed to be extinguished under GAAP and such Person remains legally liable therefor.

          11.39 Make-Whole Premium. "Make-Whole Premium" shall mean an amount, if any, but not less than zero, by which (a) the present value as of the date in respect of which the Make-Whole Premium is to be determined of all scheduled principal and interest payments thereafter due on the portion of the principal amount of the Note to be prepaid discounted semiannually at a rate equal to the sum of 50 basis points and the then existing yield to maturity of U.S. Treasury Securities with an average life to maturity nearest to the remaining Weighted Average Life to Maturity of such Note, as determined by reference to (i) the yields for such U.S. Treasury Securities reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the respective payment date by the Bloomberg Financial Markets service available on the Telerate Information System (page 500, bid side) (or any successor service), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, as reported by the then most recent Federal Reserve Statistical Release H.15(519) which has become publicly available as of the date which is two business days prior to the date as of which prepayment is to be made (or, if such Statistical Release is no longer published, any publicly available source of such market data), exceeds (b) the portion of the principal amount of the Note to be prepaid and all accrued interest thereon.

          11.40 Margin  Security.    "Margin Security"  shall  have  the meaning
assigned to such term in Regulation G of the Board of Governors of the Federal Reserve System of the United States as amended from time to time.

          11.41 Margin Stock. "Margin Stock" shall have the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System of the United States as amended from time to time.

          11.42 Material Adverse Change or Effect. "Material Adverse Change" and "Material Adverse Effect" shall mean a material adverse change or effect, respectively, with respect to the assets, business, management, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

          11.43 Multiemployer Plan. "Multiemployer Plan" shall mean a Plan meeting the definition of "multiemployer plan" contained in either 29 U.S.C.
 1002(37) or 29 U.S.C. 1301(a)(3), or a Plan employed by more than one employer, to which contributions are or have been made by the Company or any Related Person.

          11.44 Note Guarantee. "Note Guarantee" shall mean the Guarantee of the Company's Obligation given by the Guarantors to the Noteholders, such Note Guarantee to be substantially in the form attached to this Agreement as Exhibit 11.44.

          11.45 Noteholders.  "Noteholders" shall mean the holders of the Notes,
as  reflected in  the Note  register  referenced in  Section 1.3.    The initial
Noteholders shall be the Purchasers.

          11.46 Notes. "Notes" shall mean the Notes as specified in Section 1.1 hereof.

          11.47 Obligations.   "Obligations" shall  mean all obligations  of the
Company or its Subsidiaries under the Operative Documents, including without limitation all amounts due under the Notes or any Note Guarantees.

          11.48 Operating Lease. "Operating Lease" shall mean any lease of the Company or its Subsidiaries of any property (whether real, personal or mixed) which is not a Capital Lease, other than any such lease having a term (including all renewal terms, whether or not exercised) of less than 12 months from the date of inception of such lease.

          11.49 Operating Lease Rentals. "Operating Lease Rentals" shall mean the total rentals due on Operating Leases for the respective period in question, including amounts payable in respect of taxes, maintenance and other similar impositions under the Operating Leases.

          11.50 Operative Documents. "Operative Documents" shall mean the Notes, this Agreement, the Note Guarantee and all certificates, opinions and other documents issued or delivered in connection with the Notes and this Agreement.

          11.51 Permitted Investments. "Permitted Investments" shall mean any Investment in:

                (a) one or more wholly-owned Subsidiaries or any Person which, concurrent with such Investment, becomes a wholly-owned Subsidiary;

                (b) stock or securities of a corporation in settlement of debts owing to the Company or the respective Subsidiary arising in the ordinary course of business;

                (c) marketable direct obligations issued or guaranteed by the United States of America or issued by any agency thereof maturing within one year from the date of acquisition thereof;

                (d) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, whose deposits are insured by the Federal Deposit Insurance Corporation and each having as at any date of determination combined capital and surplus of not less than $500,000,000;

                (e) commercial paper of a corporation organized under the laws of the United States of America or any state thereof or the District of Columbia maturing no more than 270 days from the date of creation thereof and having as at any date of determination the rating A-1/P-1 from Standard & Poor's Corporation and Moody's Investors Service, Inc.;

                (f) loans and advances made by the Company or any Subsidiary to its employees for expenses incurred in the ordinary course of business; and

                (g) Investments other than as described in (a) through (f) above which are existing on the Closing Date and listed on Section
          11.51 of Schedule III.

          11.52 Permitted Liens.  "Permitted Liens" shall mean:

                (a) pledges or deposits by the Company and its Subsidiaries under workman's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt by the Company or its Subsidiaries), or leases to which the Company or its Subsidiaries are parties, or deposits of cash or United States of America Government Bonds to secure surety or appeal bonds or performance bonds to which the Company or its Subsidiaries are parties or which are issued for their account;

                (b) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against the Company and its Subsidiaries with respect to which the Company and its Subsidiaries at the time shall currently be prosecuting an appeal or proceedings for review in good faith and by proper procedure and with respect to which adequate reserves have been established on the books of the Company;

                (c) Liens for taxes not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established;

                (d) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, other minor title imperfections, or other Liens incidental to the conduct of the business of the Company or any of its Subsidiaries or to the ownership of their property which Liens were not incurred in connection with Debt of the Company or any of its Subsidiaries, and which Liens do not individually or in the aggregate materially detract from the value of said properties or materially impair the operation of the business taken as a whole of the Company or such Subsidiaries;

                (e)   Liens  existing  on  the  date  hereof  and  specified  on
          Schedule III hereto, and any extension, renewal or replacement of any such Lien in respect of the same property subject thereto; provided that the principal amount of Debt associated with such Liens in no event shall exceed the principal amount of such Debt on the date hereof and do not affect the title to or use of the assets encumbered thereby;

                (f) (i) any Lien in Property or in rights relating thereto to secure any rights granted with respect to such Property in connection with the provision of all or a part of the purchase price or cost of the construction of such Property created contemporaneously with, or within 120 days after such acquisition or the completion of such construction, or (ii) any Lien in Property existing in such Property at the time of acquisition thereof, whether or not the debt secured thereby is assumed by the Company or such Subsidiary; or (iii) any Lien existing in the Property of a corporation at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the Properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Subsidiary, provided that all such Liens under this Section 11.52(f) shall not exceed 100% of the fair market value on the related property.

                (g) Liens securing Debt of the Company to a wholly-owned Subsidiary; and

                (h) other Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of the property of such Person which are not incurred in connection with the incurrence of Debt and which do not in the aggregate materially impair the use of such property in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purpose of such business.

Notwithstanding the restrictions provided herein, the Company and any one or more Subsidiaries may either (a) create, issue, incur or assume Liens otherwise prohibited, or (b) incur, create or assume unsecured Total Debt of Subsidiaries, provided that the sum of clauses (a) and (b) hereof does not exceed an amount equal to 15% of Consolidated Tangible Net Worth of the Company and its Subsidiaries.

          11.53 Person.     "Person"  shall  mean  a  corporation,  association,
partnership,   trust,  joint   venture,   organization,  business,   individual,
government (or political subdivision thereof) or governmental agency.

          11.54 Plan. "Plan" shall mean an "employee pension benefit plan" as defined in Section 3 of ERISA.

          11.55 Potential Event of Default. "Potential Event of Default" shall mean a condition or event which, with notice or the passage of time, or both, would constitute an Event of Default.

          11.56 Private Placement Memorandum. "Private Placement Memorandum" shall mean the Confidential Private Placement Memorandum dated as of June, 1994 prepared by Bear, Stearns & Co. Inc. regarding $25,000,000 of Senior Unsecured Notes due in 2001, and provided to the Purchasers to induce them to purchase the Notes.

          11.57  Property.   "Property" shall mean  any interest in any  kind of
property or asset, whether real, personal or mixed, or tangible or intangible.

          11.58 Purchasers. "Purchasers" shall mean the institutional investors who purchase the Notes and who are set forth on Schedule I.

          11.59 Rating Agencies. "Rating Agencies" shall mean Duff & Phelps, Inc., Moody's Investors Services and Standard & Poor's Corporation.

          11.60 Related Person. "Related Person" shall mean any corporation or trade or business that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company or is a member of any affiliated service group (within the meaning of Section 414(m) of the Code) which includes the Company or is otherwise treated as part of the controlled group which includes the Company (within the meaning of Section 414(o) of the Code).

          11.61 Release. "Release" or "Released" shall mean, at any time, any "release" of Hazardous Materials as defined in 101(22) of CERCLA or applicable sections of any of the Environmental Laws at such time and any terms similar thereto as used in any Environmental Laws at such time.

          11.62 Restricted Payments. "Restricted Payments" shall mean dividends (including, without limitation, dividends payable in cash and other non-cash distributions and all accrued cumulative dividends on preferred stock, but excluding dividends payable in stock of the Person); stock redemptions and repurchases; or payments with respect to warrants, options, rights or puts; other cash distributions in respect of the capital stock of the Person, excluding dividends, stock redemptions and repurchases, warrants, options, rights and puts; other cash distributions in respect of capital stock between the Person and its Subsidiaries or between Subsidiaries; and any optional prepayments of the subordinated debt of the Person or its Subsidiaries.

          11.63 SEC.  "SEC" shall mean the Securities and Exchange Commission.

          11.64 Subsidiary. "Subsidiary" shall mean as to any Person, any entity in which such Person and/or one or more Subsidiaries of such Person owns or controls a majority of the outstanding voting securities of the entity or such securities which has power to elect a majority of the board of directors.

          11.65 Significant Subsidiary.   "Significant Subsidiary" shall  mean a
Subsidiary which meets the conditions of a "significant subsidiary" set forth in
Regulation S-X promulgated by the SEC at 17 CFR   210.1-02.

          11.66 Taxes. "Taxes" shall mean all taxes, assessments and other governmental fees, charges, claims and levies, including, without limitation, any such amounts based on revenue, income, gross receipts, purchases, leases, licenses, sales, use, business, franchises, shares, operations, business occupation, capital surplus, earnings, distributions, dividends, properties, assets, wages, employment or services, and further including, without limitation, any penalties or interest thereon.

          11.67 '34 Act. "'34 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          11.68 '33 Act.   "'33 Act" shall mean  the Securities Act of  1933, as
amended from time to time.

          11.69 Total Capitalization.   "Total Capitalization" shall  mean Total
Debt plus Consolidated Tangible Net Worth.

          11.70 Total Debt. "Total Debt" shall mean all Debt of a Person except Debt to such Person from, or from such Person to, its wholly-owned Subsidiary.

          11.71 Voting Stock. "Voting Stock" shall mean capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (irrespective of whether or not at the time stock of any of the class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

          11.72 Weighted Average Life to Maturity. "Weighted Average Life to Maturity" shall mean as applied to any Debt at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Debt into
(b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is to be made.

          Section 12. Miscellaneous.

          12.1 Entire Agreement. This Agreement is the complete and exclusive statement of the understanding between the parties and supersedes all prior offers, proposals, understandings and agreements, oral or written, between the parties relating to the subject matter hereof.

          12.2 Amendments, Changes and Modifications. This Agreement may not be effectively amended, changed, modified or altered, except in writing and thereupon executed by the Company and the number of holders of all then outstanding Notes required for approvals under Section 12.9.

          12.3 Applicable Law; Submission to Jurisdiction. This Agreement shall be governed by and construed pursuant to the laws of the State of Missouri. Any legal action or proceeding with respect to this Agreement or any other Operative Document may be brought in the courts of the State of Missouri or of the United States of America for the Eastern District of Missouri, Northern Division and, by execution and delivery of this Agreement, the Company and each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company and each Guarantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company or the Guarantor at its address specified in Section 12.4, such service to become effective 30 days after such mailing. The Company and each Guarantor hereby irrevocably waives trial by jury, any objection based on forum nonconvenience, and any objection to venue of any action instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court. Nothing herein shall affect the right of any Noteholder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Guarantor in any other jurisdiction.

          12.4 Notices. All communications under the Operative Documents shall be in writing and addressed to the parties as follows:

          To the Company:

          A.P. GREEN INDUSTRIES, INC.
          Green Boulevard
          Mexico, Missouri  65265
          Attention: Chief Financial Officer
          with a copy to Michael Cooney, Esq. at such address

          To the Guarantors:

          Addressed to such Guarantors, in care of the Company at the above address

          To the Noteholders:

          At the address shown for each Noteholder on Schedule I

or such other address as the parties may specify in writing from time to time.

Notices shall be deemed given or made when served personally or when deposited in the United States mail (registered or certified) or with a nationally recognized express courier properly addressed with postage or delivery charges prepaid or when transmitted by telex or telegraphic means or by telecopy or facsimile transmissions, answer back confirmed.

          12.5 Captions. The captions and headings are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

          12.6  Counterparts.    This  Agreement  may  be  executed  in  several
counterparts and such counterparts together shall constitute one and the same instrument.

          12.7 Assignment. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Company or any Subsidiaries which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of the Noteholders. Notwithstanding the foregoing, the Company shall not assign its rights or delegate its duties under this Agreement, except in connection with a merger or consolidation permitted by Section 7.2, without the prior written consent of each of the Noteholders.

          12.8 Survival of Representations and Warranties. All representations and warranties made herein, and in the certificates delivered pursuant hereto, shall survive the execution and delivery to the Noteholders of this Agreement, any inspection, investigation or audit made by or on behalf of the Noteholders, the purchase of the Notes, and the disposition of the proceeds thereof, and such representations and warranties shall continue in full force and effect so long as any Note is outstanding and unpaid or the Company has not satisfied in full its Obligations to the Noteholders.

          12.9 Consents; Noteholder Action. Except as otherwise provided herein, all actions, consents, waivers and approvals by the Noteholders shall be deemed taken or given and amendments hereto deemed agreed to if the holders of more than 51% or more in principal amount of the outstanding Notes have indicated their assent. Any concessions made by the Company to any Noteholder shall be offered to and for the benefit of all Noteholders. Notwithstanding the foregoing, any amendment to or waiver of the payment terms of the Notes (including, without limitation, any amendment or waiver respecting maturity, principal amount, interest rate, Make-Whole Premium, or timing of payment of any of the foregoing, regardless of whether related to mandatory or optional payments) or any amendment or waiver to the percentage voting requirement contained herein shall require the unanimous approval of the holders of all Notes. For purposes of this Agreement, Notes held by the Company, its Subsidiaries, or their Affiliates shall not be considered in determining whether any percentage voting requirement has been satisfied.

          12.10 Reproduction of Documents. This Agreement, the Operative Documents, and all documents, instruments, agreements and certificates relating thereto, including, without limitation all consents, waivers, approvals, amendments and notices which may hereafter be executed or given, all documents delivered at Closing (excluding the Notes) and all documents, materials, certificates and reports previously or hereafter provided to the Noteholders by the Company (including, without limitation, the Financial Statements and the Private Placement Memorandum) may be reproduced by the Noteholders by photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the original of any such reproduction may be destroyed. The Company hereby stipulates and agrees that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding whether or not the original is in existence and whether or not such reproduction was made in the regular course of business and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          12.11 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.


          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July 29, 1994.


          COMPANY:            A.P. GREEN INDUSTRIES, INC.


                              By:    /s/ Gary L. Roberts
                              Name:  Gary L. Roberts
                              Title: Treasurer


          GUARANTORS:         APG LIME CORP.


                              By:    /s/ Gary L. Roberts
                              Name:  Gary L. Roberts
                              Title: Treasurer


                              A.P. GREEN REFRACTORIES (CANADA), LTD.)


                              By:    /s/ Gary L. Roberts
                              Name:  Gary L. Roberts
                              Title: Treasurer



                              A.P. GREEN REFRACTORIES LIMITED (UNITED KINGDOM)


                              By:    /s/ Gary L. Roberts
                              Name:  Gary L. Roberts
                              Title: Director


                              DETRICK REFRACTORY FIBERS, INC.


                              By:    /s/ Gary L. Roberts
                              Name:  Gary L. Roberts
                              Title: Treasurer

                              GENERAL ACQUISITION CORPORATION


                              By:    /s/ Gary L. Roberts
                              Name:  Gary L. Roberts
                              Title: Treasurer


                              1086215 ONTARIO Inc.


                              By:    /s/ Gary L. Roberts
                              Name:  Gary L. Roberts
                              Title: Treasurer


          NOTEHOLDERS:        CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                              By CIGNA Investments, Inc.


                              By:    /s/ Stephen L. Roberts
                              Name:  Stephen L. Roberts
                              Title: Vice President


                              CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of one or more separate accounts
                              By CIGNA Investments, Inc.


                              By:    /s/ Stephen L. Roberts
                              Name:  Stephen L. Roberts
                              Title: Vice President


                              THE FRANKLIN LIFE INSURANCE COMPANY


                              By:    /s/ Daniel C. Leimbach
                              Name:  Daniel C. Leimbach
                              Title: Vice President

                              By:    /s/ Eliz E. Arthur
                              Name:  Elizabeth E. Arthur
                              Title: Assistant Secretary

                              PHYSICIANS LIFE INSURANCE COMPANY


                              By:    /s/ K. Lange
                              Name:  Kathy R. Lange
                              Title: Senior Portfolio Manager


                              GUARANTEE TRUST LIFE INSURANCE COMPANY


                              By:    /s/ K. Lange
                              Name:  Kathy R. Lange
                              Title: Senior Portfolio Manager


                              HOMESTEADERS LIFE COMPANY


                              By:    /s/ K. Lange
                              Name:  Kathy R. Lange
                              Title: Senior Portfolio Manager


                              WORLD INSURANCE COMPANY


                              By:    /s/ K. Lange
                              Name:  Kathy R. Lange
                              Title: Senior Portfolio Manager